Exhibit 10.36C
EXECUTION COPY

OMNIBUS AMENDMENT NO. 3

This OMNIBUS AMENDMENT NO. 3, dated as of September 4, 2018 (this “Amendment”), is entered into by and among COFINA FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), CHS INC. (“CHS”), a Minnesota corporation, as Servicer (in such capacity, the “Servicer”) and as an Originator, CHS CAPITAL, LLC, as an Originator (together with CHS, the “Originators”), the CONDUIT PURCHASERS, COMMITTED PURCHASERS and PURCHASER AGENTS set forth on the signature pages hereto, and MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and is (i) the third amendment to the RPA (as defined below) and (ii) the third amendment to the Sale Agreement (as defined below).

RECITALS

A.WHEREAS, the Seller, the Servicer, CHS, the Purchasers, the Purchaser Agents and the Administrative Agent have entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (as amended by that certain First Amendment to Amended and Restated Receivables Purchase Agreement dated as of June 28, 2018, as amended by that certain Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of August 20, 2018, and as further amended, restated, supplemented or otherwise modified through the date hereof, the “RPA”); and

B.WHEREAS, pursuant to and in accordance with Section 13.1 of the RPA, the Seller, the Servicer, the Purchasers, the Purchaser Agents and the Administrative Agent desire to amend the RPA as provided herein;

C.WHEREAS, the Originators and the Seller have entered into that certain Sale and Contribution Agreement, dated as of July 22, 2016 (as amended by that certain Omnibus Amendment No. 1, dated as of February 14, 2017, as amended by that certain Omnibus Amendment No. 2, dated as of July 18, 2017, and as further amended, restated, supplemented or otherwise modified through the date hereof, the “Sale Agreement” and, together with the RPA, the “Agreements”); and

D.WHEREAS, pursuant to and in accordance with Section 8.1 of the Sale Agreement, the Originators, the Seller, the Administrative Agent and the Purchasers desire to amend the Sale Agreement as provided herein.

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.Definitions and Interpretation. Each capitalized term used but not defined herein has the meaning ascribed thereto in Appendix A to the RPA. The rules of interpretation set forth in Appendix A to the RPA are hereby incorporated as if fully set forth herein.

SECTION 2.Amendments to the RPA. The Seller, the Servicer, the Purchasers, the Purchaser Agents and the Administrative Agent hereby agree that the RPA is amended in its entirety in the form of Exhibit A attached hereto.

SECTION 3.Amendments to the Sale Agreement. The Originators, the Seller, the Administrative Agent and the Purchasers hereby agree that the Sale Agreement is amended in its entirety in the form of Exhibit B attached hereto.

SECTION 4.Agreements in Full Force and Effect as Amended. Except as specifically amended hereby, all provisions of the Agreements shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreements other than as expressly set forth herein and shall not constitute a novation of the Agreements.

SECTION 5.Representations and Warranties. Each of the Seller, the Servicer and the Originators hereby represent and warrant to the Administrative Agent and the Purchasers, as of the date of this Amendment, as follows:

(a)this Amendment has been duly executed and delivered by it;

(b)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law);

(c)no authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Amendment;

(d)the execution, delivery and performance by it of this Amendment (i) is within its limited liability company or corporate powers, (ii) has been duly authorized by all necessary limited liability company or corporation action, and (iii) does not contravene, violate or breach (1) its organizational documents or (2) any Applicable Law; and

(e)immediately after giving effect to this Amendment, (i) each of the representations and warranties of the Seller, the Servicer or the Originators, as applicable, set forth in the RPA (in the case of the Seller and the Servicer) or in the Sale Agreement (in the case of the Seller and the Originators) that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period), and (ii) no Event of Termination, Unmatured Event of Termination, Servicer Termination Event or Unmatured Servicer Termination Event has occurred and is continuing.

SECTION 6.Conditions to Effectiveness. This Amendment shall become effective (the “Effective Date”) upon receipt by the Administrative Agent of:

(a) executed counterparts of this Amendment; this Amendment, duly executed and delivered by each party hereto;
(b)the No-Petition Letter Agreement, dated as of the date hereof, duly executed and delivered by the parties thereto;
(c)the Amended and Restated Subordinated Notes (“Amended and Restated Subordinated Notes”), dated as of the date hereof, duly executed and delivered by the Seller in favor of each Originator; and

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(d)a favorable bring-down opinion, dated as of the date hereof, relating to the true sale and non-consolidation opinion of Dorsey & Whitney LLP, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.Consent. The Administrative Agent and each Purchaser hereby consents to the delivery and execution of the Amended and Restated Subordinated Notes issued by Cofina to CHS Inc. and CHS Capital, LLC, as applicable.

SECTION 8.Miscellaneous.

(a)This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of an originally executed counterpart.

(b)Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE POOL ASSETS OR RELATED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

(d)Headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

(e)Section 13.7 of the RPA is hereby incorporated as if fully set forth herein.

(f)This Amendment is a Transaction Document and all references to a “Transaction Document” in the Agreements and the other Transaction Documents (including, without limitation, all such references in the representations and warranties in the Agreements and the other Transaction Documents) shall be deemed to include this Amendment.

(g)Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COFINA FUNDING, LLC, as Seller

By:________________________________
Name:
Title:

CHS INC., as Servicer and an Originator

By:________________________________
Name:
Title:

CHS CAPITAL, LLC, as Servicer and an Originator

By:________________________________
Name:
Title:

MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent, a Committed Purchaser and Purchaser Agent for the MUFG Purchaser Group

By:________________________________
Name:
Title:

VICTORY RECEIVABLES CORPORATION, as a Conduit Purchaser

By:________________________________
Name:
Title:

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., as a Conduit Purchaser

By:
Name:
Title:

By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A., as a Committed Purchaser

By:
Name:
Title:

By:
Name:
Title:

Coöperatieve Rabobank U.A., NEW YORK BRANCH, as Purchaser Agent for the Rabobank Purchaser Group

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

Attached.

EXHIBIT B

Attached.

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
Dated as of July 18, 2017
and
as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement dated as of June 28, 2018, the Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of August 20, 2018, and the Omnibus Amendment No. 3, dated as of September 4, 2018 among
CHS INC.,
individually and as Servicer,
COFINA FUNDING, LLC,
as Seller,
THE VARIOUS CONDUIT PURCHASERS, COMMITTED PURCHASERS, AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,
and
MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),
as Administrative Agent

		Page
ARTICLE I	PURCHASES AND REINVESTMENTS	2
SECTION 1.1	Purchases; Limits on Purchasers' Obligations	2
SECTION 1.2	Purchase Procedures; Assignment of Seller's Interests	3
WHERE:		4
SECTION 1.3	Reinvestments of Certain Collections; Payment of Remaining Collections; Asset Interest	5
ARTICLE II	COMPUTATIONAL RULES	7
SECTION 2.1	Selection of Rate Tranches	7
SECTION 2.2	Computation of each Purchaser Group Investment and each Purchaser's Tranche Investment	8
SECTION 2.3	Computation of Account Debtor Concentration Limit, Account Debtor Concentration Overage Amount, Concentration Overage Amount (Loans) and Unpaid Balance	8
SECTION 2.4	Computation of Yield	8
SECTION 2.5	Estimates of Yield Rate, Fees, Etc.	8
ARTICLE III	SETTLEMENTS	9
SECTION 3.1	Settlement Procedures	9
SECTION 3.2	Deemed Collections; Event of Repurchase; Reduction of Total Investment, Etc.	12
SECTION 3.3	Payments and Computations, Etc.	14
SECTION 3.4	Treatment of Collections and Deemed Collections	17
ARTICLE IV	FEE AND YIELD PROTECTION	17
SECTION 4.1	Fees	17
SECTION 4.2	Yield Protection	17
SECTION 4.3	Funding Losses	19
ARTICLE V	CONDITIONS PRECEDENT	20
SECTION 5.1	Closing Date	20
SECTION 5.2	Effective Date	20
SECTION 5.3	Conditions Precedent to All Purchases and Reinvestments	21
ARTICLE VI	REPRESENTATIONS AND WARRANTIES	21
SECTION 6.1	Representations and Warranties of Seller	21

i

(continued)

ii

(continued)

iii

(continued)

Page
SECTION 13.22	Amendment and Restatement	70

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APPENDIX A        Definitions

SCHEDULE I        Payment Instructions
SCHEDULE 13.2    Addresses for Notices

EXHIBIT A        Credit and Collection Policy
EXHIBIT B        Collection Accounts; Lockboxes; Originator Specified Accounts;
Concentration Account
EXHIBIT C        Purchaser Groups
EXHIBIT D        Form of Loan Documents
EXHIBIT E        Form of Notice of Purchase
EXHIBIT F        Form of Notice of Payment
EXHIBIT 3.1(a)    Form of Information Package

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AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of July 18, 2017, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement dated as of June 28, 2018, the Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of August 20, 2018, and the Omnibus Amendment No. 3, dated as of September 4, 2018 (this “Agreement”), is among CHS INC., a Minnesota corporation (“CHS”), individually and as initial Servicer, COFINA FUNDING, LLC, a Delaware limited liability company (“Seller”), the various CONDUIT PURCHASERS, COMMITTED PURCHASERS and PURCHASER AGENTS from time to time party hereto, and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG”), as administrative agent on behalf of the Affected Parties (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).
B A C K G R O U N D:
1.    Originators have, and expect to have, Receivables and Loans which Originators intend to absolutely and irrevocably sell or contribute, as applicable, to Seller pursuant to the Sale Agreement.
2.    Seller is a special purpose, bankruptcy-remote, limited liability company and indirect wholly-owned subsidiary of CHS.
3.    Seller, in turn, intends to sell to Administrative Agent, on behalf of Purchasers, all of its right, title and interest in, to and under the Pool Assets and certain other related assets and proceeds of the foregoing which Seller is acquiring from Originators.
4.    Seller has requested that Administrative Agent on behalf of Purchasers, and Administrative Agent on behalf of Purchasers has agreed, subject to the terms and conditions contained in this Agreement, to purchase such Pool Assets and certain other related assets, referred to herein as the Asset Interest, from Seller from time to time during the term of this Agreement.
5.    Seller, Purchasers, Purchaser Agents and Administrative Agent also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Assets, which Reinvestment shall constitute part of the Asset Interest.
6.    Seller, Purchasers, Purchaser Agents and Administrative Agent also desire that, pursuant to the terms hereof, CHS be appointed, and act, as the initial Servicer of the Pool Assets.
7.    Seller, Purchasers, Purchaser Agents and Administrative Agent also desire that Performance Guarantor guarantee the obligations of the Originators and Servicer under the Transaction Documents in accordance with the terms of the Performance Guaranty.
8.    MUFG has been requested, and is willing, to act as Administrative Agent.
9.    Each of the Purchaser Agents has been requested by the Purchasers in its Purchaser Group, and is willing, to act as Purchaser Agent for such Purchasers.
10.    The parties hereto are party to that certain Receivables Financing Agreement, dated as of July 22, 2016, as amended (the “Original Agreement”) and, subject to Section 13.22, wish to amend and restate the Original Agreement in its entirety in the form set out herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
Capitalized terms used and not otherwise defined in this Agreement are used as defined in (or by reference in) Appendix A, and the other interpretive provisions set out in Appendix A shall be applied in the interpretation of this Agreement.
ARTICLE I

PURCHASES AND REINVESTMENTS

SECTION 1.1Purchases; Limits on Purchasers’ Obligations.

(a)Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Purchase Termination Date, Seller may request that Administrative Agent, on behalf of Conduit Purchasers or, if any Conduit Purchaser is unable or unwilling to make a purchase, the related Committed Purchaser in such Conduit Purchaser’s Purchaser Group, purchase from Seller the Pool Assets and Related Assets from time to time (each such purchase, a “Purchase”) and Administrative Agent, on behalf of such Purchasers, shall make such Purchase subject to the terms and conditions of this Agreement in an amount (the “Purchase Price”) equal in each instance to the lesser of: (i) the amount requested by Seller under Section 1.2(a), and (ii) the largest amount that will not cause (a) with respect to any Purchaser Group, such Purchaser Group’s Purchaser Group Investment to exceed such Purchaser Group’s Purchaser Group Commitment, (b) the aggregate Total Investment to exceed the Purchasers’ Total Commitment, or (c) the Total Investment to exceed the sum of the Receivables Investment Base and the Loan Investment Base at such time; provided, however, that if any requested Conduit Purchaser is unwilling or unable for any reason to make such Purchase, Seller shall be deemed to have requested that the related Committed Purchaser in such Conduit Purchaser’s Purchaser Group make such Purchase subject to the limitations set forth in the foregoing clause (ii). Each Purchase made pursuant to this Section 1.1 shall be in an amount at least equal to $5,000,000 and, in each case, in integral multiples of $100,000 in excess thereof. Each Committed Purchaser hereby agrees, on the terms and subject to the conditions hereof, to make Purchases deemed to be so requested by Seller under this Section 1.1 if the Conduit Purchaser in such Committed Purchaser’s Purchaser Group is unable or unwilling to make such Purchase, so long as after giving effect to such Purchase (and any other Purchase to be made on such date) (i) the aggregate Total Investment would not exceed the Purchasers’ Total Commitment, (ii) the Purchaser Group’s Purchaser Group Investment would not exceed such Purchaser Group’s Purchaser Group Commitment, and (iii) the aggregate Total Investment would not exceed the sum of the Receivables Investment Base and the Loan Investment Base at such time. At no time shall a Conduit Purchaser that is not a Committed Purchaser have any obligation or commitment to make any Purchase.

SECTION1.2 Purchase Procedures; Assignment of Seller’s Interests.

(a)Notice of Purchase. Except as set forth in Section 1.3, each Purchase shall be made pursuant to a Notice of Purchase delivered by Seller and received by Administrative Agent and each Purchaser Agent not later than 11:00 a.m. (New York City time) on the second (2nd) Business Day preceding the date of such proposed Purchase. Each such Notice of Purchase shall specify (A) the desired Purchase Price and date of such proposed Purchase (which shall be a Business Day), (B) the amount of such proposed Purchase to be allocated to each Purchaser Group in accordance with each Purchaser Group’s Ratable Share, and (C) a pro forma calculation of the Asset Interest after giving effect to such Purchase and any other Purchase proposed to be made on such day; provided, however, that Seller shall not request, and the Purchasers shall not be required to fund, more than six (6) Purchases per calendar month (for the avoidance of doubt, this shall not, however, restrain the making of Reinvestments of Collections in accordance with the terms and conditions of this Agreement in any calendar month). If any Conduit Purchaser is willing and able, in its sole discretion, to make its Ratable Share of a Purchase requested of it pursuant to this Section 1.2(a) subject to the terms and conditions hereof, such Conduit Purchaser shall make such Purchase by transferring such amount in accordance with clause (b) below on the requested date of Purchase. If any Conduit Purchaser is unwilling or unable for any reason to make its Ratable Share of such Purchase, subject to the terms and conditions hereof, the Committed Purchaser in such Conduit Purchaser’s Purchaser Group, subject to the terms and conditions hereof, shall make its Ratable Share of such Purchase by transferring such amount in accordance with clause (b) below.

(b)Payment of Purchase Price. On the date of each Purchase hereunder, the applicable Purchasers, or the related Purchaser Agent, shall, upon satisfaction of the applicable conditions set forth herein (including in Article V), make available to the Seller their Ratable Share of the aggregate Purchase Price with respect to such Purchase in immediately available funds at the following account:

Holder Name:     COFINA FUNDING, LLC
Bank Name:     BMO Harris Bank, N.A.
Address:    320 E. Lake St., Minneapolis, MN 55408
Account Number:     XXXXXXX
ABA Number:    071000288
Reference:    Cofina Funding Securitization Program
(Attn: Brent Dickson)

or such other account as designated from time to time by Seller in a written notice to Administrative Agent and each Purchaser Agent.
(c)Sale and Assignment of Asset Interest. Seller hereby absolutely and irrevocably sells, assigns and transfers to Administrative Agent (on behalf of Purchasers) (ratably, according to each Purchaser Group’s Purchaser Group Investment), upon the payment of the aggregate Purchase Price, effective on and as of the date of each Purchase and Reinvestment hereunder, all of its right, title and interest in, to and under all Pool Assets and Related Assets and all proceeds of any of the foregoing, whether currently owned or existing or thereafter arising, acquired or originated, or in which Seller now or hereafter has any rights, and wherever so located (the assets so assigned to include not only the Pool Assets and Related Assets existing as of the date of such Purchase but also all future Pool Assets and the Related Assets acquired by Seller from time to time as provided in Section 1.3). Administrative Agent’s (on behalf of the Purchasers) right, title and interest in, to and under all such assets is herein called the “Asset Interest”.

On any date the Asset Interest will represent Purchasers’ ownership interest in all then outstanding Pool Assets and all Related Assets with respect thereto (including all Collections and other proceeds thereof as described in this Section 1.2(c)), as at such date. On any date, the Asset Interest will be equal to a percentage, expressed as the following fraction:
TI + RR
NPB
where:

TI	=	Total Investment;
RR	=	the Required Reserves; and
NPB	=	the Net Pool Balance;

in each case as of that date; provided, that the Asset Interest will remain constant at 100% of the Net Pool Balance at all times on and after the Purchase Termination Date until the Final Payout Date. Administrative Agent’s right, title and interest in and to such assets, for the benefit of the Purchasers, is herein called the “Asset Interest”.
(d)Characterization as a Purchase and Sale; Recharacterization. It is the intention of the parties to this Agreement that the conveyance of Seller’s right, title and interest in, to and under the Asset Interest to Administrative Agent (on behalf of Purchasers) pursuant to this Agreement shall not constitute a purchase and sale and shall instead constitute a pledge and financing, and such purchase and sale of the Asset Interest to Administrative Agent (on behalf of Purchasers) hereunder shall be treated as a financing for all purposes including, U.S. federal, state and local income and franchise tax and accounting purposes. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties. Accordingly, the Seller hereby grants to Administrative Agent (on behalf of the Affected Parties) a security interest to secure Seller’s Obligations hereunder in the Asset Interest as provided in Section 9.1. Each of the parties hereto hereby acknowledges and intends that no Purchase hereunder shall constitute, or be deemed to constitute, a Security under U.S. securities laws or within the meaning of the UCC. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties hereto.

(e)Tax Treatment. It is the intention of the parties to this Agreement that for U.S. federal, state and local income and franchise tax purposes, each Purchase will be treated as a loan from the applicable Purchaser to Seller (it being understood that all payments to the Purchasers, in their capacity as such, representing Yield, fees and other amounts accrued under this Agreement or the other Transaction Documents shall be deemed to constitute interest payments).

(f)Purchasers’ Limitation on Payments. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, none of the Purchasers, Purchaser Agents or Administrative Agent shall, and none of them shall be obligated (whether on behalf of a Purchaser or otherwise) to, pay any amount to Seller as a Reinvestment under Section 1.3, except to the extent that Collections are available for distribution to Seller for such purpose in accordance with this Agreement. In addition, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the obligations of any Conduit Purchaser under this Agreement and all other Transaction Documents shall be payable by such Conduit Purchaser solely to the extent of funds received from Seller in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay such Person’s matured and maturing Commercial Paper Notes or other senior indebtedness when due. Any amount which Administrative Agent, a Purchaser Agent or a Purchaser is not obligated to pay pursuant to the operation of the two preceding sentences shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against, or corporate obligation of, any Purchaser Agent, any Purchaser or Administrative Agent, as applicable, for any such insufficiency unless and until such amount becomes available for distribution to Seller pursuant to the terms hereof.

(g)Obligations Not Assumed. The foregoing sale, assignment and transfer does not constitute, and is not intended to result in, the creation or an assumption by Administrative Agent, any Purchaser Agent, any Purchaser or any other Affected Party of any obligation or liability of the Seller, any Originator, the Servicer or any other Person under or in connection with all, or any portion of, the Asset Interest (including the Pool Assets and Related Assets), all of which shall remain the obligations and liabilities of the Seller, the Originators, the Servicer and such other Persons, as applicable.

(h)Obligations. Each Committed Purchaser’s obligations hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligations hereunder to make payment for any Purchase.

(i)[Reserved].

SECTION1.3 Reinvestments of Certain Collections; Payment of Remaining Collections;
Asset Interest.

(a)On the close of business on each Business Day during the period from the Effective Date to the Final Payout Date, Servicer shall, on behalf of Administrative Agent (for the benefit of the Affected Parties), out of all Collections from Pool Assets received since the end of the immediately preceding Business Day:
(i)set aside and hold in trust for Administrative Agent on behalf of the Affected Parties, an amount (based on information provided by Administrative Agent pursuant to Article II) equal to the sum of (a) the estimated amount of Yield accrued in respect of each Rate Tranche, (b) all other amounts due to Administrative Agent, Purchaser Agents, Purchasers or any other Affected Party hereunder (including Deemed Collections, Repurchase Payments and costs and expenses described in Section 13.6), (c) all Custodian fees and expenses due to the Custodian under the Custodian Agreement, (d) the Servicing Fee (in each case, accrued through such day and not so previously set aside or anticipated to accrue through the end of the then current Settlement Period, as determined by Servicer based upon, among other relevant information, the then outstanding Total Investment and the Yield Rates then in effect) and (e) any other obligations of Seller hereunder and under the other Transaction Documents accrued through such day and not previously set aside, or then due and owing or otherwise outstanding (other than any portion of the Total Investment that is not otherwise payable on the following Settlement Date); and

(ii)subject to Sections 3.1(c)(iv) and 3.2(c), set aside such Collections as are not required to be set aside and held in trust pursuant to clause (i) above (including any such Collections not set aside but commingled), for Seller to pay to the Originators for additional Pool Assets and Related Assets with respect to such Pool Assets (each such purchase being a “Reinvestment”); provided, that, (A) if (I) the Total Investment would exceed the sum of the Receivables Investment Base and the Loan Investment Base, (II) any Purchaser Group’s Purchaser Group Investment would exceed the related Purchaser Group Commitment or (III) the Total Investment would exceed the Purchasers’ Total Commitment (in each case, at such time and after giving effect to such Reinvestment), then Servicer (for the benefit of the Purchasers) shall only make Reinvestments after first setting aside and holding in trust for the benefit of Administrative Agent on behalf of the Affected Parties in accordance with Section 3.4, a portion of such Collections which, together with other Collections previously set aside for such purpose and then so held, shall equal the amount necessary to reduce (i) the Total Investment to an amount equal to or less than the Purchasers’ Total Commitment, (ii) each Purchaser Group’s Purchaser Group Investment to an amount equal to or less than the related Purchaser Group Commitment and (iii) the Total Investment to an amount equal to or less than the sum of the Receivables Investment Base and the Loan Investment Base, in each case, at such time (any remaining Collections after giving effect to this proviso shall then be applied as described above in this Section 1.3(a)(ii)); and (B) if the conditions precedent to Reinvestment in clause (a), (b) or (d) of Section 5.3 are not satisfied or no Reinvestments are to be made in accordance with Section 3.2(c), then Servicer shall not apply any of such remaining Collections to a Reinvestment.

(b)Unreinvested Collections. Subject to Sections 1.3(a)(ii) and 3.1(c)(iv), Servicer shall set aside and hold in trust for the benefit of Administrative Agent on behalf of the applicable Affected Parties, all Collections which, pursuant to clause (ii) of Section 1.3(a), may not be reinvested in the Pool Assets and Related Assets. If, prior to the date when such Collections are required to be paid to the applicable Purchaser Agents for the benefit of the applicable Affected Parties, pursuant to Section 1.3(c), the amount of Collections so set aside exceeds the amount, if any, necessary to reduce (i) the Total Investment to an amount equal to or less than the Purchasers’ Total Commitment, (ii) each Purchaser Group’s Purchaser Group Investment to an amount equal to or less than the related Purchaser Group Commitment and (iii) Total Investment to an amount equal to or less than the sum of the Receivables Investment Base and the Loan Investment Base (in each case, at such time), and the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of Section 5.3 are satisfied and Reinvestments are permitted in accordance with Section 3.2(c), then Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) in accordance with Section 1.3(a)(ii) to the making of a Reinvestment.

(c)Payment of Amounts Set Aside.

(i)Servicer shall pay all amounts of Collections set aside and held in trust pursuant to clause (i) of Section 1.3(a) in respect of Yield on a Rate Tranche not funded by the issuance of Commercial Paper Notes (including under a Liquidity Agreement or an Enhancement Agreement) to the applicable Purchaser Agent on the last day of the then current Yield Period for such Rate Tranche based on information provided by such Purchaser Agent pursuant to Article II, or during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, on such earlier date or dates as any such Purchaser Agent shall require on at least two (2) Business Days’ prior written notice to Servicer.

(ii)Servicer shall pay all amounts of Collections set aside and held in trust pursuant to clause (i) of Section 1.3(a) above and not applied pursuant to clause (i) of this Section 1.3(c) to the applicable Purchaser Agent on the Settlement Date for each Settlement Period, as provided in Section 3.1, or during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, on such earlier date or dates as any such Purchaser Agent shall require on at least two (2) Business Days’ prior written notice to Servicer.

(iii)Servicer shall pay all amounts set aside and held in trust pursuant to Section 1.3(b) above (and not otherwise applied pursuant to the last sentence of such Section) to the applicable Purchaser Agent for the account of the Affected Parties (A) on the last day of the then current Yield Period for any Rate Tranche not funded by the issuance of Commercial Paper Notes in an amount not exceeding each Committed Purchaser’s Tranche Investment of such Rate Tranche (based on information provided by the applicable Purchaser Agent pursuant to Article II), and (B) on the Settlement Date for each Settlement Period, as provided in Section 3.1, in an amount not exceeding each Conduit Purchaser’s Tranche Investment of the Rate Tranche funded by Commercial Paper Notes (based on information provided by the applicable Purchaser Agent pursuant to Article II), or, in the case of clause (A) or clause (B) above, during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, on such earlier date or dates as any Purchaser Agent shall require on at least two (2) Business Days’ prior written notice to Servicer.

(d)Reduction of Total Investment. Neither the Total Investment nor any Purchaser Group’s Purchaser Group Investment, shall be reduced by the amount of Collections set aside pursuant to this Section unless and until such Collections are actually received by the applicable Purchaser Agent for application hereunder to reduce Total Investment and the applicable Purchaser Group’s Purchaser Group Investment in accordance with the terms hereof.

ARTICLE II

COMPUTATIONAL RULES

SECTION 2.1Selection of Rate Tranches. Subject to the requirements set forth in this Article II, each Purchaser Agent shall from time to time, only for purposes of computing Yield with respect to each Purchaser in its Purchaser Group, account for the Asset Interest in terms of one or more Rate Tranches, and the applicable Yield Rate may be different for each Rate Tranche. Each Purchaser Group’s Purchaser Group Investment shall be allocated to each Rate Tranche by the related Purchaser Agent to reflect the funding sources for each portion of the Asset Interest, so that:

(a)there will be one or more Rate Tranches, selected by each Purchaser Agent, reflecting the portion, if any, of the Asset Interest funded or maintained by its related Committed Purchaser other than through the issuance of Commercial Paper Notes (including by outstanding Liquidity Advances or by funding under an Enhancement Agreement); and

(b)there will be a Rate Tranche, selected by each Purchaser Agent, equal to the excess of such Purchaser Group’s aggregate Purchaser Group Investment over the aggregate amounts allocated at such time pursuant to clause (a) above, which Rate Tranche shall reflect the portion of the Asset Interest funded or maintained by Commercial Paper Notes.

SECTION 2.2Computation of each Purchaser Group Investment and each Purchaser’s Tranche Investment. In making any determination of any Total Investment, any Purchaser Group’s Purchaser Group Investment and any Purchaser’s Tranche Investment, the following rules shall apply:

(a)each Purchaser Group’s Purchaser Group Investment shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually received by the applicable Purchaser Agent in accordance with the terms hereof;

(b)each Purchaser Group’s Purchaser Group Investment (or any other amounts payable under any Transaction Document) shall not be considered reduced (or paid) by any distribution of any portion of Collections or other payments, as applicable, if at any time such distribution or payment is rescinded or must otherwise be returned for any reason; and

(c)if there is any reduction in any Purchaser Group’s Purchaser Group Investment, there shall be a corresponding reduction (in the aggregate) in such Purchaser’s Tranche Investment with respect to one or more Rate Tranches selected by the related Purchaser Agent in its sole discretion (subject to Section 1.3(c)(iii)).

SECTION 2.3Computation of Account Debtor Concentration Limit, Account Debtor Concentration Overage Amount, Concentration Overage Amount (Loans) and Unpaid Balance. In the case of any Account Debtor which is an Affiliate of any other Account Debtor, the Account Debtor Concentration Limit, the Account Debtor Concentration Overage Amount and the aggregate Unpaid Balance of Pool Receivables of such Account Debtors shall be calculated as if such Account Debtors were one Account Debtor. In the case of any Obligor which is an Affiliate of any other Obligor, the Concentration Overage Amount (Loans) and the aggregate Unpaid Balance of Pool Loans of such Obligors shall be calculated as if such Obligors were one Obligor.

SECTION 2.4Computation of Yield. In making any determination of Yield, the following rules shall apply:

(a)each Purchaser Agent shall determine the Yield accruing with respect to each Rate Tranche for the Purchasers in its Purchaser Group, based on the Yield Period therefor determined in accordance with Section 2.1 and the other terms hereof (or, in the case of the Rate Tranche funded by Commercial Paper Notes, each Settlement Period), in accordance with the definition of Yield;

(b)no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law; and

(c)Yield for any Rate Tranche shall not be considered paid by any distribution or other payment if at any time such distribution or payment is rescinded or must otherwise be returned for any reason.

SECTION 2.5Estimates of Yield Rate, Fees, Etc. It is understood and agreed that (a) the Yield Rate for any Rate Tranche may change from one applicable Yield Period or Settlement Period to the next, and the applicable Bank Rate, Base Rate or CP Rate used to calculate the applicable Yield Rate may, to the extent set forth in the definitions thereof contained in Appendix A, change from time to time and at any time during an applicable Yield Period or Settlement Period, (b) any rate information provided by any Purchaser Agent to Seller or Servicer shall be based upon such Purchaser Agent’s good faith estimate, (c)

the amount of Yield actually accrued with respect to a Rate Tranche during any Yield Period (or, in the case of the Rate Tranche funded by Commercial Paper Notes, any Settlement Period) may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (d) the amount of fees and amounts provided for in Section 4.3 payable to any Affected Party accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the applicable Purchaser Agent or otherwise to any other Person with respect to such accrued amount, as and to the extent provided in Section 3.1.

ARTICLE III

SETTLEMENTS

SECTION 3.1Settlement Procedures.

The parties hereto will take the following actions with respect to each Settlement Period:
(a)Information Package. On the twentieth (20th) day of each calendar month (or if such day is not a Business Day, the next Business Day) following the Cut-Off Date for such Settlement Period (each a “Reporting Date” for and related to the Settlement Period ending immediately prior to such date), Servicer shall deliver to Administrative Agent and each Purchaser Agent an e-mail attaching an Excel file and a file in .pdf or similar format signed by Servicer containing the information described in Exhibit 3.1(a), including the information calculated by Servicer pursuant to this Section 3.1 (each, an “Information Package”) for the related Settlement Period; provided that Administrative Agent may modify, in any reasonable respect, the information required to be provided by Servicer in, or the form of, the Information Package upon reasonable prior notice to Servicer; provided further that during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, Administrative Agent or any Purchaser Agent may request, in its sole discretion, Servicer to, and Servicer agrees to, deliver any information related to the Asset Interest or the transactions contemplated hereby as Administrative Agent or any Purchaser Agent shall request (including a calculation of Required Reserves and each component thereof) on each Business Day.

(b)Yield; Other Amounts Due. On or before the second (2nd) Business Day prior to the Reporting Date for each Settlement Period, each Purchaser Agent shall notify Servicer of (i) the amount of Yield accrued in respect of each related Rate Tranche for the Purchasers in its Purchaser Group during such Settlement Period and (ii) all fees and other amounts accrued and payable or to be paid by Seller under this Agreement and the other Transaction Documents on the related Settlement Date (other than amounts described in clause (c) below) to such Purchaser Agent or any Purchaser in, or Affected Party related to, its Purchaser Group. Seller (or Servicer on its behalf), on the Settlement Date for such Settlement Period, or when otherwise required hereunder prior to each such date, shall pay such Yield and all fees and other amounts due in respect of such Settlement Period to the applicable Purchaser Agent or Affected Party out of amounts set aside pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so set aside, Seller hereby agrees to pay such amounts (notwithstanding any limitation on recourse or other liability limitation contained herein to pay such amounts) to the applicable Purchaser Agent or Affected Party.

(c)Settlement Computations.

(i)Before each Reporting Date, Servicer shall compute, as of the most recent Cut-Off Date and based upon the assumption in the next sentence, (A) the Total Investment, the Purchaser Group Investment of each Purchaser Group, the Required Reserves, the Required Loan Reserves, the Required Receivable Reserves, the Loan Investment Base, the Receivables Investment Base, the Net Loan Pool Balance, the Net Receivables Pool Balance, the Net Pool Balance and each component of each of the foregoing, (B) the amount of the reduction or increase (if any) in each of the Required Reserves, the Required Receivable Reserves, the Required Loan Reserves, the Net Receivables Pool Balance, the Net Loan Pool Balance, the Net Pool Balance, the Purchaser Group Investment of each Purchaser Group, the Loan Investment Base, the Receivables Investment Base and the Total Investment since the immediately preceding Cut-Off Date, (C) the excess (if any) of the aggregate Total Investment over the sum of the Receivables Investment Base and the Loan Investment Base, (D) the excess (if any) of the Total Investment, over the Purchasers’ Total Commitment, (E) the excess (if any) of the Purchaser Group Investment of each Purchaser Group, over the Purchaser Group Commitment of each such Purchaser Group and (F) each of the components of any of the foregoing. Such calculations shall be based upon the assumption that Collections set aside pursuant to Section 1.3(b) (and not otherwise applied in accordance with such Section) will be paid to the applicable Purchaser Agent for the benefit of the applicable Purchasers in its Purchaser Group in accordance with the related Purchaser Group’s Ratable Share of such Collections on the Settlement Date for the Settlement Period related to such Reporting Date.

(ii)If, according to the computations made pursuant to clause (i) of this Section 3.1(c), the Total Investment at such time shall exceed the sum of the Receivables Investment Base and the Loan Investment Base, the Total Investment at such time shall exceed the Purchasers’ Total Commitment or the Purchaser Group Investment of any Purchaser Group shall exceed the Purchaser Group Commitment of such Purchaser Group, Servicer shall, on behalf of Seller, (i) promptly notify Administrative Agent and each Purchaser Agent thereof and (ii) immediately pay to the applicable Purchaser Agents for the benefit of the applicable Purchasers the amount necessary to reduce (A) the Total Investment to no more than the Purchasers’ Total Commitment, (B) the aggregate Total Investment to no more than the sum of the Receivables Investment Base and the Loan Investment Base at such time and (C) the Purchaser Group Investment of each Purchaser Group to no more than the Purchaser Group Commitment of each such Purchaser Group, as applicable.

(iii)The payment described in clause (ii) of this Section 3.1(c) shall be made out of amounts set aside pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so set aside, Seller hereby agrees to pay such amounts (notwithstanding any limitation on recourse or other liability limitation contained herein to pay such amounts) to Servicer during the relevant Settlement Period. Notwithstanding anything to the contrary set forth above, on any date on or prior to the Final Payout Date, if the Total Investment exceeds the sum of the Loan Investment Base and the Receivables Investment Base at such time, Servicer shall immediately pay to each Purchaser Agent (ratably, based on the Purchaser Group Investment of such Purchaser Agent’s Purchaser Group at such time) an amount equal to such excess.

(iv)In addition to the payments described in clause (ii) of this Section 3.1(c), during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, Servicer shall pay to each Purchaser Agent the Ratable Share of its Purchaser Group of all other Collections on all Pool Assets, whether or not required to be set aside pursuant to Section 1.3 on the dates specified pursuant to Section 1.3(c).

(d)Order of Application. Servicer (for the benefit of the Affected Parties) shall distribute the funds required to be distributed pursuant to this Section 3.1 with respect to any Settlement Period, in the following order of priority:

(i)to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Yield) Yield accrued and unpaid on all Rate Tranches for the Purchasers in its Purchaser Group howsoever funded or maintained during the related Settlement Period;

(ii)to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Unused Fee) the accrued and unpaid Unused Fee for its Purchaser Group and to the accrued and unpaid Program Fee for its Purchase Group;

(iii)to the Servicer all accrued and unpaid Servicing Fee (if Servicer is not CHS or an Affiliate thereof);

(iv)to the Custodian, any fees then due and payable to the Custodian pursuant to that certain Schedule of Fees for Services as Custodian for Cofina Funding, LLC “Seller” MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), “Administrative Agent” Secured Facility, dated as of July 21, 2016;

(v)to Administrative Agent and each Purchaser Agent ratably (based on the aggregate accrued and unpaid amounts owing to such Person) accrued and unpaid amounts owed to Administrative Agent and each Purchaser Agent hereunder (including all fees payable to Administrative Agent, Purchaser Agents and Purchasers pursuant to the Fee Letter other than fees paid pursuant to clause (ii) above);

(vi)to each Purchaser Agent ratably (based on the related Purchaser Group Investment), the reduction of Total Investment, to the extent such reduction is required under Section 3.1(c) or 3.2(c) or, during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, with respect to each Purchaser Group, as set forth on a Notice of Payment to be delivered to the Administrative Agent and each Purchaser Agent on the applicable Settlement Date, first, to pay any outstanding Commercial Paper (as defined in the UCC) funding or maintaining the related Purchaser Group Investment and second, to ratably reduce the remainder of the related Purchaser Group Investment;

(vii)prior to the Liquidation Period, and as long as no Event of Default has occurred and is continuing, to the Seller to be used as a Reinvestment to acquire additional Pool Assets and Related Assets sold by the Seller since the previous Settlement Date;

(viii)to (A) the Custodian, any fees and expenses then due and payable to the Custodian pursuant to the Custodian Agreement and not paid pursuant to Section 3.1(d)(iv) above and (B) each Affected Party (or the related Purchaser Agent on their behalf) ratably (based on the aggregate accrued and unpaid Obligations) accrued and unpaid Obligations owed to such Affected Parties;

(ix)to the Servicer all accrued and unpaid Servicing Fee (if Servicer is CHS or an Affiliate thereof); and

(x)to the Seller, any remaining amounts.

(e)Non-Distribution of Servicing Fee. If Administrative Agent and each Purchaser Agent consent (which consent is granted as of the Closing Date but which consent shall be deemed to have been revoked upon the occurrence of an Event of Default that has not been waived in accordance with this Agreement), the amounts (if any) set aside by Servicer pursuant to Section 1.3 in respect of the Servicing Fee may be retained by Servicer or any permitted subservicer for its own account. To the extent Servicer sets aside and retains such amounts, no distribution shall be made in respect of such amounts pursuant to clause (d)(iv) or clause (d)(ix) above.

SECTION 3.2Deemed Collections; Event of Repurchase; Reduction of Total Investment, Etc.
(a)Deemed Collections. If, on any day, the Unpaid Balance of a Pool Asset is reduced (but not cancelled) as a result of any Dilution, Seller shall be deemed to have received on such day a Collection of such Pool Asset in the amount of such reduction. If, on any day, a Pool Asset is canceled (or reduced to zero) as a result of any Dilution, Seller shall be deemed to have received on such day a Collection of such Pool Asset in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Pool Asset. If, on any day, the Unpaid Balance of a Pool Asset is less than the amount included in calculating the Net Pool Balance for purposes of any Information Package (for any reason other than such Pool Asset becoming a Defaulted Loan or Defaulted Receivable, as applicable, or due to the application of Collections received with respect to such Pool Asset), Seller shall be deemed to have received a Collection of such Pool Asset in the amount of such difference. Any amount deemed to have been received under this Section 3.2(a) shall constitute a “Deemed Collection”. In the event of any such Deemed Collection, Seller shall, if (i) the Liquidation Period has commenced, or (ii) the aggregate Total Investment at such time exceeds the sum of the Loan Investment Base and Receivables Investment Base at such time after giving effect to such Deemed Collection, deposit an amount equal to such Deemed Collection into the Concentration Account by no later than the fourth (4th) Business Day after Seller or Servicer obtains knowledge or notice thereof (or during the Liquidation Period, within two (2) Business Days from the event giving rise to such Deemed Collection) for application as provided in this Agreement.

(b)Repurchase Event. If any of the following events (each, an “Event of Repurchase”) occurs and is continuing with respect to a Pool Asset:
(i)any representation or warranty by Seller hereunder with respect to such Pool Asset is incorrect either (A) in any material respect or (B) in any manner that adversely affects the value or collectability of such Pool Asset, in each case, when made or deemed made;

(ii)Seller or Servicer fails to perform or observe any other term, covenant or agreement with respect to such Pool Asset set forth in any Transaction Document or any related Receivable Documentation or Loan Documents, as applicable, on its part to be performed or observed and such failure shall or could reasonably be expected to have an adverse effect on the ability to collect the Unpaid Balance of such Pool Asset on the due date thereof; or

(iii)either (A) Seller or Servicer instructs the related Account Debtor or Obligor to pay any amount with respect to such Pool Asset to an account other than a Lockbox, an Originator Specified Account, a Collection Account or the Concentration Account or (B) the related Account Debtor or Obligor refuses to make any payment to a Lockbox, an Originator Specified Account, a Collection Account or the Concentration Account (unless to the extent such refusal to pay is due to the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to such Account Debtor or Obligor)), then, Seller shall immediately deliver notice thereof to the Administrative Agent and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Pool Asset at the Administrative Agent’s option and demand; provided, however, that if a “Sale Agreement Event of Repurchase” (as defined in the Sale Agreement) shall have occurred under the Sale Agreement with respect to such Pool Asset, then such event shall also constitute an Event of Repurchase for purposes of this Agreement. The repurchase price for a Pool Asset shall be the amount equal to the Unpaid Balance of such Pool Asset at such time and shall be paid to the Concentration Account in immediately available funds by no later than the second (2nd) Business Day following demand therefor by the Administrative Agent. Upon the payment in full of the repurchase price with respect to a Pool Asset, such Pool Asset shall hereby be, and be deemed to be, repurchased by Seller from the applicable Purchasers without recourse to or warranty by the Administrative Agent or any Purchaser but free and clear of any lien, encumbrance or other Adverse Claim created by or through the Administrative Agent and each Purchaser. Except as specifically set forth in this clause (b), the Seller shall not have any right or obligation to repurchase Pool Assets.
(c)Seller’s Optional Reduction of Total Investment. Subject to Sections 1.2(a) and 4.3, Seller may at any time and from time to time elect to reduce (in whole or in part) Total Investment as follows:
(i)Seller shall give Administrative Agent and each Purchaser Agent a Notice of Payment with respect to such elected reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence) no later than 11:00 a.m. (New York City time) three (3) Business Days prior to the proposed reduction date;

(ii)on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction; and

(iii)Servicer shall hold such Collections in trust for Purchasers, pending payment to the applicable Purchaser Agents, as provided in Section 1.3; provided that

(A)the amount of any such reduction shall be not less than $5,000,000 and shall be an integral multiple of $100,000; and

(B)Seller shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period.

(d)No Further Reinvestments. Notwithstanding anything to the contrary set forth herein (including Section 3.1), after giving effect to any reduction of the Total Investment under Section 3.2(c), or otherwise, which reduces the Total Investment to zero, so long as there are no outstanding amounts constituting liabilities or other obligations of Seller, any Originator, Servicer or Performance Guarantor hereunder or under any other Transaction Document owing to any Purchaser, any Purchaser Agent, Administrative Agent, any Indemnified Party or any Affected Party, no further Reinvestments shall be made unless and until a new Purchase is made in accordance with Sections 1.1 and 1.2.

(e)Seller’s Optional Reduction of Purchaser’s Total Commitment. Seller may at any time and from time to time elect to reduce the unused portion of the Purchaser’s Total Commitment by giving the Administrative Agent and each Purchaser Agent a Notice of Payment with respect to such elected reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence) no later than 11:00 a.m. (New York City time) 30 days prior to the proposed reduction date; provided that the amount of any such reduction shall be not less than $5,000,000 and shall be an integral multiple of $100,000. Any such reduction shall be applied pro rata to the Commitment of each Committed Purchaser.

SECTION 3.3Payments and Computations, Etc.

(a)Payments. All amounts to be paid to, or deposited by Seller, Servicer, CHS or Performance Guarantor with, Administrative Agent, any Purchaser Agent or any other Person hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in USD in same day funds to the applicable account set forth on Schedule I or to such other account as Administrative Agent or any Purchaser Agent, as applicable, shall designate in writing to Servicer from time to time.

(b)Late Payments. Seller or Servicer, as applicable, shall, out of amounts set aside pursuant to Section 1.3 for such purpose and to the extent permitted by Applicable Law, pay to the applicable Purchaser Agent, for the benefit of the applicable Affected Party, interest on all amounts not paid or deposited by such party on the date when due hereunder at an annual rate equal to 2.0% above the Base Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law.

(c)Method of Computation. All computations of interest, Yield, any fees payable under Section 4.1 and any other fees payable by Seller to any Purchaser, any Purchaser Agent, Administrative Agent or any other Affected Party in connection with Purchases hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed (except that calculations with respect to the Prime Rate shall be on the basis of a year of 365 or 366 days, as the case may be).

(d)Payment of Currency and Setoff. All payments by Seller or Servicer to any Affected Party or any other Person shall be made in USD and without set-off or counterclaim. Any of Seller’s or Servicer’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of USD.

(e)Taxes. (i) Except to the extent required by Applicable Law, any and all payments and deposits required to be made hereunder, under any other Transaction Document or under any instrument delivered hereunder or thereunder to any Affected Party or otherwise hereunder or thereunder by Seller or Servicer shall be made free and clear of, and without withholding or deduction for, any and all present or future Taxes. If Seller or Servicer shall be required by Applicable Law to make any such withholding or deduction, (A) if such Tax is an Indemnified Tax, Seller (or Servicer, on its behalf) shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 3.3(e)), such Affected Party receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (B) Seller (or Servicer, on its behalf) shall make such deductions and (C) Seller (or Servicer, on its behalf) shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with Applicable Law.

(i)Seller will indemnify each Affected Party for the full amount of (A) Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section paid by such Affected Party, as the case may be, and any liability (including penalties, interest and expenses) paid or payable by such Affected Party arising therefrom or with respect thereto) and (B) Taxes that arise because a Purchase or the Asset Interest is not treated for U.S. federal, state or local income or franchise tax purposes as intended under Section 1.2(e) (such indemnification will include any U.S. federal, state or local income and franchise taxes necessary to make such Affected Party whole on an after-tax basis taking into account the taxability of receipt of payments under the this clause (B) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Any indemnification under this Section 3.3(e)(ii) shall be paid on the next Settlement Date (or during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with the terms of this Agreement, within two (2) Business Days) after the date any Affected Party makes written demand therefor, together with a statement of reasons for such demand and the calculations of such amount. Such calculations, absent manifest error, shall be final and conclusive on all parties.

(ii)Within 30 days after the date of any payment of Taxes withheld by any of Seller or Servicer, as applicable, in respect of any payment to any Affected Party, Seller or Servicer, as applicable, will furnish to Administrative Agent and each Purchaser Agent, the original or a certified copy of a receipt evidencing payment thereof (or other evidence reasonably satisfactory to Administrative Agent).

(iii)Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of Obligations hereunder.

(iv)Any Affected Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to CHS and Administrative Agent, at the time or times reasonably requested by CHS or Administrative Agent, such properly completed and executed documentation reasonably requested by CHS or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Party, if reasonably requested by CHS or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by CHS or Administrative Agent as will enable CHS or Administrative Agent to determine whether or not such Affected Party is subject to backup withholding or information reporting requirements.

(v)Any Affected Party that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Person”) shall deliver to CHS and the Administrative Agent on or prior to the date on which such Affected Party becomes a Affected Party under this Agreement (and from time to time thereafter upon the reasonable request of CHS or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Affected Party is exempt from U.S. federal backup withholding tax.

(vi)Any Affected Party that is not a U.S. Person (a “Foreign Affected Party”) shall, to the extent it is legally entitled to do so, deliver to CHS and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Affected Party becomes an Affected Party under this Agreement (and from time to time thereafter upon the reasonable request of CHS or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Affected Party claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Affected Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Affected Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Affected Party is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Affected Party is a partnership and one or more direct or indirect partners of such Foreign Affected Party are claiming the portfolio interest exemption, such Foreign Affected Party may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(vii)If a payment made to a Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to CHS and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by CHS or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by CHS or Administrative Agent as may be necessary for CHS and Administrative Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (viii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(viii)Each Purchaser Agent (on behalf of its related Purchasers) agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.

SECTION 3.4Treatment of Collections and Deemed Collections. Seller shall immediately deliver to Servicer all Deemed Collections and Repurchase Payments, and Servicer shall hold or distribute such Deemed Collections and Repurchase Payments as Yield, accrued Servicing Fee, repayment of Total Investment or as otherwise applicable hereunder to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. So long as Seller or Servicer shall hold any Collections (including Deemed Collections and Repurchase Payments) required to be paid to Servicer, any Purchaser, any Purchaser Agent or Administrative Agent, Seller or Servicer shall hold and apply such Collections in accordance with Section 1.3 and Section 3.2, as applicable, and shall clearly mark its records to reflect the same. Seller shall promptly enforce all obligations of Originators under the Sale Agreement, including, payment of Deemed Collections (as defined in the Sale Agreement).

ACTICLE IV

FEES AND YIELD PROTECTION

SECTION 4.1Fees. From the Effective Date until the Final Payout Date, Seller and CHS, jointly and severally, shall pay to Administrative Agent, each Purchaser Agent and each Purchaser, as applicable, all fees specified in the Fee Letter or any other Transaction Document in accordance with the terms of the Fee Letter, such Transaction Document and this Agreement.

SECTION 4.2Yield Protection.

(a)If any Regulatory Change including any Specified Regulation:

(i)shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned, maintained or funded by it (or its participation in any of the foregoing), or any obligations or right to make Purchases or Reinvestments or to provide funding or maintenance therefor (or its participation in any of the foregoing), or shall change the basis of taxation of payments to the Affected Party or other Indemnified Party of Total Investment or Yield owned by, owed to, funded or maintained in whole or in part by it (or its participation in any of the foregoing) or any other amounts due under this Agreement in respect of the Asset Interest owned, maintained or funded by it or its obligations or rights, if any, to make or participate in Purchases or Reinvestments or to provide funding therefor or the maintenance thereof;

(ii)shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the

Federal Reserve Board or other Governmental Authority to be an affiliate) of any Affected Party, or credit extended by any Affected Party;

(iii)shall impose any other condition affecting any Asset Interest owned, maintained or funded (or participated in) in whole or in part by any Affected Party, or its obligations or rights, if any, to make (or participate in) Purchases or Reinvestments or to provide (or to participate in) funding therefor or the maintenance thereof;

(iv)shall increase the rate for, or changes the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) or similar Person assesses, deposit insurance premiums or similar charges which an Affected Party is obligated to pay; or

(v)shall increase the amount of capital or liquidity maintained or required or requested or directed to be maintained by any Affected Party;
and the result of any of the foregoing is or would be, in each case, as determined by the applicable Purchaser Agent or the applicable Affected Party:
(A)to increase the cost to (or impose a cost on) (1) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Liquidity Agreement, any Enhancement Agreement or any commitment (hereunder or under any Liquidity Agreement or any Enhancement Agreement) of such Affected Party with respect to any of the foregoing, or (2) any Purchaser Agent or Administrative Agent for continuing its relationship with any Purchaser;

(B)to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, any Liquidity Agreement or any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement) with respect thereto; or

(C)(i) to reduce the rate of return on the capital of such Affected Party as a consequence of its obligations hereunder, under any Liquidity Agreement or under any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement), including its funding or maintenance of any portion of the Asset Interest, or arising in connection herewith (or therewith) to a level below that which such Affected Party could otherwise have achieved hereunder or thereunder or (ii) to increase the liquidity required of such Affected Party as a consequence of its obligations hereunder or under any Liquidity Agreement or any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement), including its funding or maintenance of any portion of the Asset Interest, or arising in connection herewith (or therewith) to a level greater than that which such Affected Party could otherwise have achieved hereunder or thereunder, then, subject to Section 4.2(d) below, on the Settlement Date (or during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with the terms of this Agreement, within two (2) Business Days) following its receipt of notice from such Affected Party (or by the Administrative Agent or a Purchaser Agent on its behalf) in accordance with Section 4.2(c) below, Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction or liquidity increase; provided that such additional amount or amounts shall not be payable with respect to any Regulatory Change for any period in excess of 180 days prior to the date of demand by the Affected Party unless (1) the effect of such Regulatory Change was retroactive by its terms to a period prior to the date of such Regulatory Change, in which case any additional amount or amounts shall be payable for the retroactive period but only if the Affected Party provides its written demand not later than 180 days after such Regulatory Change; or (2) the Affected Party reasonably and in good faith did not believe such Regulatory Change resulted in such an additional or increased cost or charge or such a reduction during such prior period.
(b)Each Affected Party (or the Administrative Agent or a Purchaser Agent on its behalf), shall use commercially reasonable efforts to notify Seller and Administrative Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided that no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

(c)In determining any amount provided for or referred to in this Section 4.2, an Affected Party may use any reasonable averaging and attribution methods that it, in its reasonable discretion, shall deem applicable. Any Affected Party (or the Administrative Agent or a Purchaser Agent on its behalf) when making a claim under this Section 4.2 shall submit to Seller and Administrative Agent a written statement of such increased cost or reduced return, which statement, in the absence of manifest error, shall be conclusive and binding upon Seller.

(d)Except as set forth in clause (a) above, failure or delay on the part of any Affected Party (or Administrative Agent or a Purchaser Agent) to demand compensation pursuant to this Section 4.2 shall not constitute a waiver of such Affected Party’s (or the Administrative Agent’s or a Purchaser Agent’s on its behalf) right to demand such compensation.

SECTION 4.3Funding Losses. If any Affected Party incurs any cost, loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party), at any time, as a result of (a) any optional or required settlement or repayment with respect to such Purchaser’s Tranche Investment of any Rate Tranche, howsoever funded, being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto, (b) any Purchase not being completed by Seller in accordance with its request therefor under Section 1.2, (c) the failure to exercise or complete (in accordance with Section 3.2(c)) any reduction in Total Investment elected to be made under Section 3.2(c), (d) any reduction in Total Investment elected under Section 3.2(c) exceeding the total amount of Rate Tranches, howsoever funded, with respect to which the last day of the related Yield Period is the date of such reduction or (e) any other mandatory or voluntary reduction in Total Investment, then, upon written notice from such Affected Party (or the Administrative Agent or a Purchaser Agent on its behalf) to Seller and Servicer, Seller shall pay to the applicable Purchaser Agent for the account of the applicable Affected Parties, on the next Settlement Date (or during the Liquidation Period, after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, within two (2) Business Days from the receipt of such notice) the amount of such cost, loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding upon Seller. If an Affected Party incurs any cost, loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party), at any time, and is not entitled to reimbursement for such loss or expense in the manner set forth above, such Affected Party shall individually bear such loss or expense without recourse to, or payment from, any other Affected Party.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.1Closing Date. The parties hereto acknowledge that the Original Agreement became effective on the Closing Date.

SECTION 5.2Effective Date. This Agreement shall become effective on the Effective Date, or such later date as all of the conditions in this Section 5.2 have been satisfied. The occurrence of the Effective Date is subject to the condition precedent that the Administrative Agent shall have received, on or before such date, the following, each (unless otherwise indicated) dated such date or another recent date reasonably acceptable to the Required Purchasers and in form and substance reasonably satisfactory to the Required Purchasers:

(a)A copy of the resolutions or unanimous written consent, as applicable, of the board of directors or board of managers, as the case may be, of each of Seller, Originators, Servicer and Performance Guarantor required to authorize the execution, delivery and performance by it of each Transaction Document to be delivered by it hereunder and the transactions contemplated thereby, certified by its secretary or any other authorized person.

(b)A certificate issued by the Secretary of State of the applicable state or organization as to the legal existence and good standing of Seller, Servicer, Originators and Performance Guarantor.

(c)A certificate of the Secretary or Assistant Secretary of each of Seller, Servicer, Originators and Performance Guarantor certifying attached copies of the organizational documents of such Person and all documents evidencing necessary limited liability company or corporate action (as the case may be) to be taken by and governmental approvals, if any, to be obtained by such Person with respect to this Agreement and each of the other Transaction Documents and the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement or any of the other Transaction Documents, as applicable, and any other documents to be delivered by it hereunder or thereunder or in connection herewith or therewith.

(d)A counterpart of each of this Agreement, the Fee Letter and the Effective Date Amendments, fully executed by the parties thereto.

(e)Completed requests for information (UCC search results) dated within 30 days prior to the Effective Date, and a schedule thereof listing all effective financing statements filed in the appropriate states of formation or incorporation, as applicable, of each of CHS, CHS Capital and Seller that name CHS, CHS Capital and Seller as debtor, together with copies of all such financing statements filed against CHS, CHS Capital and Seller and acknowledgment copies of proper termination statements (Form UCC-3) necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by CHS, CHS Capital and Seller in the Pool Assets and the Related Assets.

(f)Favorable opinions of legal counsel to Seller, each Originator, Servicer and Performance Guarantor, including legal opinions as to general organizational matters, enforceability, no conflicts with laws and agreements, security interest creation, attachment and perfection, the Volcker Rule and true sale and non-consolidation matters.

(g)A copy of the Information Package as of the Effective Date.

(h)A certificate of a Responsible Officer of each of Originators and Seller certifying that (i) no effective financing statement or other instrument similar in effect covering any Pool Asset or any other Seller Assets is on file in any recording office and (ii) none of the financing statements included in the UCC search results referenced in clause (e) above describe any Pool Asset or any other Seller Assets.

(i)Such other agreements, instruments, certificates and documents as the Administrative Agent may reasonably request.

SECTION 5.3Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment, the following statements shall be true (and Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, shall be deemed to have certified that):

(a)each of the representations and warranties contained in Article VI, in the Sale Agreement and in each other Transaction Document that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of such day as though made on and as of such day (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period);

(b)no event has occurred and is continuing or would result from such Purchase or Reinvestment, that constitutes an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event;

(c)after giving effect to each proposed Purchase or Reinvestment, (i) with respect to any Purchaser Group, such Purchaser Group’s Purchaser Group Investment will not exceed such Purchaser Group’s Purchaser Group Commitment, (ii) the Total Investment will not exceed the Purchasers’ Total Commitment, and (iii) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base; and

(d)the Purchase Termination Date has not occurred.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1Representations and Warranties of Seller. Seller represents and warrants, as of the Effective Date and as of each date on which a Purchase or Reinvestment is made, as follows:

(a)Seller is a limited liability company duly formed and existing in good standing under the laws of the State of Delaware; has all necessary limited liability company power to carry on its present business; and has made all necessary filings in order to be licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Change with respect to Seller.

(b)The execution, delivery and performance by Seller of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene, violate or breach (1) its organizational documents, (2) any Applicable Law, (3) any Contractual Obligation of or affecting Seller or any of its properties, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation, other than this Agreement and the other Transaction Documents.

(c)Each Transaction Document to which Seller is a party has been duly executed and delivered by Seller.

(d)No authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance by Seller of each Transaction Document to which it is party or any other document to be delivered by it thereunder.

(e)Each Transaction Document to which Seller is a party constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

(f)There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting Seller or its properties before any Governmental Authority which could reasonably be expected to result in a Material Adverse Change with respect to Seller.

(g)Seller is Solvent and no Insolvency Event has occurred with respect to Seller.

(h)Since the date of the Seller’s most recent audited financial statements, no Material Adverse Change or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change has occurred with respect to Seller.

(i)No Change of Control has occurred.

(j)All assets of Seller are free and clear of any Adverse Claim in favor of the Internal Revenue Service, any employee benefit plan, the PBGC or similar entity.

(k)All information furnished by or on behalf of Seller to the Administrative Agent or any other Affected Party for purposes of or in connection with any Information Package, the Transaction Documents or any transaction contemplated thereby is, at the time the same is furnished, taken as a whole, true and accurate in all material respects and such information does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)Seller has not changed its name or the location of its jurisdiction of formation since the Formation Date.

(m)Seller (i) is not required to register as an investment company under the Investment Company Act, without reliance of Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, and (ii) is not a “covered fund” under the Volcker Rule. In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Rule 3c-5(A) of the Investment Company Act.

(n)No transaction contemplated by this Agreement or any other Transaction Document requires compliance by it with any bulk sales act or similar law.

(o)Each Asset included in the Net Pool Balance as an Eligible Receivable or Eligible Loan, as applicable, on the date of any Purchase or Reinvestment or on the date of any Information Package was an Eligible Receivable or Eligible Loan, as applicable, on such date. Upon and after giving effect to any Purchase or Reinvestment to be made on such date, sufficient Eligible Receivables exist in the Receivables Pool and sufficient Eligible Loans exist in the Loan Pool such that (i) the Total Investment will not exceed the Purchasers’ Total Commitment, and (ii) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base.

(p)Each sale of an Asset and the Related Assets to Seller under the Sale Agreement constitutes the absolute and irrevocable sale and transfer of all right, title and interest of such Originator in such Asset and Related Security to Seller and no further action, including any filing or recording of any document or any notice to, license from or approval from any Governmental Authority is necessary in order to establish the ownership interest of Seller effected by such sale or to permit Seller to service, enforce or otherwise collect such Asset from the related Account Debtor or Obligor.

(q)The Administrative Agent has a first priority perfected security interest in the Seller Assets, free and clear of any Adverse Claim.

(r)No event has occurred and is continuing and no condition exists, or would result from any Purchase or Reinvestment hereunder, that constitutes, individually or in the aggregate, an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event.

(s)Seller is in compliance in all material respects with the Receivable Documentation relating to the Pool Receivables and the Loan Documents relating to the Pool Loans, and none of (i) the Pool Receivables or the Receivable Documentation related thereto or (ii) the Pool Loans or the Loan Documents related thereto are subject to any defense, dispute, Dilution or any offset, counterclaim or other defense, whether arising out of the transactions contemplated by this Agreement or any other Transaction Document or independently thereof.

(t)No effective financing statement or other instrument similar in effect covering any Pool Asset or any other Seller Assets is on file in any recording office (except any financing statements or other instruments filed pursuant to this Agreement or any other Transaction Document), and, to the knowledge of Seller, no competing notice or notice inconsistent with the transactions contemplated in this Agreement or any other Transaction Document is in effect with respect to any Account Debtor or Obligor.

(u)Seller has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes, assessments and governmental charges thereby shown to be owing by it, other than any such taxes, assessments or charges that are not yet delinquent or are being contested in good faith by appropriate proceedings.

(v)Seller is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

(w)The facts regarding Seller, each Originator, Servicer, Performance Guarantor, the Pool Assets, the Related Assets and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(x)No sale, contribution or assignment of Assets under the Sale Agreement constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(y)All Pool Assets (i) were originated by CHS or CHS Capital in the ordinary course of its business, (ii) were sold by CHS or CHS Capital to Seller for fair consideration and reasonably equivalent value and (iii) solely with respect to Pool Receivables, represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.

(z)Policies and procedures have been implemented and maintained by or on behalf of Seller that are designed to achieve compliance by Seller, Originators and each of their respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, giving due regard to the nature of such Person’s business and activities, and Seller, Originators, their respective Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions. (i) None of Seller, Originators or any of their Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, (ii) neither Seller, Originators nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country and (iii) neither Seller nor any Originator has violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws, or of any Sanctions. No Purchase or Reinvestment or use of proceeds thereof by Seller or any of its Subsidiaries or Affiliates will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

(aa)Seller does not have outstanding any security of any kind except membership interests issued to CHS in connection with its organization, and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt and no Person has any commitment or other arrangement to extend credit to Seller, in each case, other than as will occur in accordance with the Transaction Documents.

(ab)The use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System.

(bb)    None of the Seller, any Affiliate of the Seller or any third party with which the Seller or any Affiliate thereof has contracted has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.

(cc)    Each of the Concentration Account and each Seller Collection Account constitutes a “deposit account” within the meaning of the applicable UCC. The Concentration Account and each Seller Collection Account are in the name of the Seller, and the Seller owns and has good and marketable title to the Concentration Account and each Seller Collection Account free and clear of any Adverse Claim. The Seller has delivered to the Administrative Agent a fully executed Seller Account Agreement relating to the Concentration Account and each Seller Collection Account, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Concentration Account or the Seller Collection Accounts, as applicable, without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Concentration Account and each Seller Collection Account.

(dd)    Each of the Originator Collection Accounts and Originator Specified Accounts constitutes a “deposit account” within the meaning of the applicable UCC. Each of the Originator Collection Accounts and Originator Specified Accounts is in the name of an Originator, and such Originator owns and has good and marketable title to the such accounts free and clear of any Adverse Claim. The Originator has delivered to the Administrative Agent a fully executed Originator Account Agreement relating to the Originator Collection Accounts, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Originator Collection Accounts without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Originator Collection Accounts.

(ee)    Seller has complied in all material respects with the Credit and Collection Policy and has not, since the Effective Date, made any changes in the Credit and Collection Policy that would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to Seller without the consent of the Required Purchasers.

(ff)    Each remittance of Collections by or on behalf of Seller to Administrative Agent under this Agreement will have been (i) in payment of a debt incurred by Seller in the ordinary course of business or financial affairs of Seller and (ii) made in the ordinary course of business or financial affairs of Seller.

(gg)    Immediately prior to and as of the Effective Date, no event has occurred and is continuing and no condition exists, that constitutes, individually or in the aggregate, (i) an Event of Default, (ii) an Unmatured Event of Default, (iii) a Servicer Termination Event or (iv) an Unmatured

Servicer Termination Event, in each case, as such capitalized terms in clauses (i) through (iv) are defined in the Original Agreement.

(hh)    Immediately prior to and as of the Effective Date, each of the representations and warranties of the Seller contained in the Original Agreement that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period).

(ii)    As of the Omnibus Amendment Effective Date, Seller has delivered to the Administrative Agent a Beneficial Ownership Certification and the information included in such Beneficial Ownership Certification is true and correct in all respects.

SECTION 6.2Representations and Warranties of CHS. CHS, individually and as Servicer, represents and warrants, as of the Effective Date and as of each date on which a Purchase or Reinvestment is made, as follows:

(a)CHS is a corporation duly formed and existing in good standing and whose by-laws provide that it shall be governed by the laws of the State of Minnesota; has all necessary corporate power to carry on its present business; and has made all necessary filings in order to be licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Change with respect to CHS.

(b)The execution, delivery and performance by Servicer of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene, violate or breach (1) its by-laws or its other organizational documents, (2) any Applicable Law, (3) any Contractual Obligation of or affecting Servicer or any of its properties, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation, other than this Agreement and the other Transaction Documents.

(c)Each Transaction Document to which Servicer is party has been duly executed and delivered by Servicer.

(d)No authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance by Servicer of each Transaction Document to which it is party or any other document to be delivered by it thereunder.

(e)Each Transaction Document to which Servicer is a party constitutes a legal, valid and binding obligation of Servicer, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

(f)There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting Servicer or any of its Affiliates before any Governmental Authority which could reasonably be expected to result in a Material Adverse Change with respect to Servicer.

(g)Servicer is Solvent and no Insolvency Event has occurred with respect to Servicer.

(h)Since the date of the Servicer’s most recent audited financial statements, no Material Adverse Change or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change has occurred with respect to Servicer.

(i)No Change of Control has occurred.

(j)All information furnished by or on behalf of Servicer to the Administrative Agent or any other Affected Party for purposes of or in connection with any Information Package, the Transaction Documents or any transaction contemplated thereby is, at the time the same is furnished, taken as a whole, true and accurate in all material respects and such information does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)Servicer is not required to register as an investment company under the Investment Company Act.

(l)No transaction contemplated by the Sale Agreement requires compliance by it with any bulk sales act or similar law.

(m)Each Asset included in the Net Pool Balance as an Eligible Receivable or Eligible Loan, as applicable, on the date of any Purchase or Reinvestment or on the date of any Information Package was an Eligible Receivable or Eligible Loan, as applicable, on such date. Upon and after giving effect to any Purchase or Reinvestment to be made on such date, sufficient Eligible Receivables exist in the Receivables Pool and sufficient Eligible Loans exist in the Loan Pool such that (i) the Total Investment will not exceed the Purchasers’ Total Commitment, and (ii) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base.

(n)Since the Effective Date, there has been no material adverse change in the ability of Servicer to service, enforce or otherwise collect the Pool Assets and the Related Security.

(o)No event has occurred and is continuing and no condition exists, or would result from any Purchase or Reinvestment hereunder, that constitutes, individually or in the aggregate, an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event.

(p)Servicer is in compliance in all material respects with the Receivable Documentation relating to the Pool Receivables and the Loan Documents relating to the Pool Loans, and none of the (i) Pool Receivables or the Receivable Documentation related thereto and (ii) Pool Loans or the Loan Documents related thereto are subject to any defense, dispute, Dilution or any offset, counterclaim or other defense, whether arising out of the transactions contemplated by this Agreement or any other Transaction Document or independently thereof.

(q)No effective financing statement or other instrument similar in effect covering any Pool Asset or any other Seller Assets is on file in any recording office (except any financing statements or other instruments filed pursuant to this Agreement or any other Transaction Document), and, to the knowledge of Servicer, no competing notice or notice inconsistent with the transactions contemplated in this Agreement is in effect with respect to any Account Debtor or Obligor.

(r)Servicer has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes, assessments and governmental charges, to its knowledge, owing by it, other than any such taxes, assessments or charges that are not yet delinquent or are being contested in good faith by appropriate proceedings.

(s)The facts regarding Seller, each Originator, Servicer, Performance Guarantor, the Pool Assets, the Related Assets and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(t)Policies and procedures have been implemented and maintained by or on behalf of CHS that are designed to achieve compliance by CHS and each of its respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, giving due regard to the nature of such Person’s business and activities, and CHS, its respective Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions. (i) None of CHS or any of its Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, (ii) neither CHS nor any of its Subsidiaries is organized or resident in a Sanctioned Country and (iii) CHS has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws, or of any Sanctions. No Purchase or Reinvestment or use of proceeds thereof by CHS or any of its Subsidiaries or Affiliates will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

(u)None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.

(v)Each of the Concentration Account and each Seller Collection Account constitutes a “deposit account” within the meaning of the applicable UCC. The Concentration Account and each Seller Collection Account are in the name of the Seller, and the Seller owns and has good and marketable title to the Concentration Account and each Seller Collection Account free and clear of any Adverse Claim. The Seller has delivered to the Administrative Agent a fully executed Seller Account Agreement relating to the Concentration Account and each Seller Collection Account, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Concentration Account or the Seller Collection Accounts, as applicable, without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Concentration Account and each Seller Collection Account.

(w)Each of the Originator Collection Accounts and Originator Specified Accounts constitutes a “deposit account” within the meaning of the applicable UCC. Each of the Originator Collection Accounts and Originator Specified Accounts is in the name of an Originator, and such Originator owns and has good and marketable title to such accounts free and clear of any Adverse Claim. The Originator has delivered to the Administrative Agent a fully executed Originator Account Agreement relating to the Originator Collection Accounts, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Originator Collection Accounts without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Originator Collection Accounts.

(x)Servicer has complied in all material respects with the Credit and Collection Policy and has not, since the Effective Date, made any changes in the Credit and Collection Policy that would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to Servicer without the consent of the Required Purchasers.

(y)Immediately prior to and as of the Effective Date, no event has occurred and is continuing and no condition exists, that constitutes, individually or in the aggregate, (i) an Event of Default, (ii) an Unmatured Event of Default, (iii) a Servicer Termination Event or (iv) an Unmatured Servicer Termination Event, in each case, as such capitalized terms in clauses (i) through (iv) are defined in the Original Agreement.

(z)Immediately prior to and as of the Effective Date, each of the representations and warranties of CHS contained in the Original Agreement that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period).

ARTICLE VII

GENERAL COVENANTS OF SELLER AND SERVICER

SECTION 7.1Covenants of Seller. From the Effective Date until the Final Payout Date:

(a)Existence. Seller will preserve, renew and maintain in full force and effect its limited liability company existence and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, privileges, permits and licenses necessary in the normal conduct of its business. Seller will at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization. Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Assets (unless then held by the Custodian) at the address set forth in Schedule 13.2 or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent or any Purchaser

Agent or otherwise necessary to protect, perfect and maintain the Administrative Agent’s ownership and security interest in the Pool Assets and the other Seller Assets have been taken and completed.

(b)Compliance with Laws. Seller will comply in all material respects with all Applicable Laws with respect to it, the Pool Receivables and the Receivable Documentation and the Pool Loans and the Loan Documents.

(c)Books and Records. Seller will keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Assets have been pledged to the Administrative Agent. Seller will maintain such books and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it. Other than Custodian File held by Custodian in accordance with the Custodian Agreement, Seller will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing (i) Receivables and related Receivable Documentation and (ii) Loans and related Loan Documents in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for collecting all Pool Assets (including records adequate to permit the daily identification of each Asset and all collections of and adjustments to each existing Asset).

(d)Sales, Liens and Debt. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Pool Assets or any other Seller Assets or upon or with respect to any account or lockbox to which Collections are required to be sent, or assign any right to receive income in respect thereof, in each case, except the dispositions to the Administrative Agent contemplated hereunder and the Adverse Claims in favor of the Administrative Agent created hereunder.

(e)Extension or Amendment of Assets. Seller will not (i) extend, or otherwise amend or modify the payment terms under any Pool Asset or (ii) otherwise waive or permit or agree to any deviation from the terms or conditions of any Pool Asset. Seller will not take, or cause to be taken, any action that reduces the amount payable of any Pool Asset or materially impairs the full and timely collection thereof.

(f)Audits and Visits. Seller will, upon reasonable advance notice of not less than five (5) Business Days (or at any time following the occurrence of an Event of Default that has not been waived in accordance with this Agreement), during regular business hours, permit the Administrative Agent and each Purchaser Agent and representatives thereof at Seller’s expense, (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Pool Assets and the other Seller Assets, including the Receivable Documentation and Loan Documents, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and, subject to the foregoing, to discuss matters relating to Pool Assets or its performance hereunder or under the related Receivable Documentation and Loan Documents with any of its officers having knowledge of such matters, in each case, at such reasonable times and as often as may reasonably be desired by the Administrative Agent or any such Purchaser Agent; provided, however, that unless an Event of Default has occurred that has not been waived in accordance with this Agreement, Seller shall be required to reimburse the Administrative Agent and the Purchaser Agents for the costs and expenses related to (x) only one such audit or visitation during any calendar year, (y) any audit following a material change in the systems of Seller or Servicer that occurs after any audit specified in clause (x) or (z) any follow-up audit that is required as a result of any audit specified in clauses (x) or (y).

(g)Reporting Requirements. Seller will provide to the Administrative Agent the following:

(i)as soon as available and in any event within ninety (90) days after the end of each annual accounting period of CHS, a copy of the balance sheet of Seller as of the last day of the period then ended and the statements of income and cash flows of Seller for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by a statement of Seller (with, if necessary, qualifications related to changes in GAAP), to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the financial condition of Seller as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended;

(ii)at least 30 days prior to any change in Seller’s name or jurisdiction of organization, a notice setting forth the new name or jurisdiction, as applicable, and the proposed effective date thereof;

(iii)such data, reports and information relating to the Pool Assets and the other Seller Assets reasonably requested by the Administrative Agent or any Purchaser Agent from time to time;

(iv)promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of any Adverse Claim or dispute asserted or claim made against a Pool Asset or any other Seller Assets;

(v)promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the failure of any representation or warranty made or deemed to be made by Seller under this Agreement or any other Transaction Document to be true and correct in any material respect when made;

(vi)promptly (and in no event later than three (3) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the occurrence of any Event of Default, Unmatured Event of Default, Servicer Termination Event or Unmatured Servicer Termination Event and the action that Seller proposes to take with respect thereto;

(vii)at least fifteen (15) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy after giving effect to such change or amendment and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to adversely affect the value, validity, enforceability or collectability of, or increase the days to pay or Dilution with respect to, any Pool Asset or decrease the credit quality of any newly created Asset, requesting the consent of the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) Seller making any change or changes in the character of its business, written notice indicating such change and requesting the consent of the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed);

(viii)promptly (and in no event later than five (5) Business Days) following receipt thereof, a copy of all periodic statements regarding the Seller Collection Accounts from the applicable Account Banks; and

(ix)as soon as possible and in any event within three (3) Business Days after knowledge or notice of the occurrence thereof, written notice of any matter that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to Seller.

(h)Further Assurances. Seller will, at its expense, promptly execute, deliver and file all further instruments and documents (including UCC-3 financing statement amendments and continuation statements) necessary or desirable, and take all further action that the Administrative Agent or any Purchaser Agent may reasonably request, from time to time, in order to perfect, protect or more fully evidence the Administrative Agent’s first priority perfected security interest in the Pool Assets and the other Seller Assets, or to enable the Administrative Agent to exercise or enforce the rights of the Administrative Agent or any other Affected Party hereunder or under or in connection with the Pool Assets and the other Seller Assets. In connection with any change in its name or jurisdiction of organization, Seller will, at its expense, cause to be delivered to the Administrative Agent (i) one or more opinions of counsel to Seller, in form and substance reasonably acceptable to the Administrative Agent, as to such corporate and UCC perfection matters as the Administrative Agent may request at such time and (ii) one or more certificates of a Responsible Officer of Seller, in form and substance reasonably acceptable to the Administrative Agent, with respect to the review of UCC search results.

(i)Taxes. Seller will pay any and all taxes relating to the transactions contemplated under this Agreement, including the sale, transfer and assignment of each Pool Asset and the other Seller Assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Seller.

(j)Perform Terms. Seller will duly perform and comply in all material respects with all terms under the Receivable Documentation and Loan Documents and promptly inform the Administrative Agent and each Purchaser Agent of any breach or default by Seller or any Account Debtor or Obligor of any of the terms thereof.

(k)Not Adversely Affect the Administrative Agent’s Rights. Seller will refrain from any act or omission which, individually or in the aggregate, could reasonably be expected to prejudice, diminish or limit, in each case in any material respect, the Administrative Agent’s or any other Affected Party’s rights under or with respect to any of the Pool Assets, any other Seller Assets or this Agreement, except to the extent such act or omission is expressly permitted under this Agreement, any other Transaction Document.

(l)Compliance with Credit and Collection Policy. Seller will comply with the Credit and Collection Policy in all material respects in connection with the enforcement and collection of Pool Assets and the other Seller Assets.

(m)Anti-Corruption Laws and Sanctions. Seller shall ensure that policies and procedures are maintained and enforced by or on behalf of Seller to promote and achieve compliance by the Seller, Originators and each of their Subsidiaries, Affiliates, and their respective directors, officers, employees and agents, with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Seller

shall not use or permit its Subsidiaries, Affiliates, or its or their respective directors, officers, employees or agents to use, the proceeds of any Purchase or Reinvestment (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. Neither the Seller nor any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of the Seller or any of its Subsidiaries in any capacity in connection with or directly benefitting from this Agreement will engage in, or will conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

(n)No Change in Business, Credit and Collection Policy or Organizational Documents. Seller shall not (i) make any change in (A) the character of its business without the prior written consent of the Required Purchasers or (B) the Credit and Collection Policy, which change would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to Seller without the prior written consent of the Required Purchasers, or (ii) amend or otherwise modify its limited liability company agreement or certificate of formation, in either case, without the prior written consent of the Required Purchasers.

(o)Mergers, Acquisitions, Sales, etc. Seller shall not (i) change its jurisdiction of organization, or make any other change such that any financing statement filed in connection with the Transaction Documents would become seriously misleading or would otherwise be rendered ineffective, (ii) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, (iii) sell, transfer, convey, contribute or lease all or any substantial part of its assets, or sell or assign with or without recourse any Assets or any interest therein to any Person (other than pursuant hereto and to any Transaction Document) or (iv) have any Subsidiaries or make any investments in any other Person.

(p)Debt and Business Activity. Except for Seller’s obligation to pay the “Payoff Amount” as defined in the Payoff Letter and any contingent indemnification obligations arising under the Payoff Letter that are not then due and payable, Seller shall not incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation, purchase any asset (or make any investment by share purchase, loan or otherwise) or engage in any other activity (whether or not pursued for gain or other pecuniary advantage), in any case, other than as will occur pursuant to the Transaction Documents.

(q)Payment of Obligations. The Seller shall duly and punctually pay Deemed Collections, Repurchase Payments, Yield, fees and all other amounts payable by the Seller hereunder in accordance with the terms of this Agreement.

(r)Collection Accounts; Lockbox; Originator Specified Accounts. The Seller shall (i) direct (x) each Account Debtor to pay all amounts owing under the Pool Receivables only to a Lockbox, a Collection Account, an Originator Specified Account or the Concentration Account and (y) each Obligor to pay all amounts owing under the Pool Loans only to a Seller Collection Account or the

Concentration Account, (ii) not to change such payment instructions while any Pool Assets remain outstanding, (iii)  take any and all other reasonable actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets will be deposited in accordance with clause (i), (iv) hold in trust and cause the Servicer to hold in trust as the Affected Parties’ exclusive property and safeguard for the benefit of the Affected Parties all Collections and other amounts remitted or paid to the Seller or the Servicer (or any of their respective Affiliates) in respect of Pool Assets for prompt deposit into the Concentration Account in the manner set forth below, (v) cause the Servicer to deposit in a Collection Account all Collections remitted to an Originator Specified Account within two (2) days following receipt thereof and (vi) cause the Servicer to endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in a Collection Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. The Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Seller Collection Account any amounts other than Collections or proceeds thereof. The Seller shall not terminate or permit the termination of any Collection Account, Originator Specified Account or Lockbox or any Account Agreement without the prior written consent of the Required Purchasers.

(s)Concentration Account. The Seller shall deposit or cause to be deposited in the Concentration Account all Available Collections and other amounts received by Seller, Servicer or an Originator (or any of their respective Affiliates) or deposited in a Lockbox, an Originator Specified Account or a Collection Account, in each case, with respect to Pool Assets or any other Seller Assets (whether such amounts were received by Seller directly or otherwise) without adjustment, setoff or deduction of any kind or nature no later than the Business Day preceding the Settlement Date immediately succeeding receipt thereof; provided that, so long as no Unmatured Event of Default or Event of Default exists, the Seller shall not be required to deposit Collections on the Business Day preceding the next Settlement Date in excess of the aggregate amount the Seller is required to pay on such Settlement Date in accordance with Section 3.1(d). The Seller shall take any and all other actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets and the other Seller Assets will be deposited in the Concentration Account in a timely manner pursuant to the terms of this Agreement. The Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Concentration Account any amounts other than Collections or proceeds thereof. The Seller shall not terminate or permit the termination of the Concentration Account without the prior written consent of the Required Purchasers.

(t)Misdirected Payments. If the Seller receives a misdirected payment of a Pool Asset from any Account Debtor or Obligor, the Seller shall remit such funds to a Collection Account no later than two (2) Business Days following receipt thereof. Until remitted to a Collection Account, the Seller shall hold such funds in trust as the Affected Parties’ exclusive property and safeguard such funds for the benefit of the Affected Parties.

(u)Restricted Payments. Seller shall not declare or pay any dividend or distributions or, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, its membership interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in its obligations; provided, however, that so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, Seller may make, or cause to be made, distributions only out of the funds released to the Seller in accordance with Section 3.1.

(v)Tax Status. Seller shall not take or cause any action to be taken that could result in it being treated as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

(w)Right and Title. Seller shall hold all right, title and interest in each Pool Asset, except to the extent that any such right, title or interest has been transferred or granted to Administrative Agent (on behalf of Purchasers).

(x)Transaction Documents. Without limiting any of Seller’s covenants or agreements set forth herein or in any other Transaction Document, Seller shall comply with each and every of its covenants and agreements under each Transaction Document to which it is a party in any capacity and its certificate of formation and limited liability company agreement.

(y)Enforcement of Sale Agreement. On its own behalf and on behalf of Purchasers, Purchaser Agents and Administrative Agent, Seller shall (x) promptly enforce all covenants and obligations of each Originator contained in the Sale Agreement and (y) deliver to Administrative Agent and each Purchaser Agent all consents, approvals, directions, notices and waivers and take other actions under the Sale Agreement as may be reasonably directed by the Required Purchasers.

(z)Use of Funds. Seller shall not use any funds obtained under this Agreement in any manner that conflicts with or contravenes any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System.

(aa)Delivery of Custodian File and Obligor Notes.
(i)Not later than six (6) months following the Effective Date, the Seller shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to each Effective Date Loan, and shall cause the related Obligor Note for each Effective Date Loan to be (i) duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement and (ii) delivered to the Custodian.

(ii)Not later than thirty (30) days following the date on which the Seller acquires an interest in any Pool Loan (other than any Effective Date Loan) pursuant to the Sale Agreement, the Seller shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to such Pool Loan, and shall cause the related Obligor Note to be (i) duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement and (ii) delivered to the Custodian.

(iii)Not later than thirty (30) days following any amendment or modification to any Loan Document, the Seller shall deliver or cause to be delivered such Loan Document to the Custodian.

(bb)    Beneficial Ownership Certification. Promptly following any change in the information included in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control party identified in such Beneficial Ownership Certification, or a change in the address of any beneficial owners or control party, Seller shall execute and deliver to the Administrative Agent an updated Beneficial Ownership Certification.

SECTION 7.2Covenants of CHS. From the Effective Date until the Final Payout Date:

(a)Existence. Servicer will preserve, renew and maintain in full force and effect its corporate existence and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, privileges, permits and licenses necessary in the normal conduct of its business. Servicer will keep the office where it keeps its records concerning the Pool Assets (unless then held by the Custodian) at the address set forth in Schedule 13.2 or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent or any Purchaser Agent or otherwise necessary to protect, perfect and maintain the Administrative Agent’s security interest in the Pool Assets and the other Seller Assets have been taken and completed.

(b)Compliance with Laws. Servicer will comply in all material respects with all Applicable Laws with respect to it, the Pool Receivables and the Receivable Documentation and the Pool Loans and the Loan Documents and the servicing and collection thereof.

(c)Books and Records. Servicer will keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Assets have been pledged to the Administrative Agent. Servicer will maintain such books and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it. Other than Records held by Custodian in accordance with the Custodian Agreement, Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Receivable Documentation and Loans and related Loan Documents in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for collecting all Pool Assets (including records adequate to permit the daily identification of each Asset and all collections of and adjustments to each existing Asset).

(d)Extension or Amendment of Assets. Servicer will not (i) extend, or otherwise amend or modify, the principal payment terms under any Pool Asset, unless approved in writing in advance by the Required Purchasers, or (ii) otherwise waive or permit or agree to any deviation from the terms or conditions of any Pool Asset, except in the case of clause (ii), in accordance with the Credit and Collection Policy. Servicer will not take, or cause to be taken, any action that reduces the amount payable of any Pool Asset or materially impairs the full and timely collection thereof unless (i) approved in writing in advance by the Required Purchasers or (ii) such reduction in the amount of such Pool Asset is paid to the Administrative Agent by the Servicer as a Deemed Collection in accordance with Section 3.2(a).

(e)Audits and Visits. Servicer will, upon reasonable advance notice of not less than five (5) Business Days (or at any time following the occurrence of an Event of Default that has not been waived in accordance with this Agreement), during regular business hours, permit the Administrative Agent and each Purchaser Agent and representatives thereof, at Servicer’s expense, (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Pool Assets and the other Seller Assets, including the Receivable Documentation and Loan Documents, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and, subject to the foregoing, to discuss matters relating to Pool Assets or its performance hereunder or under the related Receivable Documentation and Loan Documents with any of its officers having knowledge of such matters, in each case, at such reasonable times and as often as may reasonably be desired by the

Administrative Agent or any such Purchaser Agent; provided, however, that unless an Event of Default has occurred that has not been waived in accordance with this Agreement, Servicer shall be required to reimburse the Administrative Agent and the Purchaser Agent for the costs and expenses related to (x) only one such audit or visitation during any calendar year, (y) any audit following a material change in the systems of Seller or Servicer that occurs after any audit specified in clause (x) or (z) any follow-up audit that is required as a result of any audit specified in clauses (x) or (y).

(f)Reporting Requirements. Servicer will provide to the Administrative Agent the following:
(i)as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly accounting periods of CHS, a copy of the consolidated balance sheet of CHS and its Subsidiaries as of the last day of such period and the consolidated statement of income of CHS and its Subsidiaries for the fiscal quarter and for the fiscal year‑to‑date period then ended, prepared by CHS in accordance with GAAP and certified to by a Responsible Officer; provided that delivery within the time period specified above of copies of CHS’s quarterly reports on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.2(f)(i);

(ii)as soon as available and in any event within ninety (90) days after the end of each annual accounting period of CHS, a copy of the consolidated balance sheet of CHS and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income and cash flows of CHS and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by a statement of CHS (with, if necessary, qualifications related to changes in GAAP), to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of CHS and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended; provided that delivery within the time period specified above of copies of CHS’s annual report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.2(f)(ii);

(iii)at least 30 days prior to any change in Servicer’s name or jurisdiction of organization, a notice setting forth the new name or jurisdiction, as applicable, and the proposed effective date thereof;

(iv)such data, reports and information relating to the Pool Assets and the other Seller Assets reasonably requested by the Administrative Agent or any Purchaser Agent from time to time;

(v)promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of any Adverse Claim or dispute asserted or claim made against a Pool Asset or any other Seller Assets;

(vi)promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the failure of any representation or warranty made or deemed to be made by Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made;

(vii)promptly (and in no event later than three (3) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the occurrence of any Event of Default, Unmatured Event of Default, Servicer Termination Event or Unmatured Servicer Termination Event and the action that the Servicer proposes to take with respect thereto;

(viii)at least fifteen (15) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy after giving effect to such change or amendment and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to adversely affect the value, validity, enforceability or collectability of, or increase the days to pay or Dilution with respect to, any Pool Asset or decrease the credit quality of any newly created Asset, requesting the consent of the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) Servicer making any material change or changes in the character of its business, written notice indicating such change and requesting the consent of the Required Purchasers thereto (which consent shall not be unreasonably withheld conditioned or delayed);

(ix)promptly (and in no event later than five (5) Business Days) following receipt thereof, a copy of all periodic statements regarding the Originator Collection Accounts from the applicable Account Banks; and

(x)as soon as possible and in any event within three (3) Business Days after knowledge or notice of the occurrence thereof, written notice of any matter that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to Servicer.

(g)Perform Terms. Servicer will duly perform and comply in all material respects with all terms under the Receivable Documentation and Loan Documents and promptly inform the Administrative Agent and each Purchaser Agent of any breach or default by Servicer or any Account Debtor or Obligor of any of the terms thereof.

(h)Not Adversely Affect the Administrative Agent’s Rights. Servicer will refrain from any act or omission which, individually or in the aggregate, could reasonably be expected to prejudice, diminish or limit, in each case in any material respect, the Administrative Agent’s or any other Affected Party’s rights under or with respect to any of the Pool Assets, any other Seller Assets or this Agreement, except to the extent such act or omission is expressly permitted under this Agreement or any other Transaction Document.

(i)Compliance with Credit and Collection Policy. Servicer will comply with the Credit and Collection Policy in all material respects in connection with the enforcement and collection of Pool Assets and Related Security.

(j)Anti-Corruption Laws and Sanctions. Servicer shall ensure that policies and procedures are maintained and enforced by or on behalf of Servicer to promote and achieve compliance by Servicer and each of its Subsidiaries, Affiliates, and their respective directors, officers, employees and agents, with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Servicer shall not use or permit its Subsidiaries, Affiliates, or its or their respective directors, officers, employees or agents to use, the proceeds of any Purchase or Reinvestment (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. Neither Servicer nor any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of Servicer or any of its Subsidiaries in any capacity in connection with or directly benefitting from this Agreement will engage in, or will conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

(k)No Change in Business or Credit and Collection Policy or Organizational Documents. Servicer shall not make any change in (A) the character of its business without the prior written consent of the Required Purchasers or (B) the Credit and Collection Policy, which change would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to Seller without the prior written consent of the Required Purchasers.

(l)Collection Accounts; Lockbox; Originator Specified Accounts. The Servicer shall (i) direct (x) each Account Debtor to pay all amounts owing under the Pool Receivables only to a Lockbox, a Collection Account, an Originator Specified Account or the Concentration Account and (y) each Obligor to pay all amounts owing under the Pool Loans only to a Seller Collection Account or the Concentration Account, (ii) not to change such payment instructions while any Pool Assets remain outstanding, (iii)  take any and all other reasonable actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets will be deposited in accordance with clause (i), (iv) hold in trust as the Affected Parties’ exclusive property and safeguard for the benefit of the Affected Parties all Collections and other amounts remitted or paid to the Seller or the Servicer (or any of their respective Affiliates) in respect of Pool Assets for prompt deposit into the Concentration Account in the manner set forth below, (v) deposit in a Collection Account all Collections remitted to an Originator Specified Account within two (2) days following receipt thereof and (vi) endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in a Collection Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to a Lockbox, a Collection Account or an Originator Specified Account any amounts other than Collections or proceeds thereof. The Servicer shall not terminate or permit the termination of any Collection Account, Originator Specified Account or Lockbox or any Account Agreement without the prior written consent of the Required Purchasers.

(m)Concentration Account. The Servicer shall deposit or cause to be deposited in the Concentration Account all Available Collections and other amounts received by Seller, Servicer or Originator (or any of their respective Affiliates) or deposited in a Lockbox, an Originator Specified Account or a Collection Account, in each case, with respect to Pool Assets or any other Seller Assets (whether such amounts were received by Seller directly or otherwise) without adjustment, setoff or deduction of any kind or nature no later than the Business Day preceding the Settlement Date immediately succeeding receipt thereof; provided that, so long as no Unmatured Event of Default or Event of Default exists, the Seller shall not be required to deposit Collections on the Business Day preceding the next Settlement Date in excess of the aggregate amount the Seller is required to pay on such Settlement Date in accordance with Section 3.1(d). The Servicer shall take any and all other actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets and the other Seller Assets will be deposited in the Concentration Account in a timely manner pursuant to the terms of this Agreement. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Concentration Account any amounts other than Collections or proceeds thereof. The Servicer shall not terminate or permit the termination of the Concentration Account without the prior written consent of the Required Purchasers.

(n)Misdirected Payments. If the Servicer receives a misdirected payment of a Pool Asset from any Account Debtor or Obligor, the Servicer shall remit such funds to a Collection Account no later than two (2) Business Days following receipt thereof. Until remitted to a Collection Account, the Servicer shall hold such funds in trust as the Affected Parties’ exclusive property and safeguard such funds for the benefit of the Affected Parties.

(o)Tax Status. Servicer shall not take or cause any action to be taken that could result in Seller being treated as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

(p)Transaction Documents. Without limiting any of Servicer’s covenants or agreements set forth herein or in any other Transaction Document, so long as Servicer is an Originator or Performance Guarantor, Servicer shall comply with each and every of its covenants and agreements as an Originator or Performance Guarantor, as applicable, under each Transaction Document to which it is a party in any capacity.

(q)Delivery of Custodian File and Obligor Notes.

(i)Not later than six (6) months following the Effective Date, the Servicer shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to each Effective Date Loan, and shall cause the related Obligor Note for each Effective Date Loan to be (i) duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement and (ii) delivered to the Custodian.

(ii)Not later than thirty (30) days following the date on which the Seller acquires an interest in any Pool Loan (other than any Effective Date Loan) pursuant to the Sale Agreement, the Servicer shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to such Pool Loan, and shall cause the related Obligor Note to be (i) duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement and (ii) delivered to the Custodian.

(iii)Not later than thirty (30) days following any amendment or modification to any Loan Document, the Servicer shall deliver or cause to be delivered such Loan Document to the Custodian.

SECTION 7.3Full Recourse. Notwithstanding any limitation on recourse contained herein or in any other Transaction Document: (i) Seller has the obligation to pay all Yield and other amounts due under Sections 3.1(c) and 3.4 or under Articles IV or XII (which obligation shall be full recourse general obligations of Seller), and (ii) all obligations of CHS so specified hereunder shall be full recourse general obligations of CHS.

SECTION 7.4Corporate Separateness; Related Matters and Covenants. Each of Seller and Servicer covenant, until the Final Payout Date, as follows:

(a)Seller and Servicer shall assure that Seller, Servicer, CHS, Performance Guarantor and Originators (and each of their respective Affiliates) shall observe the applicable legal requirements for the recognition of Seller as a legal entity separate and apart from each of Originators, CHS, Servicer, Performance Guarantor and any of their respective Affiliates other than Seller, and comply with its organizational documents and assuring that each of the following is complied with:

(i)Seller shall maintain (or cause to be maintained) separate company records and books of account (each of which shall be sufficiently full and complete to permit a determination of Seller’s assets and liabilities and, in the case of such records and books of account, to permit a determination of the obligees thereon and the time for performance of each of Seller’s obligations) from those of Originators, CHS, Servicer, Performance Guarantor and their respective Affiliates (other than Seller);

(ii)except as otherwise permitted by this Agreement, Seller shall not commingle any of its assets or funds with those of Originators, CHS, Servicer, Performance Guarantor or any of their respective Affiliates (other than Seller);

(iii)at least one member of Seller’s Board of Managers shall be an Independent Manager and the limited liability company agreement of Seller shall provide: (i) for the same definition of “Independent Manager” as used herein, (ii) that Seller’s Board of Managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Seller unless the Independent Manager shall approve the taking of such action in writing before the taking of such action and (iii) that the provisions required by clauses (i) and (ii) of this sentence cannot be amended except in accordance with this Agreement and without the prior written consent of the Independent Manager and the Required Purchasers;

(iv)the members and Board of Managers of Seller shall hold all regular and special meetings appropriate to authorize Seller’s actions. The members and managers of Seller may act from time to time by unanimous written consent or through one or more committees in accordance with Seller’s certificate of formation and its limited liability company agreement. Seller shall not take any Material Actions (as defined in its limited liability company agreement) without the consent of all its managers, including its Independent Manager. Appropriate minutes of all meetings of Seller’s members and managers (and committees thereof) shall be kept by Seller;

(v)Seller shall compensate its Independent Manager in accordance with Seller’s limited liability company agreement;

(vi)decisions with respect to Seller’s business and daily operations shall be independently made by Seller and shall not be dictated by Originators, CHS, Servicer or any of their respective Affiliates (except by CHS Capital as a member and/or manager of Seller in accordance with Seller’s limited liability company agreement); provided that Servicer shall administer, service and collect the Pool Assets as contemplated by the Transaction Documents;

(vii)no transactions shall be entered between Seller, on the one hand and any Originator, Servicer, CHS, Performance Guarantor or any Affiliate of any of them (other than

Seller), on the other hand (other than as contemplated hereby and in the other Transaction Documents);

(viii)Seller shall act solely in its own name and through its own authorized managers, members, directors, officers and agents, except that, as a general matter, the Account Debtors and Obligors will not be informed in the first instance that Servicer is acting on behalf of Seller, that such Originator sold Assets to Seller or that Seller sold Assets to the Administrative Agent;

(ix)None of Originators, Servicer or any Affiliates of CHS shall be appointed as an agent of Seller, except in the capacity of servicer or subservicer hereunder;

(x)none of Servicer, Originators, CHS, Performance Guarantor or any of their respective Affiliates shall advance funds or credit to Seller; and none of Servicer, Originators, CHS or any Affiliate of Servicer, Originators, Performance Guarantor or CHS will otherwise supply funds or credit to, or guarantee any obligation of, Seller except as expressly contemplated by the Transaction Documents;

(xi)Seller shall maintain a separate space which shall be physically separate from space occupied by Originators, Servicer, Performance Guarantor or any Affiliate of any Originator, Performance Guarantor or Servicer (but may be in a separate space occupied solely by Seller at the offices of CHS or any Affiliate of CHS) and shall be clearly identified as Seller’s space so it can be identified by outsiders;

(xii)other than as permitted by the Transaction Documents, Seller shall not guarantee, or otherwise become liable with respect to, any obligation of CHS, Originators, Servicer, Performance Guarantor or any Affiliate thereof (other than Seller);

(xiii)Seller shall at all times hold itself out to the public under Seller’s own name as a legal entity separate and distinct from its equity holders, members, managers, CHS, Originators, Servicer, Performance Guarantor and each of their respective Affiliates (other than Seller) (the foregoing to include Seller not using the letterhead or telephone number of any such Person);

(xiv)CHS shall prepare its financial statements in compliance with GAAP consistently applied;

(xv)if any of Seller, CHS, Servicer, Performance Guarantor or Originators shall provide any information with respect to the Pool Assets to any creditor of Seller, CHS, Servicer, Performance Guarantor or such Originator, Seller or Servicer, as the case may be, shall also provide (or cause such Originator to provide) to such creditor a notice indicating that the Collections relating to such Pool Assets are held in trust for the Affected Parties;

(xvi)to the extent required by GAAP, CHS’s financial statements shall disclose the separateness of Seller and that the Pool Assets that are owned by Seller are not available to creditors of CHS or its Affiliates other than Seller;

(xvii)any allocations of direct, indirect or overhead expenses for items shared between Seller and Originators, Servicer, CHS, Performance Guarantor or any of their respective Affiliates shall be made among Seller and Originators, Servicer, CHS, Performance Guarantor or any of their respective Affiliates to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered;

(xviii)Seller shall not be named, directly or indirectly, as a contingent beneficiary or loss payee on any insurance policy covering the Servicer, Originators, CHS, Performance Guarantor or any Affiliate of any of them (other than Seller) other than insurance policies entered into in the ordinary course of business covering other Affiliates of any of the foregoing;

(xix)Seller shall maintain adequate capital in light of its contemplated business operations;

(xx)Seller shall generally maintain an arm’s-length relationship with Originators, Servicer, CHS, Performance Guarantor and their respective Affiliates and each transaction entered into with Seller shall be undertaken in good faith for a bona fide business purpose; and

(xxi)the Independent Manager shall not at any time serve as a trustee in bankruptcy for Seller, CHS, Originators, Performance Guarantor, Servicer or any of their respective Affiliates.

(b)Seller and Servicer agree that:

(i)Seller shall not (A) issue any security of any kind except certificates evidencing membership interests issued to CHS Capital in connection with its formation, or (B) incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or obligation other than as expressly permitted by the Transaction Documents.

(ii)Seller shall not sell, pledge or dispose of any of its assets, except as permitted by, or as provided in, the Transaction Documents.

(iii)Seller shall not purchase any asset (or make any investment, by share purchase, loan or otherwise) except as permitted by, or as provided in, the Transaction Documents.

(iv)Seller shall not engage in any activity (whether or not pursued for gain or other pecuniary advantage) other than as permitted by the Transaction Documents.

(v)Seller shall not create, assume or suffer to exist any Adverse Claim on any of its assets other than any Adverse Claim created pursuant to the Transaction Documents.

(vi)Seller shall not make any payment, directly or indirectly, to, or for the account or benefit of, any owner of any security interest or equity interest in Seller or any Affiliate of any such owner (except, in each case, as expressly permitted by the Transaction Documents).

(vii)Seller shall not acquiesce in, or direct Servicer or any other agent to take, any action that is prohibited to be taken by Seller in clauses (i) through (vi) above.

(viii)Seller shall not have any employees.

(ix)Seller will provide not less than ten (10) Business Days’ prior written notice to the Administrative Agent of any removal or replacement of any person that is currently serving or is proposed to be appointed as an Independent Manager, such notice to include the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement and the limited liability company agreement of Seller.

(c)Neither Seller nor Servicer shall take any action or permit any of their respective Affiliates to take any action inconsistent with subsection (a) or (b) above.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

SECTION 8.1Designation of Servicer.

(a)CHS as Initial Servicer. The servicing, administering and collection of the Pool Assets on behalf of Seller, Administrative Agent, Purchaser Agents and Purchasers shall be conducted by the Person designated as Servicer hereunder (“Servicer”) from time to time in accordance with this Section 8.1. Until Administrative Agent (with the consent, or acting at the direction of, the Required Purchasers) gives to CHS a Successor Notice (as defined in Section 8.1(b)), CHS is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof. Servicer shall receive the Servicing Fee, payable as described in Article III, for the performance of its duties hereunder.

(b)Successor Notice. In the event that a Servicer Termination Event has occurred and has not been waived in accordance with this Agreement, Administrative Agent (with the consent of, or at the direction of, the Required Purchasers) shall have the right, upon not less than five (5) Business Days’ notice to CHS and Seller, to designate a successor Servicer pursuant to the terms hereof (a “Successor Notice”). Upon effectiveness of a Successor Notice, CHS agrees that it shall terminate its activities as Servicer hereunder in a manner that Administrative Agent reasonably believes will facilitate the transition of the performance of such activities to the successor Servicer, and such successor Servicer shall assume each and all of CHS’s obligations to service and administer the Pool Assets, on the terms and subject to the conditions herein set forth, and CHS shall use commercially reasonable efforts to assist such successor Servicer in assuming such obligations.

(c)Subservicers; Subcontracts. Servicer may not subcontract with any Person that is not an Affiliate of Servicer (excluding Seller) or otherwise delegate any of its duties or obligations hereunder except with the prior written consent of Administrative Agent and each Purchaser Agent; provided that, notwithstanding any such designation, delegation or subcontract, Servicer shall remain primarily and directly liable for the performance of all the duties and obligations of Servicer pursuant to the terms hereof. For the avoidance of doubt, the parties agree that Servicer may so subcontract with CHS Capital subject to the proviso in the previous sentence.

SECTION 8.2Duties of Servicer. Seller, each Purchaser, each Purchaser Agent and Administrative Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Assets and the other Seller Assets. Servicer shall take or cause to be taken all necessary and appropriate commercial servicing and collection activities in arranging the timely payment of amounts due and owing by any Account Debtor or Obligor (including the identification of the proceeds of the Pool Assets and related record keeping) all in accordance with Applicable Laws, with reasonable care and diligence, including diligently and faithfully performing all servicing and collection actions. In connection with its administration, collection and servicing obligations, Servicer will perform its duties under the Receivable Documentation related to the Pool Receivables and the Loan Documents related to the Pool Loans with the same care and applying the same policies as it applies to its own assets generally and would exercise and apply if it owned the Pool Assets and shall act in the best interest of the Affected Parties to maximize Collections.

(a)Allocation of Collections; Segregation. Servicer shall set aside and hold in trust Collections of Pool Assets in accordance with Section 1.3. Servicer acknowledges and agrees that the Pool Assets have been sold and assigned to the Seller pursuant to the Sale Agreement and no portion of the Collections with respect thereto held by the Servicer prior to depositing into a Collection Account, an Originator Specified Account or the Concentration Account shall constitute property of the Servicer.

(b)Documents and Records. Other than the Custodian File held by the Custodian in accordance with the Custodian Agreement, Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller, Administrative Agent, each Purchaser Agent, each Purchaser and each other Affected Party in accordance with their respective interests, all Records (and all original documents relating thereto) (and after the occurrence of any Event of Default, shall deliver the same to Administrative Agent promptly upon Administrative Agent’s written request). Upon written request of Administrative Agent or any Purchaser Agent, Servicer shall promptly provide (or cause Custodian to provide) Administrative Agent and the Purchaser Agents with the location(s) of all Records (and all original documents relating thereto).

(c)Certain Duties of Servicer and Seller. Servicer shall, promptly following receipt of the collections of any Asset that is not a Pool Asset, a Related Asset or any other property included in the grant set forth in Section 9.1, turn over such collection to the Person entitled to such collection.

(d)Termination. Servicer’s obligations as such under this Agreement shall terminate upon the Final Payout Date.

(e)Power of Attorney. Seller hereby appoints Servicer as the true and lawful attorney-in-fact of Seller, with full power of substitution, coupled with an interest, and hereby authorizes and empowers Servicer to take in Seller’s name and on behalf of Seller any and all steps necessary or desirable, in the reasonable determination of Servicer, to collect all amounts due under any and all Pool Assets, including to make demands for any portion of Pool Assets remaining outstanding past its applicable due date, commence enforcement proceedings, exercise other powers under the Receivable Documentation and Loan Documents, endorse Seller’s name on checks and other instruments representing Collections, enforce Pool Receivables and the related Receivable Documentation, enforce Pool Loans and the related Loan Documents and take such other action and execute such other agreements, instruments and other documents in the name of Seller, to the extent necessary or desirable to accomplish the purposes hereof. Seller hereby appoints the Administrative Agent as the true and lawful attorney-in-fact of Seller, with full power of substitution, coupled with an interest, and hereby authorizes and empowers the Administrative Agent in the name and on behalf of Seller at any time following removal of CHS as Servicer pursuant to this Agreement or at any time following the occurrence of a Servicer Termination Event that has not been waived in accordance with this Agreement, to take such actions, and execute and deliver such documents, as the

Administrative Agent deems necessary or advisable in connection with any Pool Assets (i) to obtain the full benefits of the Transaction Documents and the Pool Assets, (ii) to perfect each of the ownership and/or security interests in the Pool Assets and the other Seller Assets under the Transaction Documents, including to send a notice of each purchase, sale and pledge of the Pool Assets under the Transaction Documents to the applicable Account Debtor or Obligor, (iii) to communicate directly with the applicable Account Debtor or Obligor to collect any portion of a Pool Asset that remains outstanding past its applicable due date, (iv) to notify and require (x) Account Debtors to remit the proceeds of Pool Receivables directly to a Lockbox, an Originator Specified Account, a Collection Account or the Concentration Account and (y) Obligors to remit the proceeds of Pool Loans directly to a Seller Collection Account or the Concentration Account or (v) to make collection of and otherwise realize the benefits of any Pool Asset. At any time that CHS is no longer serving as Servicer hereunder or at any time following the occurrence of a Servicer Termination Event that has not been waived in accordance with this Agreement, the Administrative Agent shall have the right to bring suit, in the Administrative Agent’s or Seller’s name, and generally have all other rights of an owner and holder respecting any Pool Assets, including the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Pool Assets and issue credits in its own name or the name of Seller. At any time following removal of CHS as Servicer or at any time following the occurrence of a Servicer Termination Event that has not been waived in accordance with this Agreement, the Administrative Agent may endorse or sign the Administrative Agent’s or Seller’s name on any checks or other instruments with respect to any Pool Assets or the goods covered thereby. This power of attorney, being coupled with an interest, is irrevocable and shall not expire until the Final Payout Date.

(f)Resignation of CHS as Servicer. CHS shall not resign in its capacity as Servicer hereunder without the prior written consent of Administrative Agent and each Purchaser Agent, which consent shall be given or withheld in the sole and absolute discretion of Administrative Agent and each Purchaser Agent.

SECTION 8.3Rights of Administrative Agent. In addition to all of its other rights herein including under Articles IX and X, under the other Transaction Documents or at law or in equity, Administrative Agent shall have the other following rights set forth in this Section 8.3:

(a)Notice to Account Debtors and Obligors. At any time after the occurrence of any Event of Default, Servicer shall (on behalf of Seller), at Administrative Agent’s or any Purchaser Agent’s request and at Seller’s expense, give notice of Administrative Agent’s ownership and security interest in the Pool Assets to each applicable Account Debtor or Obligor and instruct them that payments on the Pool Assets will only be effective if made to, or as otherwise instructed in writing by, Administrative Agent.

(b)[Reserved].

(c)Other Rights. At any time after (i) the occurrence of an Event of Default that has not been waived in accordance with this Agreement or (ii) the commencement of the Liquidation Period, Servicer shall (on behalf of Seller), (A) at Administrative Agent’s request and at Seller’s expense, assemble all of the Records (other than the Custodian File held by the Custodian pursuant to the Custodian Agreement) and deliver such Records to or at the direction of Administrative Agent and (B) at the request of Administrative Agent or its designee, exercise or enforce any of their respective rights hereunder, under any other Transaction Document, under any Pool Asset or under any other Seller Assets (to the extent permitted hereunder or thereunder). Without limiting the generality of the foregoing, each of Servicer and Seller shall upon the request of Administrative Agent or its designee and at Seller’s expense:

(I)    authorize, execute (if required) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate;
(II)    make a notation in its books and records to indicate that the Pool Assets have been transferred and pledged in accordance with this Agreement; and
(III)    following the occurrence of an Event of Default that has not been waived in accordance with this Agreement, mark conspicuously all Receivable Documentation evidencing Pool Receivables and all Loan Documents evidencing Pool Loans with a legend reasonably acceptable to Administrative Agent evidencing that the Pool Assets have been sold or otherwise pledged pursuant to this Agreement.
(d)Additional Financing Statements; Performance by Administrative Agent. Seller hereby authorizes Administrative Agent or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, or any similar instruments in any relevant jurisdiction relative to all or any of the Pool Assets and the other Seller Assets now existing or hereafter arising in the name of Seller. Seller agrees that an “all assets” or similar filing against it may be filed for the purposes hereof and to perfect the security interest and transfers created hereby. If Seller fails to perform any of its agreements or obligations under this Agreement or any other Transaction Document, Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Administrative Agent or its designee incurred in connection therewith shall be payable by Seller as provided in Section 13.6.

SECTION 8.4Responsibilities of Servicer. Anything herein to the contrary notwithstanding:

(a)Contracts. Servicer shall, in accordance with the Credit and Collection Policy, Applicable Law and the terms of this Agreement, perform all of its obligations under the Records, so long as it is an Affiliate of Seller, to the same extent as if the Asset Interest had not been sold hereunder and the exercise by Administrative Agent or its designee of its rights hereunder shall not relieve Servicer from such obligations.

(b)Limitation of Liability. None of Administrative Agent, any Purchaser or any Purchaser Agent shall have any obligation or liability with respect to any Pool Asset or Related Assets related thereto, nor shall any of them be obligated to perform any of the obligations of Servicer or Seller thereunder.

SECTION 8.5Further Action Evidencing Purchases and Reinvestments. Seller agrees that from time to time, at its expense, it shall (or cause Servicer to) promptly execute and deliver all further instruments and documents, and take all further actions, that Administrative Agent or its designee may reasonably request or that are necessary in order to perfect, protect or more fully evidence the transactions contemplated by the other Transaction Documents, the Purchases hereunder and the resulting Asset Interest.

SECTION 8.6Application of Collections. The Servicer shall be responsible for promptly identifying, matching, applying and reconciling any payments received in the Collection Accounts or Originator Specified Accounts with the Asset associated with such payment.

SECTION 8.7Funds and Documents to be held in Trust. Whenever this Agreement or any other Transaction Document requires the Seller or the Servicer to hold funds or documents in trust for the Administrative Agent, it is understood and agreed that CHS, Seller or Servicer is not required to establish trust accounts or arrangements with independent trustees, custodians or third parties, but may hold such funds for the Administrative Agent in Originator Collection Accounts which may be commingled with other deposit account maintained by CHS, Seller or Servicer, and may hold such documents for safekeeping for the Administrative Agent in such manner as CHS, Seller of Servicer holds its own documents in safekeeping; provided that, for the avoidance of doubt, (x) Seller, CHS and the Servicer shall not be permitted to deposit any funds in a Seller Collection Account or the Concentration Account other than Collections and proceeds thereof and (y) neither the Seller Collection Accounts nor the Concentration Account may be commingled with any other deposit accounts.

ARTICLE IX

SECURITY INTEREST

SECTION 9.1Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees and expenses, in each case pro rata according to the respective amounts thereof, Seller hereby assigns and pledges to Administrative Agent, as collateral trustee, for the benefit of the Affected Parties, and hereby grants to Administrative Agent, as collateral trustee, for the benefit of the Affected Parties, a security interest in, and general lien on all of the following: all of Seller’s right, title and interest now or hereafter existing in, to and under all of Seller’s assets, whether now owned or hereafter acquired, and wherever located (whether or not in the possession or control of Seller), including all of its right, title and interest in, to and under each of the following, in each case, whether now owned or existing hereafter arising, acquired, or originated, or in which Seller now or hereafter has any rights, and wherever located (whether or not in the possession or control of Seller) and all proceeds of any of the foregoing (collectively, the “Seller Assets”): (I) all Pool Assets; (II) the Related Assets; (III) the Collections; (IV) all Accounts; (V) all Chattel Paper; (VI) all Contracts; (VII) all Deposit Accounts; (VIII) all Documents; (IX) all Payment Intangibles; (X) all General Intangibles; (XI) all Instruments; (XII) all Inventory; (XIII) all Investment Property; (XIV) all letter of credit rights and supporting obligations; (XV) the Sale Agreement and all rights and remedies of Seller thereunder; (XVI) the Custodian Agreement and all rights and remedies of the Administrative Agent thereunder; (XVII) all other assets in the Asset Interest; (XVIII) all rights, interests, remedies and privileges of Seller relating to any of the foregoing (including the right to sue for past, present or future infringement of any or all of the foregoing); (XIX) each Lockbox; and (XX) to the extent not otherwise included, all products and Proceeds (each capitalized term in clauses IV through XX, as defined in the UCC) of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (including insurance proceeds), and all distributions (whether in money, securities or other property) and collections from or with respect to any of the foregoing.

Seller hereby authorizes the filing of financing statements, including those filed under Section 8.3(d), describing the collateral covered thereby as “all of debtor’s personal property and assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Section 9.1. This Agreement shall constitute a security agreement under Applicable Law.
SECTION 9.2    Further Assurances. The provisions of Section 8.5 shall apply to the security interest granted, and to the assignment effected, under Section 9.1 as well as to the Purchases, Reinvestments and the Asset Interest hereunder.

SECTION 9.3Remedies; Waiver. After the occurrence and during the continuance of an Event of Default, Administrative Agent, on behalf of the Affected Parties, shall have, with respect to the Seller Assets granted pursuant to Section 9.1, and in addition to all other rights and remedies available to any Affected Party under this Agreement and the other Transaction Documents or other Applicable Law, all the rights and remedies of a secured party under the UCC. To the fullest extent it may lawfully so agree, Seller agrees that it will not at any time insist upon, claim, plead, or take any benefit or advantage of any appraisal, valuation, stay, extension, moratorium, redemption or similar law now or hereafter in force in order to prevent, delay, or hinder the enforcement hereof or the absolute sale of any part of the Seller Assets; Seller for itself and all who claim through it, so far as it or they now or hereafter lawfully may do so, hereby waives the benefit of all such laws and all right to have the Seller Assets marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Seller Assets in its entirety. Without limiting the generality of the foregoing, Seller hereby waives and releases any and all right to require Administrative Agent to collect any of such obligations from any specific item or items of the Seller Assets or from any other party liable as guarantor or in any other manner in respect of any of such obligations or from any collateral (including the Seller Assets) for any of such obligations.

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.1Events of Default. The following events shall be “Events of Default” hereunder:

(a)(i) Seller or Servicer shall fail to be in compliance with any of its covenants or obligations set forth in Section 3.1(a), 7.1(d), 7.1(f), 7.1(g), 7.1(o), 7.1(u), 7.1(w), 7.1(aa)(i), 7.2(e), 7.2(f), 7.2(q)(i), 7.4(a)(iii) or 7.4(b)(ix) of this Agreement or (ii) Seller, any Originator, CHS or Servicer shall otherwise fail to be in compliance with any of its other covenants and obligations under this Agreement or any other Transaction Document (other than described in clause (i) hereof or clause (b) below), and such failure in this clause (ii), solely to the extent capable of cure, shall continue unremedied for a period of at least ten (10) Business Days after the earlier of a Responsible Officer having actual knowledge of such failure or notice thereof given to Seller or the Servicer by the Administrative Agent or any other Affected Party;

(b)Seller, Servicer, Performance Guarantor or any Originator shall fail to make any payment or deposit or transfer of monies to be made by it hereunder or under any other Transaction Document as and when due and such failure is not remedied within one (1) Business Day;

(c)CHS shall fail to perform its duties and obligations as Servicer hereunder or under any other Transaction Document and such failure is not remedied within one (1) Business Day;

(d)CHS shall resign as Servicer other than in accordance with this Agreement;

(e)(i) an Insolvency Event shall have occurred with respect to Seller, any Originator, Performance Guarantor or (ii) Servicer, any Originator or Seller shall not be Solvent;

(f)any representation or warranty made or deemed to be made by Seller, Servicer, Performance Guarantor or any Originator in this Agreement, any Information Package or any other Transaction Document shall fail to be true and correct in any material respect, as of the date made or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period;

(g)Administrative Agent shall fail to have a valid first priority perfected security interest in the Concentration Account and the Collection Accounts (and all amounts and instruments from time to time on deposit therein);

(h)Seller shall be required to register as an “investment company” within the meaning of the Investment Company Act;

(i)a Servicer Termination Event shall have occurred;

(j)a Change of Control shall have occurred;

(k)Seller shall fail to pay in full all of its obligations to Administrative Agent, the Purchaser Agents and Purchasers hereunder and under the other Transaction Documents on or prior to the Legal Final Settlement Date.

(l)there shall have occurred any event which materially adversely impairs the collectability, value, validity or enforceability of, or increases the days to pay or Dilution with respect to, the Pool Assets generally or any material portion thereof;

(m)this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Pool Assets and Related Assets and, in either case, free and clear of any Adverse Claim;

(n)any Transaction Document shall, in whole or in part, except pursuant to the terms thereof, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of any party thereto (other than any Affected Party) or any such party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of such Transaction Document;

(o)in the reasonable opinion of the Required Purchasers, there shall have occurred any Material Adverse Change with respect to Servicer, Seller, any Originator or Performance Guarantor;

(p)For the Receivables Pool, (i) the average of the Default Ratio (Receivables) for the three preceding Settlement Periods shall at any time exceed 1.0%, (ii) the average of the Dilution Ratios for the three preceding Settlement Periods shall at any time exceed 5.0% or (iii) the average of the Days Sales Outstanding for the three preceding Settlement Periods shall at any time exceed 25.0 days;

(q)For the Loan Pool, the average of the Default Ratio (Loans) for the three preceding Settlement Periods shall at any time exceed (i) with respect to the August 2018 and September 2018 Reporting Dates, 4.25%, (ii) with respect to the October 2018, November 2018 and December 2018 Reporting Dates, 4.50%, (iii) with respect to the January 2018 Reporting Date, 3.75%, (iv) with respect to the February 2019 Reporting Date, 3.25%, and (v) with respect to any other Reporting Date, 3.0%; or the Monthly Loss Ratio (Loans) for the three preceding Settlement Periods shall at any time exceed 1.0%; or the Portfolio Weighted Average Loan Rating Factor for the three preceding Settlement Periods shall at any time be less than 3.25%;

(r)on any day, (i) the Total Investment exceeds the Purchasers’ Total Commitment, or (ii) the Total Investment exceeds the sum of the Receivables Investment Base and the Loan Investment Base, in each case, unless cured within two (2) Business Days;

(s)any Originator, Performance Guarantor or Servicer, or any of their respective Subsidiaries (i) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any indebtedness for borrowed money (other than indebtedness arising under any Transaction Document or Subordinated Note Financing Document) aggregating in excess of $100,000,000 which was incurred, assumed or guaranteed by such Person, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any indenture, agreement or other instrument under which any indebtedness for borrowed money (other than indebtedness arising under any Transaction Document or Subordinated Note Financing Document) aggregating in excess of $100,000,000 was incurred, assumed or guaranteed by such Person, if the effect of such failure, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such indebtedness to be declared to be due and payable prior to its stated maturity, or such guaranty to become payable, without regard to whether such holder or holders, beneficiary or beneficiaries or such other Person shall have exercised or waived their right to do so;

(t)one or more judgments, orders, decrees or arbitration award is entered against any Originator, Performance Guarantor or Servicer, involving in the aggregate a liability (to the extent not covered by insurance from a Solvent insurer and as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of sixty (60) consecutive days after the entry thereof (or such longer period as may be permitted by Applicable Law or court order to obtain relief from payment of or to pay such judgments, orders, decrees or awards);

(u)one or more judgments, orders, decrees or arbitration awards is entered against Seller involving in the aggregate a liability of $15,775 or more, other than any judgment against Seller with respect to any taxes that are owing by Seller to any Governmental Authority that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, that remain undischarged, unvacated and unstayed pending appeal for a period of sixty (60) consecutive days after the entry thereof (or such longer period as may be permitted by Applicable Law or court order to obtain relief from payment thereof);

(v)(i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which would materially adversely affect the financial condition or results of operations of Seller, Servicer, any Originator, Performance Guarantor and their Subsidiaries, taken as a whole, or (ii) Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate shall fail to pay when due under Section 412 of the Code any contribution to a Pension Plan in excess of $25,000,000 and such failure shall continue for 30 days;

(w)the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of Seller, Servicer or Originators and such lien shall not have been released within five (5) Business Days, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Seller, Servicer or Originators and such lien shall not have been released within five Business Days; or

(x)any payment default shall occur under any Subordinated Note Financing Document (after giving effect to any applicable grace period).

SECTION 10.2Remedies.

(a)Optional Liquidation. Upon, or any time after, the occurrence of an Event of Default (other than an Event of Default described in Section 10.1(e)), Administrative Agent shall, at the request, or may with the consent, of the Required Purchasers, by notice to Seller and Servicer declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced and shall have all of the remedies set forth in Section 9.3 or otherwise herein or in equity or at law.

(b)Automatic Liquidation. Upon the occurrence of an Event of Default described in Section 10.1(e), the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

(c)Remedies. Upon, or at any time after, the declaration or automatic occurrence of the Purchase Termination Date pursuant to this Section 10.2, no Purchases or Reinvestments thereafter will be made. Upon the declaration or automatic occurrence of the Purchase Termination Date pursuant to this Section 10.2, Administrative Agent, on behalf of the Affected Parties, shall have, in addition to all other rights and remedies under this Agreement, any other Transaction Document or otherwise, (i) all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws (including all the rights and remedies of a secured party under the UCC (including the right to sell any or all of the Seller Assets subject hereto)) and (ii) all rights and remedies with respect to the Seller Assets granted pursuant to Section 9.1, all of which rights shall be cumulative.

(d)Specific Remedies. (i) Without limiting Section 10.2(c) or any other provision herein or in any other Transaction Document, the parties hereto agree that the terms of this Section 10.2(d) are agreed upon in accordance with Section 9-603 of the New York UCC, that they do not believe the terms of this Section 10.2(d) to be “manifestly unreasonable” for purposes of Section 9-603 of the New York UCC, and that compliance therewith shall constitute a “commercially reasonable” disposition under Section 9-610 of the New York UCC, and further agree as follows:

(ii)After the occurrence of the Purchase Termination Date pursuant to Section 10.2(a) or Section 10.2(b), Administrative Agent, on behalf of the Affected Parties, shall have all rights, remedies and recourse granted in any Transaction Document and any other instrument executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including specifically those granted by the New York UCC and the UCC of any other state which governs the creation or perfection (and the effect thereof) of any security interest in the Seller Assets), and such rights and remedies: (A) shall be cumulative and concurrent; (B) may be pursued separately, successively or concurrently against Seller, any Originator and Performance Guarantor and any other party obligated under the Transaction Documents, or any of such Seller Assets, or any other security for the Obligations, or any of them, at the sole discretion of Administrative Agent, on behalf of the Affected Parties; (C) may be exercised as often as occasion therefor shall arise, it being agreed by Seller, Servicer, each Originator, Performance Guarantor and any other party obligated under the Transaction Documents, or any of such Seller Assets, or any other security for the Obligations, or any of them, that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (D) are intended to be and shall be, non exclusive. For the avoidance of doubt, with respect to any disposition of the Seller Assets or any part thereof (including any purchase by Administrative Agent, any Affected Party, or any Affiliate of any of them) in accordance with the terms of this Section 10.2 for consideration which is insufficient, after payment of all related costs and expenses of every kind, to satisfy the Obligations, (1) such disposition shall not act as, and shall not be deemed to be, a waiver of any rights by Administrative Agent or the Affected Parties and Administrative Agent on behalf of the Affected Parties shall have a claim for such deficiency and (2) Administrative Agent shall not be liable or responsible for any such deficiency.

(iii)Upon the declaration or automatic occurrence of the Purchase Termination Date pursuant to Section 10.2(a) or Section 10.2(b), Administrative Agent, on behalf of the Affected Parties, shall (at the direction of the Required Purchasers) have the right, in accordance with this Section 10.2(d), to dispose of the Seller Assets or any part thereof upon giving at least ten (10) Business Days’ prior notice to Seller and Servicer of the time and place of disposition, for cash or upon credit or for future delivery, with Seller and Servicer hereby waiving all rights, if any, to require Administrative Agent or any other Person to marshal the Seller Assets and at the option and in the complete discretion of Administrative Agent, Administrative Agent may:

(I)    dispose of the Seller Assets or any part thereof at a public disposition;
(II)    dispose of the Seller Assets or any part thereof at a private disposition, in which event such notice shall also contain a summary of the material terms of the proposed disposition, and Seller shall have until the time of such proposed disposition during which to redeem the Seller Assets or to procure a Person willing, ready and able to acquire the Seller Assets on terms at least as favorable to Seller and the Affected Parties, and if such an acquirer is so procured, then Administrative Agent shall dispose of the Seller Assets to the acquirer so procured;
(III)    dispose of the Seller Assets or any part thereof in bulk or parcels;
(IV)    dispose of the Seller Assets or any part thereof to any Affected Party or any Affiliate thereof at a public disposition;
(V)    bid for and acquire, unless prohibited by Applicable Law, free from any redemption right, the Seller Assets or any part thereof, and, if the Affected Parties are then the holders of any Obligations or any participation or other interest therein, in lieu of paying cash therefor, Administrative Agent on behalf of the Affected Parties may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the outstanding principal amount of the Obligations, in such order and manner as Administrative Agent on behalf of the Affected Parties, in its discretion, may deem advisable and as permissible and required under the Transaction Documents. Administrative Agent for the benefit of Affected Parties, upon so acquiring the Seller Assets or any part thereof shall be entitled to hold or otherwise deal with or dispose of the same in any manner not prohibited by Applicable Law; or
(VI)    enforce any other remedy available to Administrative Agent on behalf of the Affected Parties at law or in equity.
From time to time Administrative Agent may, but shall not be obligated to, postpone the time and change the place of any proposed disposition of any of the Seller Assets for which notice has been given as provided above and may retain the Seller Assets until such time as the proposed disposition occurs if, in the sole discretion of Administrative Agent, such postponement or change is necessary or appropriate in order that the provisions of this Agreement applicable to such disposition may be fulfilled or in order to obtain more favorable conditions under which such disposition may take place. Seller and CHS each acknowledges and agrees that private dispositions may be made at prices and upon other terms less favorable than might have been attained if the Seller Assets were disposed of at public disposition. For the avoidance of doubt, to the extent permitted by Applicable Law, Administrative Agent shall not be obligated to make any disposition of the Seller Assets or any part thereof notwithstanding any prior notice of a proposed disposition. No demand, advertisement or notice, all of which are hereby expressly waived by Seller and CHS to the extent permitted by Applicable Law, shall be required in connection with any disposition of the Seller Assets or any part thereof, except for the notice described in this clause (iii).
In case of any disposition by Administrative Agent of any of the Seller Assets on credit, which may be elected at the option and in the complete discretion of Administrative Agent, on behalf of the Affected Parties, the Seller Assets so disposed may be retained by Administrative Agent for the benefit of the Affected Parties until the disposition price is paid by the purchaser, but neither Administrative Agent nor the Affected Parties shall incur any liability in case of failure of the purchaser to take up and pay for the Seller Assets so disposed. In case of any such failure, such Seller Assets so disposed may be again disposed.
After deducting all costs or expenses of every kind (including the attorneys’ fees and legal expenses incurred by Administrative Agent or the Affected Parties, or both), Administrative Agent shall apply the residue of the proceeds of any disposition or dispositions, if any, to pay the principal of and interest upon the Obligations in such order and manner as Administrative Agent in its discretion may deem advisable and as permissible and required under the Transaction Documents. The excess, if any, shall be paid to Seller in accordance with the Transaction Documents. Neither Administrative Agent nor the Affected Parties shall incur any liability as a result of the dispositions of the Seller Assets at any private or public disposition that complies with the provisions of this Section 10.2(d).
Notwithstanding a foreclosure upon any of the Seller Assets or exercise of any other remedy by Administrative Agent on behalf of the Affected Parties in connection with the Purchase Termination Date pursuant to Section 10.2, neither Seller nor CHS shall be subrogated thereby to any rights of Administrative Agent for the benefit of the Affected Parties against the Seller Assets or any other security for the Obligations, nor shall Seller or CHS be deemed to be the owner of any interest in any Obligations, or exercise any rights or remedies with respect to itself or any other party until the Obligations have been paid to Administrative

Agent for the benefit of the Affected Parties and are fully and indefeasibly performed and discharged.
Administrative Agent shall have no duty to prepare or process the Seller Assets for disposition.
ARTICLE XI

PURCHASER AGENTS; ADMINISTRATIVE AGENT;
CERTAIN RELATED MATTERS

SECTION 11.1Authorization and Action of Program Administrator. Pursuant to its related Program Administration Agreement, each of Nieuw Amsterdam and Victory has appointed and authorized its related Program Administrator (or its respective designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to its related Program Administrator by the terms hereof, together with such powers as are reasonably incidental thereto.

SECTION 11.2Limited Liability of Purchasers, Purchaser Agents and Administrative Agent. The obligations of Administrative Agent, each Program Administrator, each Purchaser, each Purchaser Agent, each Enhancement Provider, each Liquidity Provider and each agent for any Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of such Person (including with respect to the servicing, administering or collecting Pool Assets by such Person as successor Servicer pursuant to Section 8.1), no claim may be made by CHS, Seller, Servicer, Performance Guarantor or any Originator against any Program Administrator, Administrative Agent, any Purchaser, any Purchaser Agent, any Enhancement Provider, any Liquidity Provider or any agent for any Purchaser or their respective Affiliates, directors, members, managers, officers, employees, attorneys or agents, including Global Securitization Services, LLC, any Program Administrator, MUFG and Rabobank, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and CHS hereby waives, releases, and agrees not to sue upon any claim for any such damages not expressly permitted by this Section 11.2, whether or not accrued and whether or not known or suspected to exist in its favor. The parties agree that (a) MUFG shall have no obligation, in its capacity as a Program Administrator for Victory or otherwise to take any actions under this Agreement or any other Transaction Document if MUFG is relieved of its obligations as a Program Administrator and (b) Rabobank shall have no obligation, in its capacity as a Program Administrator for Nieuw Amsterdam or otherwise to take any actions under this Agreement or any other Transaction Document if Rabobank is relieved of its obligations as a Program Administrator. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary (i) in no event shall Administrative Agent or any Purchaser Agent ever be required to take any action which exposes it to personal liability or which is contrary to the provision of any Transaction Document or Applicable Law and (ii) neither Administrative Agent nor any Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any party hereto or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Administrative Agent or any Purchaser Agent shall be read into this Agreement or the other Transaction Documents or otherwise exist against Administrative Agent or any Purchaser Agent. In performing its functions and duties hereunder, Administrative Agent shall act solely as the agent of the Purchasers, the Purchaser Agents and the other Affected Parties, as applicable, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for Seller, any Originator, Performance Guarantor, CHS or any other Person.

SECTION 11.3Authorization and Action of each Purchaser Agent. By its execution hereof, in the case of each Conduit Purchaser and Committed Purchaser, and by accepting the benefits hereof, each Enhancement Provider and Liquidity Provider, each such party hereby designates and appoints its related Purchaser Agent to take such action as agent on its behalf and to exercise such powers as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Purchaser Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies, in each case, authorized or provided for under this Agreement or any other Transaction Document and any related agreements and documents.

SECTION 11.4Authorization and Action of Administrative Agent. By its execution hereof, in the case of each Conduit Purchaser, Committed Purchaser and Purchaser Agent, each such party hereby designates and appoints MUFG as the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies, in each case, authorized or provided for under this Agreement or any other Transaction Document and any related agreements and documents.

SECTION 11.5Delegation of Duties of each Purchaser Agent. Each Purchaser Agent may execute any of its duties through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Purchaser Agent shall be responsible to any Purchaser in its Purchaser Group for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

SECTION 11.6Delegation of Duties of Administrative Agent. Administrative Agent may execute any of its duties through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible to any Purchaser, any Purchaser Agent or any other Person for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

SECTION 11.7Successor Agent. The Administrative Agent may, upon at least 30 days’ notice to the Seller and each Purchaser Agent, resign as Administrative Agent. Such resignation shall not become effective until a successor agent (i) is appointed by the Required Purchasers and, so long as no Event of Default has occurred and is continuing, the Seller and (ii) has accepted such appointment. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor agent, such successor agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents.

SECTION 11.8Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or the Servicer and without limiting the obligation of the Seller or the Servicer to do so), ratably in accordance with its Commitment from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrative Agent or such Person is designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent for such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

SECTION 11.9Reliance, etc. Without limiting the generality of Section 11.2, each of any Program Administrator, Administrative Agent, any Purchaser Agent, any Enhancement Provider and any Liquidity Provider (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser or any other holder of any interest in Pool Assets and shall not be responsible to any Purchaser or any such other holder for any statements, warranties or representations made by other Persons in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller or to inspect the property (including the books and records) of Seller; (d) shall not be responsible to any Purchaser or any other holder of any interest in the Asset Interest for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 11.10Purchasers and Affiliates. Any Purchaser, any Purchaser Agent, any Program Administrator, Administrative Agent and any of their respective Affiliates may generally engage in any kind of business with Seller, each Originator, Servicer, CHS, Performance Guarantor or any Account Debtor or Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, each Originator, Servicer, CHS, Performance Guarantor or any Account Debtor or Obligor or any of their respective Affiliates, all as if it was not a Purchaser, a Purchaser Agent, a Program Administrator or Administrative Agent hereunder, and without any duty to account therefor to any Purchaser or any other holder of an interest in Pool Assets.

SECTION 11.11Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of such Purchaser Group’s Purchaser Group Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any lien created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 11.12Non-Reliance on Administrative Agent, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrative Agent, the Purchaser Agents nor any of their respective officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer, Performance Guarantor or each Originator, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrative Agent and the Purchaser Agents that, independently and without reliance upon the Administrative Agent, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer, Performance Guarantor or each Originator, and the Assets and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer, Performance Guarantor or each Originator or any of their Affiliates that comes into the possession of the Administrative Agent or any of its officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact or Affiliates.

ARTICLE XII

INDEMNIFICATION

SECTION 12.1Indemnities by Seller.

(a)General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, but subject to Sections 12.1(b) and 13.5, Seller agrees to indemnify and hold harmless Administrative Agent, each Program Administrator, each Purchaser, each Purchaser Agent, each Enhancement Provider, each Liquidity Provider, each other Affected Party, any sub-agent of Administrative Agent, any Purchaser Agent, any assignee or successor of any of the foregoing and each of their respective Affiliates, and all directors, members, managers, directors, shareholders, officers, employees and attorneys or agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements but excluding all Excluded Taxes other than any amounts reimbursable pursuant to Section 4.3 (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with the Transaction Documents, any of the transactions contemplated thereby, or the ownership, maintenance or funding, directly or indirectly, of the Asset Interest (or any part thereof) or in respect of or related to any Seller Assets, including Pool Assets or any Related Assets or otherwise arising out of or relating to or resulting from the actions or inactions of Seller, any Originator, Servicer, CHS, Performance Guarantor or any other party to a Transaction Document; provided, however, notwithstanding anything to the contrary in this Article XII, in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses, liabilities or other Indemnified Amounts to the extent resulting from (x) the gross negligence or willful misconduct of an Indemnified Party as determined in a final non-appealable judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor or Obligor to pay any sum due under its Pool Assets by reason of the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor). Without limiting the foregoing, Seller shall indemnify, subject to the express limitations set forth in this Section 12.1, and hold harmless each Indemnified Party for any and all Indemnified Amounts arising out of, relating to or resulting from:

(i)Any Pool Asset treated as or represented by Seller or Servicer to be an Eligible Receivable or Eligible Loan, as applicable, which is not at the applicable time an Eligible Receivable or Eligible Loan, as applicable;

(ii)the transfer by Seller or any Originator of any interest in any Pool Asset other than the transfer of any Pool Asset and Related Assets to Administrative Agent and any Purchaser pursuant to this Agreement, to Administrative Agent and to Seller pursuant to the Sale Agreement and the grant of a security interest to Administrative Agent pursuant to this Agreement and to Seller pursuant to the Sale Agreement;

(iii)any representation or warranty made by Seller, CHS or any other party to a Transaction Document (other than such Indemnified Party) (or any of their respective officers or Affiliates) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of Seller pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;

(iv)the failure of Seller, CHS or any other party to a Transaction Document (other than such Indemnified Party) to comply with the terms of any Transaction Document or any Applicable Law (including with respect to any Pool Asset or Related Assets), or the nonconformity of any Pool Asset or Related Assets with any such Applicable Law;

(v)the lack of an enforceable ownership interest, or a first priority perfected security interest, in the Pool Assets (and all Related Assets) against all Persons (including any bankruptcy trustee or similar Person);

(vi)the failure to file, or any delay in filing of, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or under any other Applicable Laws with respect to any Pool Asset whether at the time of any Purchase or Reinvestment or at any time thereafter;

(vii)any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Account Debtor or Obligor, as applicable, to the payment of any Pool Asset in, or purporting to be in, the Asset Pool (including a defense based on such (x) Pool Receivable’s or the related Receivable Documentation’s or (y) Pool Loan’s or the related Loan Documents’ not being a legal, valid and binding obligation of such Account Debtor or Obligor, as applicable, enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise or services related to such Pool Asset or the furnishing or failure to furnish such merchandise or services;

(viii)any suit or claim related to the Pool Assets or any Transaction Document (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Asset to the extent not covered pursuant to Section 13.5), other than any such suit or claim that arises as a result of the failure of any Account Debtor or Obligor, as applicable, to pay any sum due under its Pool Asset by reason of the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor);

(ix)the ownership, delivery, non-delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Related Assets (including claims for patent, trademark, or copyright infringement and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied);

(x)the failure by Seller, CHS or any other party to a Transaction Document (other than such Indemnified Party) to notify any Account Debtor or Obligor of the assignment pursuant to the terms hereof of any Pool Asset to Administrative Agent for the benefit of Purchasers or the failure to require that payments (including any under the related insurance policies) be made directly to Administrative Agent for the benefit of Purchasers;

(xi)failure by Seller, CHS or any other party to a Transaction Document (other than such Indemnified Party) to comply with the “bulk sales” or analogous laws of any jurisdiction;

(xii)any Taxes (other than Excluded Taxes) imposed upon any Indemnified Party or upon or with respect to the Pool Assets, all interest and penalties thereon or with respect thereto, and all costs and expenses related thereto or arising therefrom, including the fees and expenses of counsel in defending against the same;

(xiii)any loss arising, directly or indirectly, as a result of the imposition of sales or similar transfer type taxes or the failure by Seller, any Originator, Performance Guarantor or Servicer to timely collect and remit to the appropriate authority any such taxes;

(xiv)any commingling of any Collections by Seller, any Originator, Performance Guarantor or Servicer relating to the Pool Assets with any of their funds or the funds of any other Person;

(xv)any failure by Seller, CHS, any Originator, Performance Guarantor or any other party to a Transaction Document (other than such Indemnified Party) to perform its duties or obligations in accordance with the provisions of the Transaction Documents;

(xvi)the failure or delay to provide any Account Debtor or Obligor with an invoice or other evidence of indebtedness;

(xvii)any inability of any Originator or Seller to assign any Pool Asset or Related Asset as contemplated under the Transaction Documents; or the violation or breach by any Originator, Seller, Servicer, Performance Guarantor or any of their respective Affiliates of any confidentiality provision, or of any similar covenant of non-disclosure, or any other Indemnified Amount with respect to or resulting from any such violation or breach; or

(xviii)any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party in connection with the Transaction Documents as a result of any action of Seller, CHS, any Originator, Performance Guarantor or any of their respective Affiliates.

(b)Contest of Tax Claim; After-Tax Basis. Subject to the provisions of Section 3.3, if any Indemnified Party shall have notice of any attempt to impose or collect any Indemnified Tax or governmental fee or charge for which indemnification will be sought from Seller under Sections

12.1(a)(xii) or (xiii), such Indemnified Party shall give prompt and timely notice of such attempt to Seller and Seller shall, provided that Seller shall first deposit with the applicable Purchaser Agent amounts which are sufficient to pay both the aforesaid tax, fee or charge and the costs and expenses of the Indemnified Parties, have the right, at its sole expense, to control any proceedings resisting or objecting to the imposition or collection of any such Tax, governmental fee or charge and no such contest shall be settled or otherwise compromised without such Indemnified Party’s prior written consent. Indemnification in respect of such tax, governmental fee or charge shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid Taxes and the receipt of the indemnity provided hereunder or of any refund of any such Tax previously indemnified hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits which is or was payable by the Indemnified Party.

(c)Contribution. If for any reason the indemnification provided above in this Section 12.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

SECTION 12.2Indemnity by Servicer. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, Servicer agrees to indemnify and hold harmless each Indemnified Party from any and all Indemnified Amounts incurred by any of them and arising out of, relating to or resulting from: (i) any failure by Servicer to perform its duties or obligations as Servicer hereunder or under any other Transaction Document in accordance with this Agreement and the other Transaction Documents or to comply with any Applicable Law, (ii) any breach of any of Servicer’s representations, warranties or covenants under any Transaction Document, (iii) any claim brought by any Person other than an Indemnified Party arising from Servicer’s servicing or collection activities with respect to the Pool Assets, (iv) any commingling of any funds by it (in any capacity) relating to the Asset Interest with any of its funds or the funds of any other Person, or (v) any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party in connection with the Transaction Documents as a result of any action of Servicer or any of its respective Affiliates; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting from (x) the gross negligence or willful misconduct of an Indemnified Party as determined in a final non-appealable judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor or Obligor to pay any sum due under its Pool Asset by reason of the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor).

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by Seller or Servicer therefrom shall in any event be effective unless the same shall be in writing and signed by Seller, Administrative Agent, Servicer and the Required Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or modification shall (i) decrease the outstanding amount of, or extend the repayment of or any scheduled payment date for the payment of, any Yield in respect of the Total Investment or any fees owed to any Purchaser, any Purchaser Agent or Administrative Agent without the prior written consent of such Person; (ii) forgive or waive or otherwise excuse any repayment of the Total Investment without the prior written consent of each Purchaser and the related Purchaser Agent affected thereby; (iii) increase the Commitment of any Purchaser without its prior written consent; (iv) amend or modify the ratable share of any Committed Purchaser’s Commitment or its percentage of the Purchasers’ Total Commitment without such Committed Purchaser’s prior written consent; (v) amend or modify the provisions of this Section 13.1, Section 10.1 or the definition of “Account Debtor Concentration Overage Amount”, “Adjusted Loan Yield and Servicing Fee Reserve Percentage (Receivables)”, “Concentration Overage Amount (Loans)”, “Delinquent Loan”, “Delinquent Receivable”, “Defaulted Loan”, “Defaulted Receivable”, “Eligible Loan”, “Eligible Receivable”, “Event of Default”, “Legal Final Settlement Date”, “Loan Investment Base”, “Loan Pool Excess Spread Percentage”, “Loan Yield and Servicing Fee Reserve Percentage”, “Net Loan Pool Balance”, “Net Pool Balance”, “Net Receivables Pool Balance”, “Purchase Termination Date”, “Receivables Investment Base”, “Related Asset”, “Related Security”, “Required Purchasers”, “Required Loan Reserves”, “Required Receivable Reserves”, “Required Reserves”, “Servicer Termination Event”, “Specified Regulation”, “Total Investment”, ”Unmatured Event of Default”, “Unmatured Servicer Termination Event” or “Yield Period” or any of the definitions used in any such preceding definition, in each case without the prior written consent of each Committed Purchaser and each Purchaser Agent or (vi) release all or any material part of the Asset Interest from the security interest granted by the Seller to the Administrative Agent hereunder without the prior written consent of each Committed Purchaser and each Purchaser Agent; provided, further, that the consent of Seller and Servicer shall not be required for the effectiveness of any amendment which modifies on a prospective basis, the representations, warranties, covenants or responsibilities of Servicer at any time when Servicer is not CHS or an Affiliate of CHS or a successor Servicer is designated by Administrative Agent through a Successor Notice; provided, further, that (x) any amendment, waiver or modification to Section 3.1(d) that adversely affects the rights, duties or obligations of the Custodian or any other amendment, waiver or modification that adversely affects the fees, expenses or indemnities due to the Custodian or (y) any other amendment, modification or waiver that adversely affects the rights, duties or obligations of the Custodian in any material respect, in each case, shall require the prior written consent of the Custodian. Notwithstanding anything in any Transaction Document to the contrary, none of Seller or Servicer shall amend, waive or otherwise modify any other Transaction Document, or consent to any such amendment or modification, without the prior written consent of Administrative Agent and the Required Purchasers.

SECTION 13.2Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or nationally recognized overnight courier or by certified mail, first class postage prepaid, or by facsimile or email, to the intended party at the address, facsimile number or email address of such party set forth in Schedule 13.2 or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile or email, when receipt is confirmed by telephonic or electronic means.

SECTION 13.3Successors and Assigns; Participations; Assignments.

(a)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, neither Seller nor Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of Administrative Agent and each Purchaser Agent.

(b)Participations. Any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and Seller, Servicer, each Purchaser Agent and Administrative Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers. Such Purchaser shall notify the Seller of any such Participant and the amount of such Participant’s participating interest.

(c)Assignment by Conduit Purchasers. This Agreement and each Conduit Purchaser’s rights and obligations under this Agreement (including its interest in the Asset Interest) or any other Transaction Document shall be freely assignable in whole or in part by such Conduit Purchaser and its successors and permitted assigns to any Eligible Assignee without the consent of Seller unless Seller’s consent is required pursuant to the definition of “Eligible Assignee”. Each assignor of all or a portion of its interest in the Asset Interest shall notify Administrative Agent, the related Purchaser Agent and Seller of any such assignment. Each assignor of all or a portion of its interest in the Asset Interest may, in connection with such assignment and subject to Section 13.8, disclose to the assignee any information relating to the Asset Interest, furnished to such assignor by or on behalf of Seller, Servicer or Administrative Agent.

(d)Assignment by Committed Purchasers. (i) Each Committed Purchaser may freely assign to any Eligible Assignee without the consent of Seller unless Seller’s consent is required pursuant to the definition of “Eligible Assignee” all or a portion of any of its other rights and obligations under this Agreement or in any other Transaction Document (including all or a portion of its Commitment and its interest in the Asset Interest), in each case, with prior written notice to Administrative Agent, the related Purchaser Agent and Seller; provided, however, that the parties to each such assignment shall execute and deliver to Administrative Agent and to Seller, for its recording in the Register, a duly executed and enforceable joinder to this Agreement (“Joinder”).

(ii)From and after the effective date specified in such Joinder, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Joinder, have the rights and obligations of a Committed Purchaser thereunder and (y) the assigning Committed Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Joinder, relinquish such rights and be released from such obligations under this Agreement. In addition, any Committed Purchaser may assign all or any portion of its rights (including its interest in the Asset Interest) under this Agreement to any Federal Reserve Bank without notice to or consent of Seller, Servicer, any other Committed Purchaser, Conduit Purchaser or Administrative Agent.

(e)Register.

(i)Seller or CHS on Seller’s behalf shall maintain a register for the recordation of the names and addresses of the Purchasers, and the Purchases (and Yield, fees and other similar amounts under this Agreement) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Seller, CHS and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender solely for U.S. federal income tax and accounting purposes. The Register shall be available for inspection by any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

(ii)Seller or CHS on Seller’s behalf shall also maintain in the Register each Participant’s and/or assignee’s interest or obligations under the Transaction Documents with respect to each participation or assignment pursuant to Section 13.3(b) or 13.3(c) and shall record such participation or assignment upon notice from the Administrative Agent or the applicable Purchaser; provided that no Person shall have any obligation to disclose all or any portion of the Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, purchases or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such interest or obligation that is treated as indebtedness for U.S. federal income tax purposes is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Register shall be conclusive absent manifest error.

(f)Opinions of Counsel. If requested by Administrative Agent or an assigning Purchaser or related Purchaser Agent or necessary to maintain the ratings of any Conduit Purchaser’s Commercial Paper Notes, each assignment agreement or transfer supplement, as the case may be, must be accompanied by an opinion of counsel of the assignee as to such matters as Administrative Agent or such Purchaser or related Purchaser Agent may reasonably request.

SECTION 13.4No Waiver; Remedies. No failure on the part of Administrative Agent, any Liquidity Provider, any Enhancement Provider, any Affected Party, any Purchaser, any Purchaser Agent or any Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the foregoing, each Purchaser, each Purchaser Agent, MUFG, individually and as Administrative Agent, each Enhancement Provider, each Liquidity Provider, each Affected Party, and any of their Affiliates (the “Set-off Parties”) are each hereby authorized by Servicer and Seller at any time and from time to time following the occurrence of any Event of Default that has not been waived in accordance with this Agreement (without notice to Servicer, Seller or any other Person (any such notice being expressly waived by Servicer and Seller)), to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, any such Set-off Party to or for the credit to the account of Servicer or Seller, as applicable, against any and all obligations of Servicer or Seller, as applicable, now or hereafter existing under this Agreement or any other Transaction Document, to any Set-off Party.

SECTION 13.5Binding Effect; Survival.

(a)This Agreement shall be binding upon and inure to the benefit of Seller, CHS, Administrative Agent, each Purchaser and each Purchaser Agent, and the provisions of Section 4.2 and Article XII shall inure to the benefit of the Affected Parties and Indemnified Parties, respectively, and their respective successors and assigns.

(b)Each Liquidity Provider, each Enhancement Provider and each other Affected Party are express third party beneficiaries hereof. Subject to clause (i) of Section B of Appendix A, this Agreement shall not confer any rights or remedies upon any other Person, other than the third party beneficiaries specified in this Section 13.5(b).

(c)This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article VI and the indemnification and payment provisions of Article XII and Sections 1.2(f), 3.2, 3.3, 4.1, 4.2, 4.3, 11.8, 11.11, 13.4, 13.5, 13.6, 13.7, 13.8, 13.11, 13.12, 13.13, 13.15, 13.16 and 13.17 shall be continuing and shall survive any termination of this Agreement.

SECTION 13.6Costs, Expenses and Taxes. In addition to its obligations under Article XII, Seller agrees to pay on demand:

(a)All reasonable costs and expenses incurred by or on behalf of Administrative Agent, each Liquidity Provider, each Enhancement Provider, each Purchaser, each Purchaser Agent and each other Affected Party in connection with:

(i)the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and any amendment of or consent or waiver under any of the Transaction Documents (whether or not consummated), or the enforcement of, or any actual or reasonably claimed breach of, this Agreement or any of the other Transaction Documents, including reasonable accountants’, auditors’, Rating Agencies’, consultants’ and attorneys’ fees and expenses to any of such Persons and the fees and charges of any independent accountants, auditors, Rating Agencies, consultants or other agents incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing; and

(ii)the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents and the transactions contemplated thereby, including all reasonable expenses and accountants’, consultants’ and attorneys’ fees incurred in connection with the administration and maintenance of this Agreement and the other Transaction Documents and the transactions contemplated thereby; and

(b)all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.

SECTION 13.7No Proceedings.

(a)Seller, Servicer, Administrative Agent, each Purchaser and each Purchaser Agent each hereby agrees that it will not institute against any Conduit Purchaser, or join any other Person in instituting against any Conduit Purchaser, any proceeding of the type referred to in the definition of Insolvency Event from the Closing Date until one year (or, if longer, any applicable preference period then in effect) plus one day following the last day on which all Commercial Paper Notes and other publicly or privately placed indebtedness for borrowed money of such Conduit Purchaser shall have been indefeasibly paid in full. The foregoing shall not limit any such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such parties.

(b)Servicer, each Purchaser and each Purchaser Agent each hereby agrees that it will not institute against Seller, or join any other Person in instituting against Seller, any proceeding of the type referred to in the definition of Insolvency Event; provided, however, that Administrative Agent, with the prior consent of the Required Purchasers, may, or shall at the direction of the Required Purchasers institute or join any other Person in instituting any such proceeding against Seller. The foregoing shall not limit any such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such parties.

SECTION 13.8Confidentiality.

(a)Each of Seller and Servicer agrees to maintain the confidentiality of the Program Information (as defined below), except that Program Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Program Information and instructed to keep such Program Information confidential); (ii) to the extent requested by any Governmental Authority; (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process; (iv) to any other party to this Agreement; (v) in connection with any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (vi) with the consent of the Purchaser Agent (such consent not to be unreasonably withheld, conditioned or delayed); or (vii) to the extent such Program Information (A) becomes publicly available other than as a result of a breach of this Section 13.8(a) or (B) becomes available to Seller or Servicer on a nonconfidential basis from a source other than Administrative Agent (or any Affiliate thereof). For the purposes of this Section, “Program Information” means (i) any information regarding the pricing terms contained in this Agreement or any other Transaction Document, (ii) any information regarding the organization, business or operations of any Purchaser generally or the services performed by Administrative Agent or any Purchaser under the Transaction Documents or (iii) any information which is furnished by Administrative Agent or any Purchaser Agent to Seller or Servicer and is designated by Administrative Agent or any Purchaser Agent to such party in writing as confidential. Any Person required to maintain the confidentiality of Program Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Program Information as such Person would accord to its own confidential information.

(b)Availability of Confidential Information. This Section 13.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Administrative Agent or were known to such party on a nonconfidential basis prior to its disclosure by Administrative Agent.

(c)Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party shall, to the extent permitted by applicable law, provide Administrative Agent, each Purchaser Agent and CHS with prompt written notice so that Administrative Agent may at the expense of CHS seek a protective order or other appropriate remedy and/or if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion. In the event that such protective order or other remedy is not obtained, or Administrative Agent waives compliance with the provisions of this Section 13.8(c), such party will furnish only that portion of the Program Information which (in such party’s good faith judgment) is legally required to be furnished and will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

(d)Confidentiality of Administrative Agent and Purchasers. Each Affected Party and its successors and assigns agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and be instructed and agree or be otherwise bound to keep such Information confidential), (ii) to the extent requested by any Governmental Authority, (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process, provided, however, to the extent permitted by Applicable Law and if practical to do so under the circumstances, that the Person relying on this clause (iii) shall provide Seller with prompt notice of any such required disclosure so that Seller may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Person will furnish only that portion of the Information which is legally required, (iv) to any other Affected Party, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, (vii) to any prospective participant or assignee provided such person agrees to be bound by this Section 13.8(d), (viii) with the consent of Seller, (ix) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or any Transaction Document or (2) becomes available to such Person on a nonconfidential basis from a source other than Servicer or its Subsidiaries (and not in breach of this Section or any agreement contemplated by this Section) or (x) to any nationally recognized statistical rating organization as contemplated by Section 17g-5 of the Exchange Act or in connection with obtaining or monitoring a rating on any Commercial Paper Notes. For the purposes of this Section, “Information” means all information received from Seller or Servicer or any Affiliate relating to Seller or Servicer or any Affiliate or their business, other than any such information that is available to such Person on a nonconfidential basis prior to disclosure by Servicer or any Affiliate. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 13.9Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 13.10Integration. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 13.11Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE POOL ASSETS OR RELATED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 13.12Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

SECTION 13.13Consent to Jurisdiction; Waiver of Immunities. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

(b)TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 13.14Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart hereof by facsimile or by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of an originally executed counterpart.

SECTION 13.15No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Seller, Servicer or any of the other parties hereto contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager, incorporator or organizer of such party or any Affiliate thereof other than CHS in its capacities as a stockholder or member.

SECTION 13.16Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein (including in Section 13.3), (i) each Committed Purchaser or any assignee or participant thereof or (ii) in the event that any Conduit Purchaser assigns any of its interest in, to and under the Asset Interest to any Liquidity Provider or Enhancement Provider, any such Person, may at any time pledge, grant a security interest in or otherwise transfer all or any portion of its interest in the Asset Interest or under this Agreement to secure the obligations of such Person to a Federal Reserve Bank or otherwise to any other federal Governmental Authority or special purpose entity formed or sponsored by any such federal Governmental Authority, in each case without notice to or the consent of Seller or Servicer, but such pledge, grant or transfer shall not relieve any Person from its obligations hereunder.

SECTION 13.17Pledge to a Collateral Trustee. Notwithstanding anything to the contrary set forth herein (including in Section 13.3), each Conduit Purchaser may at any time pledge, grant a security interest in or otherwise transfer all or any portion of its interest in the Asset Interest or under this Agreement to its collateral agent or trustee under such Conduit Purchaser’s commercial paper note program, in each case without notice to or the consent of Seller or Servicer, but such pledge, grant or transfer shall not relieve any Person from its obligations (if any) hereunder.

SECTION 13.18Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13.19No Party Deemed Drafter. CHS, Servicer, Seller, each Purchaser, each Purchaser Agent and Administrative Agent agree that no party hereto shall be deemed to be the drafter of this Agreement.

SECTION 13.20PATRIOT Act. Each Purchaser Agent hereby notifies Seller and Servicer that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), one or more of the Affected Parties are required to obtain, verify and record information that identifies Seller and Servicer, which information includes the name and address of Seller and Servicer and other information that will allow the Affected Parties to identify Seller and Servicer in accordance with the Patriot Act. Seller and Servicer shall, promptly following a request by any Affected Party, provide all documentation and other information that any Affected Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 13.21Acknowledgement and Consent to Bail-In if EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 13.22Amendment and Restatement. This Agreement amends and restates in its entirety the Original Agreement among the parties hereto. Upon the occurrence of the Effective Date, (a) the terms and provisions of the Original Agreement shall be amended, superseded and restated in their entirety by the terms and provisions of this Agreement and, unless expressly stated to the contrary, each reference to the Original Agreement in any of the Transaction Documents or any other document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement, (b) this Agreement is not intended to and shall not constitute a novation of the Original Agreement or the obligations and liabilities existing thereunder, (c) the commitment of each “Committed Purchaser” (as defined in the Original Agreement) that is a party to the Original Agreement shall, on the Effective Date, automatically be deemed restated and the only Commitments shall be those hereunder, (d) with respect to any date or time period occurring and ending prior to the Effective Date, the rights and obligations of the parties to the Original Agreement shall be governed by the Original Agreement and the other Transaction Documents (as defined therein), and (e) with respect to any date or time period occurring and ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Transaction Documents (as defined herein). The liens, security interests and other interests in the Seller Assets granted under the Original Agreement are and shall remain legal, valid, binding and enforceable to the extent also constituting Seller Assets hereunder. Each of the parties hereto hereby acknowledge and confirm the continuing existence and effectiveness of such liens, security interests and other interests in such Seller Assets granted under the Original Agreement, and further agree that the execution and delivery of this Agreement shall not in any way release, diminish, impair, reduce or otherwise affect such liens, security interests and other interests in such Seller Assets granted under the Original Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CHS INC.,
individually and as initial Servicer

By:
Name:
Title:

COFINA FUNDING, LLC, as Seller

By:
Name:
Title:

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),
as Administrative Agent

By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser
By:
Name:
Title:

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),
as a Committed Purchaser
By:
Name:
Title:

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),
as Purchaser Agent for the MUFG Purchaser Group
By:
Name:
Title:

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.,
as a Conduit Purchaser
By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A.,
as a Committed Purchaser
By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Purchaser Agent for the Rabobank Purchaser Group
By:
Name:
Title:

APPENDIX A
DEFINITIONS
This is Appendix A to the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 as amended as of June 28, 2018, among CHS INC., a Minnesota corporation, individually and as initial Servicer, COFINA FUNDING, LLC, a Delaware limited liability company, as Seller, the various CONDUIT PURCHASERS, COMMITTED PURCHASERS and PURCHASER AGENTS from time to time party thereto, and MUFG Bank, Ltd. (f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Administrative Agent.
A.    Defined Terms.
As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:
“Account Agreements” means each Seller Account Agreement and each Originator Account Agreement.
“Account Banks” means BMO Harris Bank, N.A., Merchants Bank, National Association, U.S. Bank National Association and Wells Fargo Bank, N.A.
“Account Debtor” means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.
“Account Debtor Concentration Limit” means, at any time for any Account Debtor, the product of (i) 2.5% and (ii) the aggregate Unpaid Balance of the Eligible Receivables and Eligible Loans at the time of determination.
“Account Debtor Concentration Overage Amount” means, at any time, the aggregate dollar amount (without duplication) by which each limitation set forth below is exceeded:
(i)the aggregate Unpaid Balance of all Eligible Receivables of any Account Debtor cannot exceed the Account Debtor Concentration Limit for such Account Debtor;
(ii)the aggregate Unpaid Balance of all Eligible Receivables the Account Debtors of which are Governmental Authorities cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Receivables;
(iii)the aggregate Unpaid Balance of all Eligible Receivables the Account Debtors of which are principally located in each of the following states (individually) cannot exceed:
(a)    35% (in the case of the largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Receivables for such state, after giving effect to this clause (iii)(a) plus the unpaid balance of all Eligible Loans for such state after giving effect to clause (ii)(a) of the definition of Concentration Overage Amount (Loans) shall not exceed the product of 35% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance,
(b)    30% (in the case of the second (2nd) largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Receivables for such state, after giving effect to this clause (iii)(b) plus the unpaid balance of all Eligible Loans for such

Appendix 1

state after giving effect to clause (ii)(b) of the definition of Concentration Overage Amount (Loans) shall not exceed the product of 30% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance, and
(c)    15% (in the case of the third (3rd) largest state in terms of the aggregate Unpaid Balance of all Eligible Loans and Eligible Receivables); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Receivables for such state, after giving effect to this clause (iii)(c) plus the unpaid balance of all Eligible Loans for such state after giving effect to clause (ii)(c) of the definition of Concentration Overage Amount (Loans) shall not exceed the product of 15% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance; and
(iv)the aggregate Unpaid Balance of all Eligible Receivables the Account Debtors of which are principally located in any state, other than the three largest states in terms of Unpaid Balances referenced in clause (iii) above, cannot exceed 10% of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans; provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Receivables for any such state, after giving effect to this clause (iv) plus the unpaid balance of all Eligible Loans for such state after giving effect to clause (iii) of the definition of Concentration Overage Amount (Loans) shall not exceed the product of 10% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance.
“Adjusted Loan Yield and Servicing Fee Reserve Percentage” means, at any time, an amount equal to (a) if the Loan Pool APR Percentage is equal to or higher than the Loan Yield and Servicing Fee Reserve Percentage, zero and (b) at all other times, the Loan Yield and Servicing Fee Reserve Percentage minus the Loan Pool APR Percentage.
“Administrative Agent” is defined in the preamble.
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, Administrative Agent shall not constitute an Adverse Claim.
“Affected Party” means Administrative Agent, each Purchaser, each Purchaser Agent, each Liquidity Provider, each Enhancement Provider and each Program Administrator.
“Affiliate” when used with respect to a Person means any other Person Controlling, Controlled by, or under common Control with, such Person.
“Agreement” is defined in the preamble.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any CHS Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

Appendix 2

“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act;(c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada);(e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Applicable Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.
“Asset” means any of, and “Assets” means all of, the Loans and the Receivables.
“Asset Interest” is defined in Section 1.2(c).
“Asset Pool” means, collectively, the Loan Pool and the Receivables Pool.
“Available Collections” means all Collections other than those Collections used by the Seller to purchase Assets under the Sale Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Rate” for any day falling in a particular Yield Period with respect to any Rate Tranche and any Purchaser Group means an interest rate per annum equal to the applicable LIBO Rate for such Yield Period.
“Bankruptcy Code” means Title 11 of the United States Code.
“Base Rate” means, with respect to any Purchaser, on any date, a fluctuating rate of interest per annum equal to the highest of:
(a)    the applicable Prime Rate for such date;
(b)    the Federal Funds Rate for such date, plus 0.50%;
(c)    the applicable LIBO Rate, plus 1.00%; and
(d)    zero.
“Basel II” has the meaning set forth in the definition of Specified Regulation.
“Basel III” has the meaning set forth in the definition of Specified Regulation.
“Basel Accord” has the meaning set forth in the definition of Specified Regulation.
“Basel Committee” has the meaning set forth in the definition of Specified Regulation.

Appendix 3

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close and (b) if this definition of “Business Day” is utilized in connection with the LIBO Rate, dealings are carried out in the London interbank market.
“Change of Control” means any of the following: (a) the failure of CHS to own, directly or indirectly (through one or more wholly owned subsidiaries), at least 100% of the membership interests in Seller and CHS Capital, free and clear of any Adverse Claim and (b) with respect to CHS, (i) any merger or consolidation of such entity into another Person, (ii) any merger or consolidation to which such entity shall be a party resulting in the creation of another Person, (iii) any Person succeeding to the properties and assets of such entity substantially as a whole or (iv) the acquisition by any Person, or two or more Persons acting in concert, together with Affiliates thereof, who is not a voting member of CHS as of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), of beneficial ownership (within the meaning of Rule 13d‑3 of the SEC under the Exchange Act) of in the aggregate more than 50% of the aggregate voting power of the Voting Interests of CHS.
“CHS” is defined in the preamble.
“CHS Capital” means CHS Capital, LLC, a Minnesota limited liability company.
“Closing Date” means July 22, 2016.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute and the regulations promulgated and rulings issued thereunder.
“Collection Accounts” means the Seller Collection Accounts and the Originator Collection Accounts.
“Collections” means, with respect to any Pool Asset, all funds which either (a) are received by Seller, any Originator, CHS, Servicer or any other Person from or on behalf of the related Account Debtors or Obligors in payment of any amounts owed (including purchase prices, finance charges, principal, interest and all other charges, recoveries and proceeds of Related Security) in respect of such Pool Asset, or applied to such other charges in respect of such Pool Asset, or applied to such amounts owed by such Account Debtors or Obligors, (b) are deemed to have been received by Seller or any other Person as a Collection pursuant to Section 3.2(a) (it being understood that Collections shall not refer to the purchase price paid by any Purchaser to Seller for Purchases of the Pool Assets and Related Assets pursuant to Section 1.1), (c) are paid or deemed paid by Seller as Repurchase Payments pursuant to Section 3.2(b), or (d) constitute proceeds from the sale of such Pool Asset or any participation interest therein to the extent permitted by the Transaction Documents.
“Commercial Loan” means a loan facility characterized as a “Commercial Loan” under the Credit and Collection Policy.
“Commercial Paper Notes” means short-term promissory notes issued or to be issued by a Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

Appendix 4

“Commitment” means, with respect to any Committed Purchaser, the maximum amount which such Committed Purchaser is obligated to pay hereunder on account of any Purchase, which amount is the amount set forth as its “Commitment” in the right column of Exhibit C.
“Committed Purchaser” means each Person listed as such as set forth on the signature pages of this Agreement.
“Concentration Account” means the account 2051415 maintained at the Account Bank in the name of the Seller.
“Concentration Overage Amount (Loans)” means, at any time, the aggregate dollar amount (without duplication) by which each limitation set forth below is exceeded:
(i)the aggregate Unpaid Balance of all Eligible Loans of any Obligor cannot exceed the product of 2.5% and the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans;
(ii)the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are principally located in each of the following states (individually) cannot exceed:
(a)    35% (in the case of the largest state in terms of the aggregate Unpaid Balance of all Eligible Loans and Eligible Receivables); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(a) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(a) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 35% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance,
(b)    30% (in the case of the second (2nd) largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(b) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(b) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 30% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance, and
(c)    15% (in the case of the third (3rd) largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(c) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(c) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 15% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance;
(iii)the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are principally located in any state, other than the three largest states in terms of Unpaid Balances referenced in clause (ii) above, cannot exceed 10% of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans; provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (iii) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iv) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 10% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance;

Appendix 5

(iv)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with an “A” Risk Rating and a remaining tenor greater than 24 months cannot exceed 2.5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
(v)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with an “A2” Risk Rating and a remaining tenor greater than 24 months cannot exceed 15% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;
(vi)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with an “A3” Risk Rating and a remaining tenor greater than 24 months cannot exceed 5.0% of the aggregate Unpaid Balance of all Commercial Loans that are Eligible Loans;
(vii)the aggregate Unpaid Balance of all Eligible Loans that are unsecured Producer Loans with an “A” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
(viii)the aggregate Unpaid Balance of all Eligible Loans that are unsecured Producer Loans with a fixed rate of interest, an “A” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 0% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
(ix)the aggregate Unpaid Balance of all Eligible Loans that are Junior Lien Producer Loans with a “A” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 30% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
(x)the aggregate Unpaid Balance of all Eligible Loans that are Junior Lien Producer Loans with a “B” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
(xi)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a fixed interest rate cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
(xii)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a fixed interest rate cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;
(xiii)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a “B” Risk Rating cannot exceed 30% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
(xiv)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “A2” Risk Rating cannot exceed 35% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;
(xv)the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “A3” Risk Rating cannot exceed 7.5% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;
(xvi)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a “C” Risk Rating cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
(xvii)the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are Joint Ventures cannot exceed 10% of the aggregate Unpaid Balance of all Loans;
(xviii)the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans cannot exceed 50% of the aggregate Unpaid Balance of all Eligible Loans and Eligible Receivables; and
(xix)the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are Governmental Authorities cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans;
provided that a Joint Venture shall be treated for purposes of this definition as a single, separate Obligor.

Appendix 6

“Conduit Purchaser” means each commercial paper conduit listed as such as set forth on the signature pages of this Agreement.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of such Person, whether through the ownership of voting securities or membership interests, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
“CP Rate” means, for any period and with respect to any Rate Tranche funded by Commercial Paper Notes of any Conduit Purchaser, the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent for such Conduit Purchaser and which shall include commissions and fees of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part, by such Conduit Purchaser or the applicable Purchaser Agent to fund or maintain such Rate Tranche (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser) (determined in the case of Commercial Paper Notes issued on a discount by converting the discount to an interest equivalent rate per annum); provided that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, Seller agrees that any amounts payable to the applicable Conduit Purchaser in respect of Yield for any Yield Period with respect to any Rate Tranche funded by such Conduit Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Commercial Paper Notes issued by such Conduit Purchaser to fund or maintain such Rate Tranche that corresponds to the portion of the proceeds of such Commercial Paper Notes that was used to pay the interest component of maturing Commercial Paper Notes issued by such Conduit Purchaser to fund or maintain such Rate Tranche, to the extent that such Conduit Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper Notes (for purposes of the foregoing, the “interest component” of Commercial Paper Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Commercial Paper Notes, except that if such Commercial Paper Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Commercial Paper Notes through maturity).
“Credit and Collection Policy” means, as the context may require, those credit and collection policies and practices of Seller and Servicer in effect on the Effective Date and described in Exhibit A, as modified in compliance with this Agreement.
“Cumulative Loss Ratio” means, as of any date of determination, the sum of the Monthly Loss Ratios for the twelve calendar months preceding such date of determination.
“Cumulative Loss Ratio Factor” means, as of any date of determination, a percentage equal to the product of (a) the highest Cumulative Loss Ratio during the most recent twelve calendar months multiplied by (b) 5.0.
“Custodian” means the Person acting as custodian under the Custodian Agreement, which shall be U.S. Bank National Association as of the Closing Date.

Appendix 7

“Custodian Agreement” means the Custodian Agreement, dated as of the Closing Date, among Seller, Administrative Agent and Custodian.
“Custodian File” means, with respect to any Loan, (i) the original executed Obligor Note and electronic copies of each loan agreement, security agreement, guaranty and letter of credit executed in connection therewith or related thereto and (ii) acknowledgment copies of applicable UCC filings against the related Obligor with respect to such Loan.
“Cut-Off Date” means the last day of each Settlement Period.
“Days Sales Outstanding” means, on any date, the number of days equal to the product of (a) 30 and (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of the Eligible Receivables as of the Cut-Off Date of the most recently ended Settlement Period by (ii) the aggregate Unpaid Balance of Eligible Receivables which were originated by any Originator during the most recently ended Settlement Period.
“Debt” means, at any time, with respect to any Person, (a) all obligations for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, and all capital lease obligations or other obligations which, in each case, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person and (b) all guarantees (whether contingent or otherwise) of such Person guaranteeing the Debt of any other Person, whether directly or indirectly (other than endorsements for collection or deposit in the ordinary course of business).
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdiction from time to time affecting the rights of creditors generally.
“Deemed Collections” is defined in Section 3.2(a).
“Default Ratio (Loans)” means, for any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Defaulted Loans as of the last day of such Settlement Period, and (b) the denominator of which is the aggregate Unpaid Balance of all Loans as of the last day of such Settlement Period.
“Default Ratio (Receivables)” means, for any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Defaulted Receivables as of the last day of such Settlement Period, and (b) the denominator of which is the aggregate Unpaid Balance of all Receivables as of the last day of such Settlement Period.
“Defaulted Loan” means a Pool Loan (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date thereof, (b) as to which any Obligor thereof is subject to an Insolvency Event or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.
“Defaulted Receivable” means a Pool Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original invoice due date thereof, (b) as to which any Account Debtor thereof is subject to an Insolvency Event or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.

Appendix 8

“Delinquent Loan” means a Pool Loan (that is not a Defaulted Loan) as to which any payment, or part thereof, remains unpaid for more than 45 days from the original due date thereof.
“Delinquent Receivable” means a Pool Receivable (that is not a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 31 days from the original invoice due date with respect thereto.
“Dilution” means, as of any date of determination with respect to any Pool Receivable, an amount equal to the sum, without duplication, of the aggregate reduction effected in the Unpaid Balance of such Pool Receivable due to credits, rebates, refunds, disputes, setoff, netting, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, chargebacks, returned or repossessed goods, defective goods or services, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments or reductions that are made in respect of the applicable Account Debtor; provided, however, that writeoffs to the extent related to the financial or credit condition of an Account Debtor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor) shall not constitute Dilution.
“Dilution Horizon Ratio” means 1.25.
“Dilution Ratio” means, with respect to any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of all Dilutions in respect of Pool Receivables which occurred during such Settlement Period and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables originated by any Originator during the Settlement Period immediately prior to such Settlement Period.
“Dilution Reserve Floor Percentage” means, as of any date of determination, a percentage determined as follows:
DR x DHR
where:

DR	= the average of the Dilution Ratios for the preceding twelve Settlement Periods; and

DHR	= the Dilution Horizon Ratio on such day.
“Dilution Volatility Ratio” means, on any day, a percentage determined as follows:
(DS-DR) x (DS/DR)
where:

DS	= the highest average Dilution Ratio for any three (3) consecutive Settlement Periods observed over the preceding twelve Settlement Periods; and

DR	= the average of the Dilution Ratios for the preceding twelve Settlement Periods.
“Dodd-Frank Act” has the meaning set forth in the definition of Specified Regulation.

Appendix 9

“Doubtful” means, with respect to any Loan, that such Loan has a Risk Rating of “Doubtful” in accordance with the Credit and Collection Policy.
“Dynamic Dilution Reserve Percentage (Receivables)” means, as of any date of determination, a percentage determined as follows:
{(SF x DR) + DVR} x DHR
where:

SF	= 2.0;

DR	= the average of the Dilution Ratios for the preceding twelve Settlement Period;

DVR	= the Dilution Volatility Ratio on such day; and

DHR	= the Dilution Horizon Ratio on such day.
“Dynamic Loss Reserve Percentage (Receivables)” means, as of any date of determination, a percentage determined as follows:
SF x LR x LHR
where:

SF	= 2.0;

LR	= the highest average of the Loss Ratio (Receivables) for any three (3) consecutive Settlement Periods observed over the preceding twelve Settlement Periods; and

LHR	= Loss Horizon Ratio on such day.
“Dynamic Reserve Percentage (Loans)” means, at any time, an amount equal to the sum of (i) 12%, (ii) the Cumulative Loss Ratio Factor and (iii) the Portfolio Weighted Average Loan Rating Factor.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means July 18, 2017.

Appendix 10

“Effective Date Amendments” means each of (i) that certain Omnibus Amendment No. 2, dated as of the Effective Date, by and among the Originators, the Administrative Agent and Seller, and (ii) that certain Reaffirmation of Performance Guaranty, dated as of the Effective Date, by the Performance Guarantor.
“Effective Date Loans” means each of the Pool Loans sold or purported to be sold by the applicable Originator to the Seller pursuant to the Sale Agreement on or prior to the Effective Date; provided that no Loan shall be deemed an Effective Date Loan to the extent such Loan has been amended or modified following the Effective Date, and as a result of such amendment or modification, a new Obligor Note has been executed and delivered by the applicable Obligor.
“Eligible Assignee” means (i) Administrative Agent, any Purchaser Agent, any Purchaser or any of their respective Affiliates that are financial institutions, insurance company entities or manage a commercial paper conduit or similar entity, (ii) any Liquidity Provider, any Program Administrator or any Enhancement Provider, (iii) any commercial paper conduit or similar entity that is managed by Administrative Agent, any Purchaser or any Purchaser Agent or any of their respective Affiliates and (iv) any financial or other institution that is acceptable to Administrative Agent and, solely with respect to this clause (iv) so long as no Event of Default has occurred and is continuing, the Seller (such consent not to be unreasonably withheld, conditioned or delayed).
“Eligible Loan” means, as of any date of determination, a Loan:
(a)which is denominated and payable only in USD in the United States;
(b)which is not a Syndicated CHS Loan;
(c)which is not a Producer Loan with a “B” or “C” Risk Rating and a remaining tenor greater than 24 months;
(d)which is not an unsecured Producer Loan with a “B” or “C” Risk Rating and a remaining tenor less than or equal to 24 months;
(e)which is not a Junior Lien Producer Loan with a “C” Risk Rating and a remaining tenor less than or equal to 24 months;
(f)which is not a Junior Lien Commercial Loan with a “A2” or “A3” Risk Rating and a remaining tenor less than or equal to 24 months;
(g)which is not an unsecured Commercial Loan with a “A2” or “A3” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;
(h)which is not a Junior Lien Producer Loan with a “A” or “B” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;
(i)which is not a First Lien Producer Loan with a “B” or “C” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;
(j)which is not a First Lien Commercial Loan with a “A3” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;
(k)which is not a Producer Loan with a “D” Risk Rating;
(l)which is not a Commercial Loan with a “M4” Risk Rating;
(m)the Obligor of which (A) is a resident of, or organized under the laws of, the United States of America and (B) is not a Sanctioned Person;
(n)which is not a (A) Defaulted Loan or (B) Delinquent Loan, in each case, on the date of acquisition by the Seller;
(o)(A) the Obligor of which is Solvent and (B) no Insolvency Event has occurred with respect to such Obligor;
(p)which was originated in the ordinary course of business of the applicable Originator under Loan Documents substantially in the form as set forth as Exhibit D;

Appendix 11

(q)which is currently owing under an Obligor Note, which Obligor Note and the related Loan Documents have been duly authorized and are in full force and effect and constitute the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with their respective terms;
(r)which is not subject to any litigation, right of rescission, setoff, counterclaim, dispute or other defense of any Obligor;
(s)which, together with the Loan Documents related thereto, constitutes an “account,” a “payment intangible,” “chattel paper” or an “instrument” within the meaning of the UCC of all jurisdictions which govern the perfection of the applicable Originator’s, Seller’s and Administrative Agent’s respective interest therein;
(t)in respect of which no material default exists and there is not then in effect any waiver by the applicable Originator, Servicer or Seller of any (A) material default with respect thereto or (B) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;
(u)the Obligor of which has incurred the obligations relating to such Loan strictly for business purposes and not for personal, family or household purposes;
(v)the Obligor of which is not an Affiliate of any Originator, Seller, Servicer or Performance Guarantor; provided that Joint Ventures shall be permitted so long as (A) such Obligor does not beneficially own or hold more than 50% of any class of voting securities or the equity interests in CHS and (B) more than 50% of any class of voting securities or the equity interests in such Obligor is not beneficially owned or held by CHS (provided that all Obligors which have Joint Ventures shall be treated as a single Obligor for purposes of the definition of “Concentration Overage Amount (Loans)”);
(w)which, with respect to any Operating Loan (other than any Operating Loan that is also a Producer Loan), requires interest payments to be made not less frequently than monthly and the outstanding principal balance to be paid in full not later than the applicable due date or commitment termination date for such Operating Loan, but in no event later than fourteen (14) months from the closing date of such Operating Loan;
(x)which, with respect to any Term Loan (other than any Term Loan that is also a Producer Loan), requires principal payments (A) to be made not less frequently than in equal monthly installments sufficient to fully amortize the outstanding principal balance over the term of the Term Loan and (B) to be paid in full not later than the applicable due date for such Term Loan, but in no event longer than ten (10) years from the closing date of such Term Loan, and interest payments to be made not less frequently than monthly;
(y)which, when added to the Pool Assets, does not result in the aggregate Weighted Average Life of the Eligible Receivables and Eligible Loans to exceed one and a half (1.5) years;
(z)the Obligor of which was not classified as Substandard, Doubtful or Loss in accordance with the Credit and Collection Policy at the time of acquisition by the Seller;
(aa)which is secured by a perfected, assignable, first priority security interest in the Related Security in favor of the applicable Originator (or, in the case of a Participation Loan, the agent for the related lender group on behalf of the lenders in such lender group), free and clear of all Adverse Claims prior to the acquisition by the Seller and the applicable Originator (or, in the case of a Participation Loan, the agent for the related lender group on behalf of the lenders in such lender group) has filed an “all assets” UCC-1 filing against each related Obligor;
(bb)which has not been compromised, adjusted or similarly modified other than in accordance with the Credit and Collection Policy and as permitted by the Transaction Documents;
(cc)which, together with the related Loan Documents, satisfies in all material respects the applicable requirements of the Credit and Collection Policy;

Appendix 12

(dd)which does not represent a refinancing by the applicable Originator of an existing Loan due to credit reasons or a restructured Loan due to credit reasons;
(ee)(i) with respect to any Effective Date Loan, the Custodian File and Obligor Note (other than any Obligor Note that has been signed electronically) with respect to such Loan shall have been delivered to the Custodian by the Seller, the Servicer or the Originator, (ii) with respect to any Loan other than an Effective Date Loan, the Custodian File and Obligor Note (other than any Obligor Note that has been signed electronically) with respect to such Loan shall have been delivered within thirty (30) days following the date on which the Seller acquires an interest in such Loan pursuant to the Sale Agreement, and (iii) with respect to any Loan that has been amended or modified following the Effective Date, the applicable amended or modified Loan Documents with respect to such Loan (including any new Obligor Note) shall have been delivered to the Custodian by the Seller, the Servicer or the Originators within thirty (30) days following the date of such amendment or modification;
(ff) which is not subordinated in any respect to any other Debt of the relevant Obligor;
(gg)which is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of any Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and general equity principles;
(hh)the Obligor of which has been instructed to make all payments directly to a Seller Collection Account or the Concentration Account;
(ii)in respect of which no security deposit or reserve paid or created by the related Obligor exists;
(jj)no portion of the Unpaid Balance of such Loan represents any sales tax, value-added tax or other similar tax;
(kk)which, together with the Loan Documents related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in violation of any such law, rule or regulation in any respect;
(ll)the Related Security of which is insured as required by the Credit and Collection Policy;
(mm)the Unpaid Balance to Stressed Realizable Value for the related Obligor does not exceed 90%;
(nn)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the origination, transfer or pledge of such Loan have been duly obtained, effected or given and are in full force and effect;
(oo)which is prepayable at any time and, together with the related Loan Documents and Related Security, is fully assignable;
(pp)with respect to which the Loan Documents are complete and in accordance with the Credit and Collection Policy; provided that, prior to the Obligor Note Delivery Date, such Loan Documents may exclude the related Obligor Note (excluding any Obligor Note that is delivered electronically) until the Obligor Note Delivery Date has occurred, at which time such Obligor Note shall be or shall have been delivered to the Custodian;
(qq)the Obligor of which has provided the Servicer with monthly financial statements in accordance with the Loan Documents within 35 days of each month end;
(rr)as to which the applicable Originator has satisfied all obligations on its part with respect to such Loan required to be fulfilled pursuant to the applicable Loan Documents or in connection with the transfer and any applicable agreement pursuant to which such transfer occurs;

Appendix 13

(ss)as to which none of the applicable Originator, Seller, Servicer or Performance Guarantor has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Administrative Agent for the benefit of the Purchasers therein, other than actions or failures to take action by the Servicer which are permitted under the Credit and Collection Policy and the Transaction Documents;
(tt)which complies with the representations and warranties made with respect thereto by the applicable Originator in the Sale Agreement;
(uu)the Unpaid Balance of which is less than the related Loan Commitment amount under the Loan Documents;
(vv)for which the contract giving rise to such Loan is governed by the law of one of the States of the United States, the District of Columbia or any territory of the United States;
(ww)for which the Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Loan free and clear of any Adverse Claim, and the Administrative Agent has a first priority perfected security interest in such Loan and a perfected security interest in the Related Security with respect to such Loan;
(xx)in the case of any Participation Loan:
(i)written notice of the transfer of such Participation Loan to the Seller has been delivered to the Obligor thereof and the agent of the related lender group and all other requirements under the related Loan Documents with respect to the transfer of such Participation Loan to the Seller have been satisfied; and
(ii)no material amendment to or consent under any of the related Loan Documents can be made without the consent of the Seller (or the Servicer on its behalf);
(yy)that has been sold or contributed by an Originator to Seller pursuant to the Sale Agreement with respect to which sale or contribution all conditions precedent under the Sale Agreement have been met; and
(zz)that, with respect to any Loan that is executed electronically, (i) the electronic execution of such Loan is in compliance with the Credit and Collection Policy, and (ii) each Purchaser Agent shall have received (and shall be an addressee of) a legal opinion from external counsel to the Originators, in form and substance reasonably satisfactory to the Purchaser Agents, opining that under the state law which governs such Loan’s related Loan Documents, any documents or agreements that are governed by the laws of such state and that are executed electronically constitute the valid and enforceable obligations of each party to such documents or agreements (and such external counsel shall be licensed to practice law in such state).
“Eligible Receivable” means, as of any date of determination, a Receivable:
(a)that is denominated and payable only in USD in the United States;
(b)the related Account Debtor (i) is a resident of, or organized under the laws of, the United States of America and (ii) is not a Sanctioned Person;
(c)that is not (A) a Defaulted Receivable or (B) a Delinquent Receivable, in each case, on the date of acquisition by the Seller;
(d)(i) the Account Debtor of which is Solvent and (ii) no Insolvency Event has occurred with respect to such Account Debtor;
(e)(i) that has been generated by the applicable Originator in the United States of America and in the ordinary course of its business, subject to a valid invoice or contract, from the bona fide sale of goods or services to an Account Debtor, (ii) all obligations of the applicable Originator in connection with such Receivable have been fully performed, (iii) no portion of such Receivable is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or conditions (including “guaranteed” or “conditional” sales or any performance by an Originator), (iv) which is not owed to any Originator or Seller as a bailee or

Appendix 14

consignee for another Person, and (v) which is not issued under cash-in-advance or cash-on-account terms date; provided that, for the avoidance of doubt, no portion of any Receivable billed to any Account Debtor for which the related goods or services have not been delivered or performed by an Originator shall constitute an “Eligible Receivable”;
(f)that, together with the related Receivable Documentation, is in full force and effect and is a valid and binding obligation of the related Account Debtor, enforceable in accordance with its terms;
(g)which is not subject to any litigation, right of rescission, setoff, counterclaim, dispute or other defense of the related Account Debtor;
(h)the Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Receivable and the Related Security free and clear of any Adverse Claim;
(i)in respect of which no material default exists and there is not then in effect any waiver by the applicable Originator, Servicer or Seller of any (i) material default with respect thereto or (ii) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;
(j)which constitutes an “account” or “payment intangible” within the meaning of Article 9 of the UCC of all jurisdictions which govern the perfection of the applicable Originator’s, Seller’s and Administrative Agent’s respective interest therein and is not evidenced by instruments or chattel paper;
(k)the Account Debtor of which has incurred the obligations relating to such Receivable strictly for business purposes and not for personal, family or household purposes;
(l)the Account Debtor of which is not an Affiliate of any Originators, Seller, Servicer, CHS or Performance Guarantor;
(m)no more than 35% of the aggregate Unpaid Balance of all Receivables of the related Account Debtor are Defaulted Receivables;
(n)that has a remaining payment term that does not exceed 90 days from the date of the related invoice; provided that the Unpaid Balance of all Eligible Receivables the remaining tenor of which exceeds 90 days but does not exceed 180 days cannot exceed 15% of the aggregate Unpaid Balance of all Eligible Receivables;
(o)which has not been compromised, adjusted or similarly modified other than in accordance with the Credit and Collection Policy and as permitted by the Transaction Documents;
(p)that, together with the related Receivable Documentation, satisfies in all material respects the applicable requirements of the Credit and Collection Policy;
(q)which represents part or all of the price of the sale of “merchandise,” “insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act and which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;
(r)the related Account Debtor has been instructed to make payments on such Receivable only to a Lockbox, a Collection Account, an Originator Specified Account or the Concentration Account;
(s)is not subordinated in any respect to any other Debt of the relevant Account Debtor;
(t)in respect of which no security deposit or reserve paid or created by the related Account Debtor exists;
(u)no portion of the Unpaid Balance of such Receivable represents any sales tax, value-added tax or other similar tax;
(v)which does not constitute finance charges, service charges or similar charges (it being understood that only the portion of the Receivable so constituted shall not be eligible);
(w)which, together with the related Receivable Documentation, does not contravene any laws, rules or regulations applicable thereto (including laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

Appendix 15

(x)for which the sale, pledge, contribution or assignment of such Receivable and the Related Security pursuant to this Agreement and the Sale Agreement does not (i) violate or contravene any Applicable Law or the related Receivable Documentation, (ii) require notice thereof to the related Account Debtor or any consent therefrom (other than any such notices that have been provided or consents that have been obtained and are in effect) or (iii) require any notice thereof or any consent from any Governmental Authority that has not been provided or obtained;
(y)that has not been previously sold, assigned, pledged or otherwise transferred by the applicable Originator to any other Person;
(z)that has been sold or contributed by any Originator to Seller pursuant to the Sale Agreement with respect to which sale or contribution all conditions precedent under the Sale Agreement have been met;
(aa)that is not a Receivable which arose as a result of the sale of consigned goods or finished goods that have incorporated any consigned goods into such finished goods or a sale in which Seller, any Originator, CHS, Performance Guarantor or Servicer acted as a bailee, consignee or agent of any other Person or otherwise not as principal or otherwise in respect of deferred or unearned revenues;
(bb)that does not constitute a re-billed amount arising from a deduction taken by the related Account Debtor with respect to a previously arising Receivable;
(cc)that (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
(dd)the Administrative Agent has a valid and enforceable first priority perfected security interest in such Receivable and the Related Security, in either case, free and clear of any Adverse Claim; and
(ee)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the origination, transfer or pledge of such Receivable have been duly obtained, effected or given and are in full force and effect.
“Enhancement Agreement” means any agreement between a Conduit Purchaser and any other Person(s), entered into to provide (directly or indirectly) credit enhancement to such Conduit Purchaser’s commercial paper facility.
“Enhancement Provider” means any Person providing credit support to a Conduit Purchaser under an Enhancement Agreement, including pursuant to an unfunded commitment, or any similar entity with respect to any permitted assignee of such Conduit Purchaser.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Seller, Servicer, Performance Guarantor or any Originator within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means: (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (iii) a complete or partial withdrawal by Seller, Servicer, any Originator,

Appendix 16

Performance Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate; or (vii) a transaction by Seller, Servicer, any Originator, Performance Guarantor or an ERISA Affiliate that is reasonably expected to be subject to Sections 4069 or 4212(c) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” is defined in Section 10.1.
“Event of Repurchase” is defined in Section 3.2(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party: (i) any Taxes imposed on, or measured by, net income or gains and any franchise Taxes, branch Taxes or branch profits Taxes, but only to the extent such Taxes are imposed by a taxing authority in a jurisdiction (or political subdivision thereof) (a) under the laws of which such Affected Party is organized or incorporated or maintains a lending office (or branch), and (b) as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in this Agreement), (ii) any U.S. federal withholding Tax to the extent it is imposed on amounts payable to such Affected Party (I) when such Affected Party becomes a party to this Agreement or (II) because such Affected Party designates a new lending office, except to the extent that such Affected Party was entitled, at the time of designation of a new lending office (or assignment), to receive such additional amounts from Seller or Servicer, as applicable, pursuant to Section 3.3, (iii) Taxes attributable to such Affected Party’s failure to comply with Section 3.3(e)(vii), and (iv) any U.S. federal withholding tax imposed under FATCA.
“FAS 166/167 Capital Guidelines” has the meaning set forth in the definition of Specified Regulation.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

Appendix 17

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum, determined by Administrative Agent, equal (for each day during such period) to:
(a)    the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or
(b)    if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Liquidity Provider or Purchaser Agent from three federal funds brokers of recognized standing selected by it.
“Federal Reserve Bank” means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.
“Fee Letter” means the Second Amended and Restated Fee Letter, dated as of June 28, 2018, among Seller, CHS, Administrative Agent and the Purchaser Agents.
“Final Payout Date” means the date following the Purchase Termination Date on which Total Investment shall have been reduced to zero and all other amounts then accrued or payable to any of the Affected Parties under the Transaction Documents shall have been paid in full in cash.
“First Lien Commercial Loan” means a Commercial Loan that is entitled to the benefit of a first lien and first priority perfected security interest on the assets of the respective Obligor.
“First Lien Producer Loan” means a Producer Loan that is entitled to the benefit of a first lien and first priority perfected security interest on the assets of the respective Obligor.
“Floor Reserve Percentage (Loans)” means, at any time, 15%.
“Foreign Affected Party” is defined in Section 3.3(e)(vii).
“Formation Date” means the date that Seller was originally formed under the laws of the State of Delaware.
“GAAP” means generally accepted accounting principles in the United States of America as consistently applied. If at any time Seller or Servicer notifies Administrative Agent that Seller or Servicer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Seller or Servicer that the Purchasers request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP without giving effect to such change in GAAP or in the application thereof that is the subject of such notice until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any government, supranational or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

Appendix 18

“Indemnified Amounts” is defined in Section 12.1(a).
“Indemnified Party” is defined in Section 12.1(a).
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Independent Manager” means a natural person who is a manager of Seller who (I) is not at the time of initial appointment, or at any time while serving as Independent Manager of Seller, and has not been at any time during the preceding five (5) years (a) a stockholder, member, director (with the exception of serving as an independent director of any Affiliates of Seller), manager (with the exception of serving as an independent manager of Seller or any of its Affiliates), officer, employee, partner, attorney or counsel of Seller, Servicer, any Originator, Performance Guarantor or CHS or any of their respective Affiliates; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Seller, Servicer, any Originator, Performance Guarantor or CHS or any of their respective Affiliates; (c) a Person Controlling or under common Control with any such customer, supplier, stockholder, member, director, manager, officer, employee, partner, attorney, counsel or other Person described in clauses (a) or (b) above; or (d) a member of the immediate family of any such customer, supplier, stockholder, member, director, manager, officer, employee, partner, attorney, counsel or other Person described in clauses (a), (b) or (c) above; and (II) (1) has prior experience as an independent manager or independent director for a company whose charter documents required the unanimous consent of all independent managers or independent directors thereof before such company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
“Information Package” is defined in Section 3.1(a).
“Insolvency Event” means, with respect to any Person, (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any Debtor Relief Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs, (ii) an involuntary case under any applicable Debtor Relief Law now or hereafter in effect is commenced against such Person and, unless such Person is Seller, an Obligor or an Account Debtor, such petition remains unstayed and in effect for a period of sixty (60) consecutive days, (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors, (iv) such Person shall (A) fail to pay its debts generally as such debts become due, (B) make a general assignment for the benefit of creditor or (C) admit in writing its inability to pay its debts generally as they become due or (v) such Person shall take any action to authorize any of the actions in furtherance of any of the aforesaid purposes.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Joint Venture” means an Obligor constituting a joint venture of an Originator and one or more unaffiliated entities where (i) such Originator has no more than 50% of the ownership or voting rights in or with respect to such joint venture, (ii) such Originator does not have the ability to directly or indirectly control

Appendix 19

such joint venture and (iii) the joint venture satisfies the definition of Eligible Loan and has been subject to the same underwriting and credit and collection policies as any other Obligor.
“Junior Lien Commercial Loan” means a Commercial Loan that is entitled to the benefit of a lien and priority perfected security interest on the assets of the respective Obligor and is not a First Lien Commercial Loan.
“Legal Final Settlement Date” means the Settlement Date following the 138th complete month following the Liquidation Period.
“LIBO Rate” means for any Yield Period, (a) the interest rate per annum designated as the LIBO Rate by the applicable Purchaser Agent for a period of time comparable to such Yield Period that appears on the Reuters Screen LIBO Page as of 11:00 a.m. (London, England time) with respect to such Purchaser Agent or related Committed Purchaser on the second Business Day preceding the first day of such Yield Period or (b) if a rate cannot be determined under either of the foregoing clauses, an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in USD with a duration comparable to such Yield Period in a principal amount substantially equal to the principal amount of the applicable Rate Tranche are offered to the principal London office of the applicable Purchaser Agent (or its related Committed Purchaser) by three London banks, selected by Administrative Agent in good faith, at about 11:00 a.m. London time on the second Business Day preceding the first day of such Yield Period. If the calculation of the LIBO Rate results in a LIBO Rate of less than zero (0), the LIBO Rate shall be deemed to be zero (0) for all purposes of this Agreement and the Transaction Documents.
“Liquidation Fee” means, for each Rate Tranche (or portion thereof) for each day in any Yield Period or Settlement Period (computed without regard to clause (iii) of the proviso of the definition of “Yield Period”) during the Liquidation Period, the amount, if any, by which:
(a)    the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of such Purchaser’s Tranche Investment effected pursuant to Section 1.3(c)(ii) or (iii) with respect to such Rate Tranche for such day during such Yield Period or Settlement Period (as so computed) if such reductions had not been made until the last day of such Yield Period or Settlement Period exceeds,
(b)    the income, if any, received for such day during such Yield Period or Settlement Period by the affected Purchaser from investing the proceeds of such reductions of such Purchaser’s Tranche Investment.
“Liquidation Period” means the period commencing on the date on which the Administrative Agent notifies the Seller and the Servicer that any condition precedent to Purchases and Reinvestments set forth in Section 5.3 is not satisfied (or expressly waived by each Purchaser) and that the Liquidation Period has commenced, and ending on the Final Payout Date.
“Liquidity Advance” means a loan, advance, purchase or other similar action made by a Liquidity Provider pursuant to a Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Purchaser (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Purchaser’s Commercial Paper Notes or other senior indebtedness.
“Liquidity Provider” means MUFG or any of its Affiliates, Rabobank or any of its Affiliates or any other lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any

Appendix 20

successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Purchaser.
“Loan” shall mean the indebtedness of any Obligor under or with respect to an Obligor Note, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing and (iii) all Related Security with respect thereto.
“Loan Commitment” means, with respect to any Obligor, the maximum aggregate amount required to be advanced to the related Obligor under the terms of the related Loan Documents.
“Loan Document” means, with respect to any Loan, the related Obligor Note and any related loan agreements, security agreements, mortgages, acknowledgements (if required), financing statements and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf or for the Obligor’s benefit in respect of such Loan and related Obligor Note, including letters of credit, general or limited guaranties or other credit enhancement.
“Loan Investment Base” means, at any time, the Net Loan Pool Balance less the Required Loan Reserves.
“Loan Losses” means the Unpaid Balance of any Pool Loans that have been, or should have been, written-off as uncollectible by Servicer in accordance with the Credit and Collection Policy.
“Loan Pool” means, at any time, all then outstanding Loans sold or contributed, or purported to be sold or contributed, to Seller pursuant to the Sale Agreement and transferred or purported to be transferred to the Administrative Agent, on behalf of the Purchasers, pursuant to Section 1.2(c).
“Loan Pool APR Percentage” means, at any time, an amount equal to the product of (a) the product of (i) the Weighted Average Interest Rate for the Eligible Loans multiplied by (ii) a fraction (expressed as a percentage), (x) the numerator of which is equal to the aggregate Unpaid Balances of all Eligible Loans and (y) the denominator of which is equal to the aggregate Loan Commitments of all Eligible Loans multiplied by (b) the Weighted Average Life (in years) for the Eligible Loans.
“Loan Yield and Servicing Fee Reserve Percentage” means, at any time, an amount equal to the product of (a) the sum of (i) the weighted average Yield Rate for the most recently ended Settlement Period multiplied by 1.5 plus (ii) the sum of the Program Fee Rate and the Servicing Fee Rate multiplied by (b) the Weighted Average Life (in years) of the Loan Pool.
“Lockbox” means the lockboxes specified as such in Exhibit B, each of which shall be maintained at an Account Bank in the name of Originator.
“Loss” means, with respect to any Loan, that such Loan has a Risk Rating of “Loss” in accordance with the Credit and Collection Policy.
“Loss Horizon Ratio” means 3.75.
“Loss Ratio (Loans)” means the highest average Default Ratio for any three (3) consecutive Settlement Periods observed over the preceding twelve Settlement Periods.

Appendix 21

“Loss Ratio (Receivables)” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the aggregate Unpaid Balance of all Receivables that were 61-90 days past their original due date as of the end of the most recently ended Settlement Period plus (ii) the aggregate Unpaid Balance of all Receivables that were charged-off during the most recently ended Settlement Period that were 60 days or fewer days past their due date when charged off, to (b) the initial Unpaid Balance of all Receivables generated by all the Originators during the Settlement Period that is three (3) Settlement Periods prior to the most recently ended Settlement Period.
“Loss Reserve Floor Percentage (Receivables)” means, at any time, 15%.
“Market Value” means, with respect to any Pool Asset and Related Assets, a percentage of the principal amount of the Pool Asset, not to exceed 100%, determined by the applicable Originator, as of the date such Pool Asset is transferred to the Seller by the Originator, to be the fair market value of such Pool Asset and Related Assets.
“Material Adverse Change” means, with respect to any Person (or if no Person is specified, with respect to Seller, CHS, Servicer, Performance Guarantor or any Originator) an event or circumstance that, individually or in the aggregate, results in, or could reasonably be expect to result in, a material adverse change in:
(i)    the financial condition or results of operations of such Person and its Subsidiaries, taken as a whole;
(ii)    the ability of such Person to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party;
(iii)    the status, existence, perfection, priority, enforceability or other rights and remedies of Administrative Agent associated with its interests in the Pool Assets or any material portion thereof; or
(iv)    (a) the validity or enforceability against such Person of any Transaction Document or any Receivable Documentation or Loan Documents to which it is a party or (b) the validity, enforceability or collectability of a material portion of the Pool Assets, including if such event or circumstance would increase the days to pay or Dilution with respect to a material portion of the Pool Receivables.
“Monthly Loss Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is equal to the sum of Loan Losses during the most recently ended Settlement Period and (b) the denominator of which is the aggregate Unpaid Balance of all Pool Loans as of the Cut-Off Date of the most recently ended Settlement Period.
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” is defined in the preamble.
“MUFG Purchaser Group” means the Purchaser Group with Victory, as a Conduit Purchaser, MUFG, as Committed Purchaser and MUFG, as Purchaser Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate makes or is obligated to make contributions or has any liability.

Appendix 22

“Net Loan Pool Balance” means, at any time, an amount equal to (a) the aggregate Unpaid Balance of all Eligible Loans at such time, minus (b) the Concentration Overage Amount (Loans) at such time.
“Net Pool Balance” means, at any time, an amount equal to the sum of (a) the Net Loan Pool Balance at such time plus (b) the Net Receivables Pool Balance at such time.
“Net Receivables Pool Balance” means, at any time, an amount equal to (a) the aggregate Unpaid Balance of all Eligible Receivables at such time, minus (b) the Account Debtor Concentration Overage Amount at such time.
“Nieuw Amsterdam” means Nieuw Amsterdam Receivables Corporation B.V.
“No Petition Agreement” means that certain no proceedings letter agreement, dated as of September 4, 2018, between the Administrative Agent and each Subordinated Note Financier, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“Notice of Payment” means a Notice of Payment substantially in the form of Exhibit F attached hereto, delivered by the Seller to the Administrative Agent and each Purchaser Agent pursuant to Sections 3.1(d)(vi), 3.2(c) and 3.2(e), as applicable.
“Notice of Purchase” means a Notice of Purchase substantially in the form of Exhibit E attached hereto, delivered by the Seller to the Administrative Agent and each Purchaser Agent pursuant to Section 1.2(a).
“Obligations” means all obligations of Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees.
“Obligor” shall mean, with respect to any Loan, the Person or Persons directly or indirectly obligated to make payments with respect to such Loan, including any guarantor thereof.
“Obligor Note” shall mean, with respect to any Loan, the promissory note, instrument or other writing entered into by the related Obligor in connection with or evidencing the indebtedness of the Obligor under such Loan.
“Obligor Note Delivery Date” means July 20, 2017.
“OFAC” has the meaning set forth in the definition of Sanctioned Person.
“Omnibus Amendment Effective Date” means September 4, 2018.
“Operating Loan” means any Loan used to finance working capital and current or seasonal assets (e.g., inventories and accounts receivable) with an original maturity date of fourteen (14) months or less.
“Original Agreement” is defined in the preamble.
“Originator” means each Person from time to time party to the Sale Agreement as an originator. As of the Effective Date, CHS and CHS Capital are the only Originators.
“Originator Account Agreements” means each Deposit Account Control Agreement, dated as of the Closing Date, among CHS or CHS Capital, as applicable, an Account Bank and the Administrative Agent.

Appendix 23

“Originator Collection Accounts” means the accounts specified as such in Exhibit B, each of which shall be maintained at an Account Bank in the name of Originator.
“Originator Specified Accounts” means the accounts specified as such in Exhibit B, each of which shall be in the name of Originator.
“Participant” is defined in Section 13.3(b).
“Participation Loan” means any advance by an Originator to an Obligor under a syndicated loan facility (a) that has closed (without regard to any contemporaneous or subsequent syndication of such advance) prior to such advance becoming a part of the Loan Pool and (b) pursuant to which such Originator acts as administrative agent of the related lender group.
“Patriot Act” is defined in Section 13.20.
“Payoff Letter” means that certain Payoff and Termination Agreement, dated as of the Closing Date, by and among the Seller, CHS, CHS Capital, Rabobank, Nieuw Amsterdam, Victory, MUFG and U.S. Bank National Association.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate or to which Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate contributes or has an obligation to contribute or to which Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate has any liability.
“Performance Guarantor” means CHS.
“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, entered into by Performance Guarantor in favor of Administrative Agent.
“Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Pool Asset” means any of, and “Pool Assets” means all of, the Pool Receivables and the Pool Loans.
“Pool Loan” means a Loan in the Loan Pool sold or purported to be sold by the applicable Originator to the Seller pursuant to the Sale Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool sold or purported to be sold by the applicable Originator to the Seller pursuant to the Sale Agreement.
“Portfolio Weighted Average Loan Rating Factor” means, with respect to any Obligor, the percentage appearing opposite such Obligor’s applicable rating on the table below:

Appendix 24

Rating Bucket	WA Rating Factor	Portfolio WA Rating Factor
1	Greater than 4.0	0.50%
2	4.0 to 3.75	1.00%
3	3.5 to < 3.75	1.50%
4	3.25 to < 3.5	3.00%
5	Less than 3.25	5.00%

“Prime Rate” means, with respect to any Purchaser Group, the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent, the related Committed Purchaser or their Affiliates as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Purchaser Agent, the related Committed Purchaser or their Affiliates based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer.
“Producer Loan” means a Loan characterized as a “Producer Loan” under the Credit and Collection Policy.
“Program Administration Agreement” means that certain administration agreement between a Conduit Purchaser and Program Administrator governing certain aspects of the administration of such Conduit Purchaser’s commercial paper facility or any other agreement having similar purposes, as in effect from time to time.
“Program Administrator” means the administrator designated for a Conduit Purchaser under the Program Administration Agreement.
“Program Fee” is defined in the Fee Letter.
“Program Fee Rate” is defined in the Fee Letter.
“Program Information” is defined in Section 13.8(a).
“Purchase” is defined in Section 1.1.
“Purchase Price” is defined in Section 1.1.
“Purchase Termination Date” means the earlier of (i) June 27, 2019, (ii) the occurrence of an Event of Default and (iii) sixty (60) days following the date of receipt by each of the other parties to this Agreement of a written notice of termination provided by Seller.
“Purchaser” means each Conduit Purchaser and Committed Purchaser, as applicable.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and listed as such as set forth on the signature pages of this Agreement.
“Purchaser Group” means, for each Conduit Purchaser, such Conduit Purchaser, its related Committed Purchaser and its related Purchaser Agent as set forth on Exhibit C.

Appendix 25

“Purchaser Group Commitment” means, at any time with respect to any Purchaser Group, the aggregate Commitments of all Committed Purchasers at such time in such Purchaser Group as set forth on Exhibit C.
“Purchaser Group Investment” means, at any time with respect to any Purchaser Group, the Total Investment of all Purchasers at such time in such Purchaser Group.
“Purchasers’ Total Commitment” means, at any time, the aggregate Commitments of all Committed Purchasers at such time as set forth on Exhibit C.
“Purchaser’s Tranche Investment” means, in relation to any Rate Tranche and any Purchaser, the amount of the Purchasers’ Total Investment allocated by such Purchaser’s Purchaser Agent to such Rate Tranche pursuant to Section 2.1; provided that at all times the aggregate amounts allocated to all Rate Tranches shall equal the Total Investment.
“Rabobank” means Coöperatieve Rabobank U.A.
“Ratable Share” means, at any time, (i) for any Purchaser Group, a percentage equal to the quotient of (a) the Purchaser Group Commitment for such Purchaser Group at such time, divided by (b) the Purchasers’ Total Commitment at such time and (ii) for any Purchaser, a percentage equal to the quotient of (a) such Purchaser’s Commitment (or, for any Conduit Purchaser, the Commitment of the Committed Purchaser in such Conduit Purchaser’s Purchaser Group) at such time divided by (b) the Purchasers’ Total Commitment at such time.
“Rate Tranche” means at any time a portion of the Asset Interest selected by the applicable Purchaser Agent pursuant to Section 2.1 and designated as a Rate Tranche solely for purposes of computing Yield.
“Rating Agency” mean each of S&P and Moody’s (and/or each other rating agency then rating the Commercial Paper Notes of any Conduit Purchaser).
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, Seller (as assignee of any Originator) or any other Person (as assignee of Seller) by an Account Debtor, whether constituting an account, instrument, document, contract right, general intangible, chattel paper or payment intangible, in each instance arising in connection with the sale of goods or for services rendered, and includes the obligation to pay any finance charges, fees and other charges with respect thereto, together with the Related Security with respect thereto, and with respect to each of the foregoing, all Collections and proceeds thereof. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivable Documentation” means, for each Pool Receivable, the invoice therefor and any other agreement or documentation between the applicable Originator and the applicable Account Debtor giving rise to, and/or setting forth terms and conditions related to the creation and payment of, such Pool Receivable, including in each case any amendments.
“Receivables Investment Base” means, at any time, the Net Receivables Pool Balance less the Required Receivable Reserves.

Appendix 26

“Receivables Pool” means at any time, all then outstanding Receivables sold or contributed, or purported to be sold or contributed, to Seller pursuant to the Sale Agreement and transferred or purported to be transferred to Administrative Agent, on behalf of the Purchasers, pursuant to Section 1.2(c).
“Records” means all Receivable Documentation and Loan Documents and other documents, instruments, books, records, purchase orders, agreements, reports and other information (including computer programs, tapes, disks, other information storage media, data processing software and related property and rights) prepared or maintained by any Originator, CHS, Servicer, or Seller, respectively, with respect to, or that evidence or relate to, the Pool Assets, the other Seller Assets or the Account Debtors or Obligors of such Pool Assets.
“Regulatory Change” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect or implementation of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, each Specified Regulation shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, implemented or issued.
“Reinvestment” is defined in Section 1.3(a)(ii).
“Related Assets” means (a) all rights to, but not any obligations under, all Related Security with respect to the Pool Assets, (b) all Records (but excluding any obligations under the Receivable Documentation and Loan Documents), (c) all Collections in respect of, and other proceeds of, the Pool Assets or any other Related Security, (d) all rights and remedies of Seller or any Originator, as applicable, under the Sale Agreement, and the other Transaction Documents and any other rights or assets pledged, sold or otherwise transferred to Seller thereunder and (e) all the products and proceeds of any of the foregoing.
“Related Security” means, with respect to any Asset:
(i)    all of Seller’s or any Originator’s, as applicable, interest in any goods (including returned goods) and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Asset;
(ii)    all instruments and chattel paper that may evidence such Asset;
(iii)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Asset, whether pursuant to the Receivable Documentation related to such Receivable, the Loan Documents related to such Loan or otherwise, together with all financing statements describing any collateral securing such Asset;
(iv)    all tax refunds and the insurance policies, if any, relating to such Asset including the right to terminate such policies and to receive unearned premiums payable upon such termination, and rights to loss payments under such insurance policies;
(v)    the Receivable Documentation, the Loan Documents and all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Asset whether pursuant to the Receivable Documentation related to such Receivable, the Loan Documents related to such Loan or otherwise;

Appendix 27

(vi)    all of Seller’s or any Originator’s, as applicable, rights, interests and claims under the Transaction Documents, the Loan Documents and the Receivable Documentation with respect to such Asset;
(vii)    all books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Asset and the related Account Debtor or Obligor; and
(viii)    all proceeds of, and payments or collections on, under or in respect of, any of the foregoing.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30‑day notice period has been waived by the PBGC.
“Reporting Date” is defined in Section 3.1(a).
“Repurchase Payments” means payments of the repurchase price for Pool Assets under Section 3.2(b).
“Required Loan Reserves” means, for any day, an amount equal to the product of (a) the sum of (i) the greater of (A) the Floor Reserve Percentage (Loans) at such time and (B) the Dynamic Reserve Percentage (Loans) at such time, plus (ii) the Adjusted Loan Yield and Servicing Fee Reserve Percentage multiplied by (b) the Net Loan Pool Balance at such time.
“Required Purchasers” means, at any time, two or more Committed Purchasers whose Commitments at such time aggregate more than 66 2/3% of the Purchasers’ Total Commitment at such time (or, if at such time, the Purchasers’ Total Commitment is zero, two or more Committed Purchasers whose Purchaser Group’s Purchaser Group Investment at such time aggregate more than 66 2/3% of the Total Investment at such time); provided that if at any time there is only one Committed Purchaser, Required Purchasers shall mean such Committed Purchaser.
“Required Receivable Reserves” means, for any day, an amount equal to the product of (a) the sum of (i) the greater of (A) the sum of (1) the Dynamic Dilution Reserve Percentage (Receivables) at such time, plus (2) the Dynamic Loss Reserve Percentage (Receivables) at such time, and (B) the sum of (1) the Dilution Reserve Floor Percentage at such time, plus (2) the Loss Reserve Floor Percentage (Receivables) at such time, and (ii) the Yield and Servicing Fee Reserve Percentage (Receivables) multiplied by (b) the Net Receivables Pool Balance at such time.
“Required Reserves” means, for any day, an amount equal to the sum of (a) the Required Receivable Reserves plus (b) the Required Loan Reserves.
“Responsible Officer” means the chief executive officer, the chief financial officer, the general counsel, the president, the treasurer or an assistant treasurer of CHS, and any other officer, similar official or employee of CHS responsible for the administration of the obligations of CHS in respect of this Agreement, including any person referenced in Schedule 13.2 of this Agreement with respect to Seller or the Servicer, or any replacement of such person.
“Risk Rating” shall mean the score or classification, as determined for each Loan in accordance with the Credit and Collection Policy.
“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

Appendix 28

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, among Originators, as sellers, and Seller, as buyer.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Syria and North Korea.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of Applicable Law.
“SEC” means the Securities and Exchange Commission or any successor governmental authority.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
“Security” is defined in Section 2(a)(1) of the Securities Act.
“Seller” is defined in the preamble.
“Seller Account Agreement” means that certain Deposit Account Control Agreement, dated as of the Closing Date, among the Seller, an Account Bank and the Administrative Agent.
“Seller Assets” is defined in Section 9.1.
“Seller Collection Accounts” means the accounts specified as such in Exhibit B, each of which shall be maintained at an Account Bank in the name of Seller.
“Servicer” is defined in Section 8.1(a).
“Servicer Termination Event” means the occurrence of (i) a Material Adverse Change after the Effective Date with respect to Servicer, (ii) an Insolvency Event with respect to Servicer or (iii) an Event of Default.
“Servicing Fee” means the fee for each Settlement Period equal, for each day of such Settlement Period to, the Servicing Fee Rate multiplied by the aggregate Unpaid Balance of all Pool Assets as of the Cut-Off Date of such Settlement Period, multiplied by 1/360, payable in arrears.

Appendix 29

“Servicing Fee Rate” means 0.25% per annum.
“Settlement Date” means, with respect to any Settlement Period, the third (3rd) Business Day following the Reporting Date for such Settlement Period; provided that the last Settlement Date shall be the last day of the last Settlement Period.
“Settlement Period” means:
(a)    the period from the Closing Date to the end of the next calendar month thereafter; and
(b)    thereafter, each subsequent calendar month;
provided that the last Settlement Period shall end on the Final Payout Date; provided further that when used with respect to any period prior to the Closing Date, “Settlement Period” shall mean each calendar month.
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature and become due in the normal course of business, (iii) such Person’s debts or liabilities are not beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.
“Specified Regulation” means (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), (B) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith (the “Dodd-Frank Act”), (C) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities relating to (i) the July 1988 paper or the June 2006 paper prepared by the Basel Committee on Banking Supervision (“Basel Committee”) as set out in the publication entitled: “International Convergence of Capital Measurements and Capital Standards: a Revised Framework”, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law) (“Basel II”) or (ii) the paper prepared by the Basel Committee as set out in the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems”, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law) (“Basel III” and together with Basel II, the “Basel Accord”) and (D) any existing or future rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to Accounting Standards Codification 860-10-40-5(a), the FAS 166/167 Capital Guidelines, the Dodd-Frank Act or the BASEL Accord (whether or not having the force of law) or any rules or regulations promulgated in connection therewith by any United Stated bank regulatory agency.

Appendix 30

“Stressed Realizable Value” means, with respect to any Loan, the value of all Related Security with respect thereto as calculated by the Servicer in accordance with the Credit and Collection Policy using the Obligor’s most recent monthly financial statements received by the Servicer.
“Subordinated Note” has the meaning set forth in the Sale Agreement.
“Subordinated Note Financiers” means each of: MUFG Bank, Ltd., as buyer and buyer agent, each other financial institution from time to time party to any Subordinated Note Financing Document, as buyer, and any of their respective Affiliates that is a party to any Subordinated Note Financing Document.
“Subordinated Note Financing” means any transaction or series of transactions that may be entered into by one or more Originators and the Subordinated Note Financiers pursuant to which one or more Originators may (a) sell, transfer, assign or convey one or more Subordinated Notes to the Subordinated Note Financiers and/or (b) grant a security interest in one or more Subordinated Notes to the Subordinated Note Financiers.
“Subordinated Note Financing Document” means each purchase agreement, sale agreement, credit agreement, loan agreement, repurchase agreement, security agreement and/or other financing agreement entered into from time to time between the Subordinated Note Financiers and one or more Originators in connection with a Subordinated Note Financing, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled by that Person either directly or through one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled by that Person either directly or through one or more of the other Subsidiaries of that Person or a combination thereof.
“Substandard” means, with respect to any Loan, one which has a Risk Rating of “adverse” and is classified as Doubtful or Loss in accordance with the Credit and Collection Policy.
“Successor Notice” is defined in Section 8.1(b).
“Syndicated CHS Loan” means any advance by an Originator to an Obligor under a syndicated loan facility in which such Originator participates as a member of the lender group but is not the originating lender or facility or administrative agent.
“Taxes” means all income, gross receipts, rental, franchise, excise, stamp, occupational, capital, value added, sales, use, ad valorem (real and personal), property (real and personal) and taxes, fees, levies, imposts, charges or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon, howsoever imposed, by any Governmental Authority or other taxing authority in the United States or by any foreign government, foreign governmental subdivision or other foreign or international taxing authority.
“Term Loan” means any Loan which is not an Operating Loan used for the purpose of purchasing fixed assets, expansion, remodeling, or building working capital.

Appendix 31

“Total Investment” means, at any time with respect to the Asset Interest, an amount equal to (a) the aggregate of the amounts theretofore paid to Seller as the Purchase Price pursuant to Section 1.1 less (b) the aggregate amount of Collections theretofore received and actually distributed to the Purchasers, and not reinvested as a Reinvestment, on account of each Purchaser Group’s aggregate Purchaser Group Investment pursuant to Section 1.3 (and not rescinded or otherwise returned or reinvested pursuant to Section 1.3).
“Tranche Investment” means in relation to any Rate Tranche and any Purchaser Group the amount of such Purchaser Group’s Purchaser Group Investment allocated by the related Purchaser Agent to such Rate Tranche pursuant to Section 2.1; provided that at all times the aggregate amounts allocated to all Rate Tranches of all Purchaser Groups shall equal the Total Investment; provided, further, that at all times the aggregate amounts allocated to all Rate Tranches of any Purchaser Group shall equal the aggregate Purchaser Group Investment of such Purchaser Group.
“Transaction Documents” means this Agreement, the Sale Agreement, the Performance Guaranty, the No Petition Agreement, the Fee Letter, the Custodian Agreement, the Account Agreements, the Effective Date Amendments, each Notice of Purchase, Seller’s limited liability company agreement, the Payoff Letter, and all other documents, agreements and certificates to be executed and delivered in connection herewith or in connection with any of the foregoing as to which Seller, Servicer, CHS, the Performance Guarantor, any Originator or any of their Affiliates is a party. For the avoidance of doubt, no Subordinated Note Financing Document (other than the No Petition Agreement) shall constitute a Transaction Document hereunder.
“Transaction Information” shall mean any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Commercial Paper Notes or monitoring such rating including, without limitation, information in connection with the Seller, any Originator, the Servicer or the Pool Assets.
“UCC” means, in respect of each state in the United States of America, the Uniform Commercial Code as from time to time in effect in such state.
“Unmatured Event of Default” means any event which, with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default.
“Unmatured Servicer Termination Event” means any event which, with the giving of notice or lapse of time, or both, would, unless cured or waived, become a Servicer Termination Event.
“Unpaid Balance” of (i) any Receivable means, at any time, the sum of (a) the unpaid amount thereof, plus (b) the unpaid amount of all finance charges, interest payments and other amounts actually accrued thereon at such time, but excluding, in the case of clause (b) above, all late payment charges, delinquency charges, and extension or collection fees and (ii) any Loan means, at any time, the outstanding principal balance thereof, excluding any accrued and outstanding finance charges and interest payments related thereto; provided that, for the avoidance of doubt, the Unpaid Balance of each Participation Loan shall only include the outstanding principal balance owed to the applicable Originator under such Participation Loan and not the outstanding principal balance owed to any other lender under such Participation Loan.
“Unpaid Balance to Stressed Realizable Value” means, with respect to any Obligor, the ratio of (i) the Obligor’s combined Unpaid Balances to (ii) the related Stressed Realizable Value.
“Unused Fee” is defined in the Fee Letter.
“U.S. Person” is defined in Section 3.3(e)(vi).

Appendix 32

“U.S. Tax Compliance Certificate” is defined in Section 3.3(e)(vii)(3).
“USD” means United States Dollars, the lawful currency of the United States of America.
“Victory” means Victory Receivables Corporation, a Delaware corporation.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Voting Interest” shall mean membership or other ownership interests in CHS whose holders are entitled under ordinary circumstances to vote for the election of the directors of CHS or persons performing similar functions (irrespective of whether at the time membership or other ownership interests of any other class or classes shall have or might have voting power by reasoning of the happening of any contingency).
“Weighted Average Interest Rate” means, for each Settlement Period (determined as of the last day of each calendar month), the sum, for all Loans, of the amount determined in respect of each Loan by multiplying (i) a fraction, the numerator of which is the Unpaid Balance of such Loan and the denominator of which is the Unpaid Balance of all Loans, multiplied by (ii) the applicable interest rate for such Loan.
“Weighted Average Life” means, for each Settlement Period (determined as of the last day of each calendar month), the sum, for the Pool Receivables or Pool Loans (calculated separately), of the amount determined in respect of each Receivable or Loan by multiplying (i) a fraction, the numerator of which is the Unpaid Balance of such Receivable or Loan and the denominator of which is the Unpaid Balance of all Receivables or Loans (as applicable), multiplied by (ii) the remaining term to maturity of such Receivable or Loan, expressed in years.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield” means, for any day with respect to any Rate Tranche:

{(PTI x YR)/360} + LF
where:
YR	=	the Yield Rate for such Rate Tranche;
PTI	=	Purchaser’s Tranche Investment in such Rate Tranche on such day; and
LF	=	the Liquidation Fee, if any, for such day.

“Yield and Servicing Fee Reserve Percentage (Receivables)” means, on any day, a percentage determined as follows:
((YRxSF)+SFR + PR) x {( DSO)/360}
where:

YR	= the weighted average Yield Rate for the prior Settlement Period;

SFR	= the Servicing Fee Rate;

PR	= the Program Fee Rate;

Appendix 33

SF	= 1.5; and

DSO	= the Days Sales Outstanding on such day.
“Yield Period” means (x) with respect to any Rate Tranche that is funded or maintained other than through the issuance of Commercial Paper Notes:
(a)    the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Advance or funding under such Enhancement Agreement or the creation of such Rate Tranche pursuant to Section 2.1 (whichever is latest) and ending such number of days thereafter as the applicable Purchaser Agent shall select in its sole discretion; and
(b)    each period commencing on the last day of the immediately preceding Yield Period for the related Rate Tranche and ending such number of days thereafter as the applicable Purchaser Agent shall select in its sole discretion;
provided, that:
(i)    any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;
(ii)    in the case of Yield Periods of one day for any Rate Tranche, (A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and
(iii)    in the case of any Yield Period for any Rate Tranche which commences before the Purchase Termination Date and would otherwise end on a date occurring after the Purchase Termination Date, such Yield Period shall end on the Purchase Termination Date and the duration of each such Yield Period which commences on or after the Purchase Termination Date for such Rate Tranche shall be of such duration as shall be selected by the applicable Purchaser Agent; and
(y)    with respect to any Rate Tranche that is funded or maintained through the issuance of Commercial Paper Notes, each Settlement Period.
“Yield Rate” means for any Rate Tranche on any day:
(a)    in the case of a Rate Tranche funded by Commercial Paper Notes, the applicable CP Rate; and
(b)    in the case of a Rate Tranche not funded by Commercial Paper Notes, the applicable Bank Rate for such Rate Tranche;
provided, that:
(i)    on any day as to any Rate Tranche which is not funded by Commercial Paper Notes, the Yield Rate shall equal the applicable Base Rate if (A) Administrative Agent does not receive notice or determine, by 12:00 noon (New York City time) on the third Business Day prior to the first day of the related Yield Period, that such Rate Tranche shall not be funded by Commercial Paper Notes or (B) Administrative Agent or Purchaser Agent determines that (I) funding that Rate Tranche on a basis consistent with pricing based on

Appendix 34

the applicable Bank Rate would violate any Applicable Law or (II) that deposits of a type and maturity appropriate to match fund such Rate Tranche based on the applicable Bank Rate are not available; and
(ii)    on any day when any Event of Default shall have occurred that has not been waived in accordance with this Agreement or the Purchase Termination Date has occurred by virtue of clause (b) of the definition thereof, the applicable Yield Rate for each Rate Tranche means a rate per annum equal to the higher of (A) the applicable Bank Rate, plus 2.5% per annum and (B) the applicable Prime Rate for such date.
B.    Other Interpretive Matters.
All accounting terms defined directly or by incorporation in this Agreement or the Sale Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, the Sale Agreement and all such certificates and other documents, unless the context otherwise requires: (a) except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; (b) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (h) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s permitted successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (l) if any calculation to be made hereunder refers to a Settlement Period (or any portion thereof) that would have occurred prior to the Closing Date, such reference shall be deemed to be a reference to a calendar month; and (m) terms in one gender include the parallel terms in the neuter and opposite gender.

Appendix 35

SCHEDULE I

PAYMENT INSTRUCTIONS
With respect to MUFG:
Bank:            MUFG Bank, Ltd.
ABA #:         026-009-632
Account #:         -----------
Account Name:     VRC
Customer Name:     Cofina Funding LLC
With respect to Rabobank:
Bank:             JPMorgan Chase Bank, N.A.
Swift Address:     CHASUS33
ABA #:         021-000-021
Account #:         ----------
FAO:             Rabobank International, New York Branch
Reference:         Cofina Funding, LLC
With respect to Nieuw Amsterdam Receivables Corporation B.V.:
Bank:             Deutsche Bank Trust Company Americas
ABA #:         021-001-033
Account #:         ----------
Account Name:     NYLTD Funds Control Account
Reference:         PORT RABO09.1 // NieuwAm // Cofina Funding LLC

Schedule II

SCHEDULE 13.2

ADDRESSES FOR NOTICES
If to Seller:
Cofina Funding, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Eric Born
Tel: 651-355-5479
Fax:  651-355-4917
Email: eric.born@chsinc.com

If to Servicer
CHS Inc.
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Brent Dickson
Tel: 651-355-5433
Fax: 800-232-3639
Email: brent.dickson@chsinc.com

If to MUFG Bank, Ltd.:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attn: Securitization Group
Tel: 212-782-6957
Fax: 212-782-6448
Email: securitization_reporting@us.mufg.jp

If to Victory Receivables Corporation:
Victory Receivables Corporation
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attn:David V. DeAngelis
Tel: 631-930-7216
Fax:212-302-8767
Email: ddeangelis@gssnyc.com

Schedule 13.2-1

If to Nieuw Amsterdam Receivables Corporation B.V.:
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
Attention: The Directors
Email: secuitisation@intertrustgroup.com
Facsimile No.: +31 (0)20 5214888

With a Copy to:
Coöperatieve Rabobank U.A. (New York Branch)
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com
If to Coöperatieve Rabobank U.A.:
Coöperatieve Rabobank U.A.
Coreselaan 18
3521 CB Utrecht
The Netherlands
With a Copy to:
Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com
If to Coöperatieve Rabobank U.A., New York Branch:
Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com

Schedule 13.2-2

EXHIBIT A
CREDIT AND COLLECTION POLICY
(attached)

Exhibit A-1

Exhibit B
Collection Accounts
1. CHS Inc. Owned Accounts:

•	Collection Account for Energy & CN A/R:

Bank:            Wells Fargo Bank, N.A.
Address:        420 Montgomery
San Francisco, CA  94104
Routing number:     121000248
Account name:     CHS Inc.
Account number:     ----------

•	Lockboxes for Energy & CN A/R:

Lockbox Number:     ----
Lockbox Site Code:     SP
Address:        CHS
NW5912
PO Box 1450
Minneapolis, MN 55485-5912

Lockbox Number:     ----
Lockbox Site Code:     SP
Address:        CHS
NW9087
PO Box 1450
Minneapolis, MN 55485-9087

2. CHS Capital, LLC Owned Accounts:

•	Collection Account for CHS Capital, LLC Loans:

Bank:            Merchants Bank
Address:        102 E 3rd St, Winona, MN 55987
Routing number:     091900193
Account number:      ----------

3. Cofina Funding, LLC Owned Accounts:

•	Collection Account for Cofina Funding, LLC:

Bank:            BMO Harris Bank
Address:        320 E Lake St.  Minneapolis, MN 55408
Routing number:     071000288

Exhibit B-1

Account number:     ----------

•	Concentration Account

Bank:            BMO Harris Bank, N.A.
Address:        320 E Lake St.  Minneapolis, MN 55408
Routing number:     071000288
Account number:      ----------

Exhibit B-2

Exhibit C
Purchaser Groups

Purchaser Group: MUFG Purchaser Group Conduit Purchaser: Victory Receivables Corporation Committed Purchaser: MUFG Bank, Ltd. Purchaser Agent: MUFG Bank, Ltd.	Purchaser Group Commitment: $350,000,000
Purchaser Group:
Rabobank Purchaser Group
Conduit Purchaser:
Nieuw Amsterdam Receivables Corporation B.V.
Committed Purchaser:
Coöperatieve Rabobank U.A.
Purchaser Agent:
Coöperatieve Rabobank U.A., New York Branch
Purchaser Group Commitment: $350,000,000
Purchasers’ Total Commitment: $700,000,000

Exhibit C-1

Exhibit D
Form of Loan Documents
On file with the Administrative Agent

Exhibit D-1

Exhibit E

Form of Notice of Purchase

[Date of Notice of Purchase]

MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent and Purchaser Agent for the MUFG Purchaser Group
1221 Avenue of the Americas
New York, NY 10020
Attn: Securitization Group
Tel: 212-782-6957
Fax: 212-782-6448
Email: securitization_reporting@us.mufg.jp

Coöperatieve Rabobank U.A., New York Branch, as Purchaser Agent for the Rabobank Purchaser Group
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com
Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (and as further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) between, amongst others, Cofina Funding, LLC (the “Seller”), CHS Inc., as servicer (the “Servicer”), each Person from time to time party thereto as a Purchaser and/or a Purchaser Agent and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.
Pursuant to Section 1.2(a) of the Receivables Purchase Agreement, the Seller (or the Servicer on its behalf) hereby requests that the Purchasers make a ratable Purchase as follows:

1.	The date of the Purchase is __________________ (the “Purchase Date”). [1]

2.	The requested Purchase Price for the Purchase is $__________________.

3.	The amount of the Purchase is to be allocated to each Purchaser Group in accordance with each Purchaser Group’s Ratable Share of the Purchase.

____________________
1 This date must be a Business Day, and the related Notice of Purchase must be delivered no later than 11:00 a.m. (New York City time) on the second (2nd) Business Day preceding this date.

Exhibit E-1

The Seller hereby certifies, represents and warrants to the Administrative Agent and each Purchaser Agent that on and as of the Purchase Date:

(a)	Attached as Exhibit A hereto is a pro forma Information Package after giving effect to the Purchase and any other Purchase proposed to be made on the Purchase Date;

(b)
each of the representations and warranties contained in Article VI of the Receivables Purchase Agreement, in the Sale Agreement and in each other Transaction Document that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of such day as though made on and as of the Purchase Date (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period);

(c)
no event has occurred and is continuing or would result from the Purchase and any other Purchase proposed to be made on the Purchase Date, that constitutes an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event;

(d)
after giving effect to the Purchase and any other Purchase proposed to be made on the Purchase Date, (i) with respect to any Purchaser Group, such Purchaser Group’s Purchaser Group Investment will not exceed such Purchaser Group’s Purchaser Group Commitment, (ii) the Total Investment will not exceed the Purchasers’ Total Commitment, and (iii) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base; and

(e)	the Purchase Termination Date has not occurred.

Exhibit E-2

IN WITNESS WHEREOF, the Seller has caused this Notice of Purchase to be executed and delivered as of this ____ day of _______________, _____.

COFINA FUNDING, LLC, as Seller

By:
Name:
Title:

Exhibit E-3

Exhibit F

Form of Notice of Payment

[Date of Notice of Payment]

MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent and Purchaser Agent for the MUFG Purchaser Group
1221 Avenue of the Americas
New York, NY 10020
Attn: Securitization Group
Tel: 212-782-6957
Fax: 212-782-6448
Email: securitization_reporting@us.mufg.jp

Coöperatieve Rabobank U.A., New York Branch, as Purchaser Agent for the Rabobank Purchaser Group
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com
Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (and as further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) between, amongst others, Cofina Funding, LLC (the “Seller”), CHS Inc., as servicer (the “Servicer”), each Person from time to time party thereto as a Purchaser and/or a Purchaser Agent and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.
Pursuant to [Section 3.1(d)(vi)][Section 3.2(c)][Section 3.2(e)] of the Receivables Purchase Agreement, the Seller (or the Servicer on its behalf) hereby notifies the Administrative Agent and each Purchaser Agent that it will make payments to the reduction of the Obligations in the aggregate principal amount of $________________ on [date].

Exhibit F-1

IN WITNESS WHEREOF, the Seller has caused this Notice of Payment to be executed and delivered as of this ____ day of _______________, _____.

COFINA FUNDING, LLC, as Seller

By:
Name:
Title:

Exhibit F-2

EXHIBIT 3.1(a)
FORM OF INFORMATION PACKAGE
See Attached

Exhibit 13.1(a)

SALE AND CONTRIBUTION AGREEMENT

dated as of July 22, 2016
and
as amended by Omnibus Amendment No. 1 dated as of February 14, 2017, Omnibus Amendment No. 2 dated as of July 18, 2017 and Omnibus Amendment No. 3 dated as of September 4, 2018 among
CHS INC. and
CHS CAPITAL, LLC,
as Originators
and
COFINA FUNDING, LLC,
as the Company

-i-

(continued)

ANNEX 1        UCC Details Schedule
ANNEX 2        Notice Information
ANNEX 3        Designated Loan Agreements

SCHEDULE 1        Form of Purchase Notice
SCHEDULE 2        Form of Subordinated Note

-ii-

SALE AND CONTRIBUTION AGREEMENT
THIS SALE AND CONTRIBUTION AGREEMENT, dated as of July 22, 2016, as amended as of February 14, 2017, as of July 18, 2017 and as of September 4, 2018 (this “Agreement”), is among CHS INc., a Minnesota corporation (“CHS”), as an originator, CHS CAPITAL, LLC (“CHS Capital”), a Minnesota limited liability company, as an originator (CHS and CHS Capital are referred to herein, individually, as an “Originator” and, collectively, as the “Originators”), and COFINA FUNDING, LLC, a Delaware limited liability company (the “Company”).
For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS AND RELATED MATTERS

SECTION 1.1Defined Terms. In this Agreement, unless otherwise specified: (a) capitalized terms used but not defined herein shall have the meanings specified in the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (as amended, restated, modified or otherwise supplemented from time to time, the “Receivables Purchase Agreement”) among the Company, as Seller, CHS, individually and as Servicer, the various Conduit Purchasers, Committed Purchasers, and Purchaser Agents from time to time party thereto, and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent (the “Administrative Agent”) and (b) the following terms have the meanings indicated below:

“Addition Date” shall have the meaning set forth in Section 2.4.
“Additional Designated Loan Agreement” means a loan facility designated by the Seller for addition to Schedule 1 after the Closing Date.
“CRR” means the European Union Capital Requirements Regulation (Regulation (EU) No. 575/2013) and any related guidelines and regulatory technical standards or implementing technical standards published by the European Banking Authority and adopted by the European Commission.
“CRR Requirements” shall have the meaning set forth in Section 5.1(r).
“Designated Loan Agreements” means (i) the Initial Designated Loan Agreements and (ii) from and after the applicable Addition Date with respect thereto, each Additional Designated Loan Agreement.
“Discount Factor” means a percentage calculated to provide the Company with a reasonable return on its investment in the Pool Assets after taking account of (i) the time value of money based upon the anticipated dates of collection of such Assets and the cost to the Company of financing its investment in such Assets during such period and (ii) the risk of nonpayment by the Account Debtors or Obligors. The Originators and the Company may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof; provided that any change to the Discount Factor shall apply only prospectively. As of the date hereof, the Discount Factor is 1%.
“Indemnified Amounts” shall have the meaning set forth in Section 7.1.
“Initial Designated Loan Agreements” means the loan facilities identified on Annex 3 on the date hereof.

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“Net Worth” means, as of the last Business Day of each Collection Period preceding any date of determination, the excess, if any, of (a) the aggregate Unpaid Balance of the Pool Assets at such time and any cash then held by the Company, over (b) the sum of (i) the Total Investment at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination) and (iii) any other outstanding amounts owed by the Seller to any Person (including, for the avoidance of doubt, any other outstanding amounts owed by the Seller under the Receivables Purchase Agreement).
“Originator Indemnified Party” shall have the meaning set forth in Section 7.1.
“Prior Transaction Taxes” shall have the meaning set forth in Section 7.2.
“Purchase” means each purchase by the Company from an Originator of the Assets and Related Assets pursuant to Section 2.1.
“Purchase Notice” is defined in Section 2.2.
“Purchase Price” means, with respect to each Purchase from an Originator on a Sale Date, the aggregate price to be paid by the Company to such Originator for such Purchase in accordance with Section 2.3 for the Assets being sold to the Company, which price shall equal on any date (i) the product of (x) the Unpaid Balance of such Asset on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any amounts payable in accordance with Section 3.1 or Section 3.3.
“Required Capital Amount” means an amount equal to $16,000.
“Retained Interest” means a material net economic interest of not less than five percent (5%) of the aggregate Unpaid Balance of all Pool Assets in accordance with the text of the CRR.
“Sale Agreement Event of Repurchase” is defined in Section 3.3.
“Sale Date” means each date that an Originator sells or contributes (or purportedly sells or contributes) Receivables or Loans to the Company hereunder determined in accordance with Section 2.2.
“Sale Transaction Taxes” shall have the meaning set forth in Section 7.2.
“Second Amendment Effective Date” means July 18, 2017.
“Subordinated Loan” has the meaning set forth in Section 2.3(a).
“Subordinated Note” means a promissory note in substantially the form of Schedule 2 hereto as more fully described in Section 2.3.
“Termination Date” means the date that sales and contributions of Receivables and Loans and Related Assets cease under this Agreement pursuant to Article VI hereof.
SECTION 1.2Other Interpretive Matters. The interpretation of this Agreement, unless otherwise specified, is subject to Appendix A of the Receivables Purchase Agreement.

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ARTICLE II

AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE

SECTION 2.1Purchase, Sale and Contribution. Upon the terms and subject to the conditions set forth in this Agreement, each Originator hereby sells or contributes, as applicable, to the Company, and the Company hereby purchases or acquires from each Originator, as applicable, all of such Originator’s right, title and interest in, to and under:

(a)each Receivable of such Originator that exists and is owing to such Originator as of the Closing Date and the Related Assets with respect to such Receivable;

(b)each Receivable of such Originator originated by such Originator from and after the Closing Date to and including the Termination Date and the Related Assets with respect to such Receivable;

(c)each Loan of such Originator that exists and is owing to such Originator under the Initial Designated Loan Agreements as of the Closing Date and the Related Assets with respect to such Loan;

(d)each Loan of such Originator that exists and is owing to such Originator under each Additional Designated Loan Agreement as of the applicable Addition Date and the Related Assets with respect to such Loan; and

(e)each Loan of such Originator acquired, originated or created by such Originator (A) under the Initial Designated Loan Agreements from and after the Closing Date to and including the Termination Date and the Related Assets with respect to such Loan, or (B) under the Additional Designated Loan Agreements from and after the applicable Addition Date to and including the Termination Date and the Related Assets with respect to such Loan;

provided that, notwithstanding anything herein to the contrary, CHS shall not be permitted to sell or contribute any Loans to the Company.
SECTION 2.2Timing of Purchases. All of the Assets sold or contributed pursuant to Sections 2.1(a) and (c) on the Closing Date are hereby sold or contributed, as applicable, to the Company on such date in accordance with the terms hereof. On and after the Closing Date until the Termination Date, (i) each Receivable sold or contributed to the Company pursuant to Section 2.1(b) shall be deemed to have been conveyed by an Originator to the Company immediately (and without further action by any Person) upon the creation or origination of such Receivable, (ii) each Loan sold or contributed to the Company pursuant to Section 2.1(d) shall be deemed to have been conveyed by an Originator to the Company on the applicable Addition Date and (iii) each Loan sold or contributed to the Company pursuant to Section 2.1(e) shall be deemed to have been conveyed by an Originator to the Company on the date the applicable Originator delivers a purchase notice in the form of Schedule 1 (each, a “Purchase Notice”) including such Loans. The Related Assets with respect to each Asset shall be sold at the same time as such Asset, whether such Related Assets exist at such time or arise, are acquired or are originated thereafter.

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SECTION 2.3Purchase Price.

(a)The Purchase Price for the Purchase from an Originator of its Assets described in Sections 2.1(a) and (c) shall be payable in full by Company to such Originator on the Closing Date, and shall be paid to such Originator in the following manner:

(i)by delivery of immediately available funds, to the extent of funds made available to the Company under the Receivables Purchase Agreement; provided that a portion of such funds shall be offset by amounts owed by CHS to the Company on account of the issuance of equity having a total value of not less than the Required Capital Amount; and

(ii)the balance, by delivery of the proceeds of a subordinated revolving loan from such Originator to the Company (a “Subordinated Loan”) in an amount not to exceed the lesser of (A) the remaining unpaid portion of such Purchase Price, and (B) the maximum Subordinated Loan that could be borrowed without rendering the Company’s Net Worth less than the Required Capital Amount. Each Originator is hereby authorized by the Company to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto; provided that the failure to make such notation shall not affect any obligation of the Company thereunder.

(b)The Purchase Price for each Asset sold or contributed by an Originator pursuant to Sections 2.1(b), (d) or (e) shall be due and owing in full by the Company to the applicable Originator or its designee on the applicable Sale Date for such Asset (except that the Company may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to the Company hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the following manner:

(i)by delivery to such Originator or its designee of immediately available funds, to the extent of funds available to the Company from its subsequent sale of an interest in all of the Assets to the Administrative Agent for the benefit of the Purchasers under the Receivables Purchase Agreement or other cash on hand;

(ii)by an increase in the outstanding balance of the Subordinated Loan of such Originator; provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 2.3(a)(ii); and

(iii)solely in the case of Receivables originated by CHS, unless the Termination Date has occurred in accordance with this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 2.3(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by the Company in accordance with this Section 2.3 on or prior to the Termination Date. The Subordinated Loans owing to each Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of its Subordinated Note and shall be payable solely from funds which the Company is not required under the Receivables Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

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(c)From and after the Termination Date, (i) each Originator shall not be obligated to (but may, at its option) sell its Assets to the Company, or (ii) CHS shall not be obligated to (but may, at its option) contribute its Assets to the Company’s capital pursuant to Section 2.3(b)(iii).

SECTION 2.4Addition Date. Prior to the Termination Date, each Originator may, but shall not be obligated to, designate from time to time in its discretion additional loan facilities to be included as Designated Loan Agreements as of an applicable date (the “Addition Date” with respect to such Designated Loan Agreements) by providing written notice, on or before the Business Day prior to the applicable Addition Date, to the Company that the applicable Additional Designated Loan Agreements will be included as Designated Loan Agreements.

SECTION 2.5Deliveries. Each Originator (a) shall deliver to the Custodian (x) with respect to any Effective Date Loan, within six (6) months after the Effective Date, and (y) with respect to all other Loans, within thirty (30) days after the date the Company acquires an interest in any Loans pursuant to this Agreement, as applicable, the Custodian File with respect to each Loan transferred by it to the Company (provided that if any Loan transferred by an Originator to the Company does not contain an Obligor Note, then the applicable Originator may electronically deliver the Custodian File with respect to such Loan) and (b) has recorded and filed, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) naming such Originator as transferor and the Company as purchaser covering the Loans and the Related Assets thereof then existing and thereafter created or acquired meeting the requirements of applicable state law in such manner and in such jurisdictions as are reasonably requested by the Company or necessary to perfect the transfer and assignment of the Loans and Related Assets from such Originator to the Company. The Company shall provide the Custodian with an updated copy of Annex 3 hereto concurrently with any update thereto hereunder. Each Originator has delivered a file-stamped copy of such financing statements or other evidence of such filings to the Company and has taken, or shall take, at the Company’s expense, all other steps as are necessary under applicable law to perfect such transfers and assignments and has delivered, or shall deliver, confirmation of such steps as are reasonably requested by the Company or the Required Purchasers.

SECTION 2.6No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the purchase and sale or contribution, as applicable, of Pool Assets and Related Assets under this Agreement shall be without recourse to any Originator. Each Originator and the Company intend the transactions hereunder to constitute absolute and irrevocable true sales or valid contributions of Pool Assets and the Related Assets by such Originator to the Company, providing the Company with the full risks and benefits of ownership of the Pool Assets and Related Assets (such that the Pool Assets and the Related Assets would not be property of such Originator’s estate in the event of such Originator’s bankruptcy). Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no payments by any Originator shall be made to the Company to the extent that they constitute recourse with respect to a Pool Asset and the Related Assets by reason of the financial or credit condition of the related Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the related Account Debtor or Obligor); provided that, for the avoidance of doubt, this paragraph shall not relieve any Originator from making any payments pursuant to this Agreement with respect to any Deemed Collections.

None of the Company, any Purchaser, any Purchaser Agent or the Administrative Agent shall have any obligation or liability under any Pool Assets or Related Assets (including any commitment to fund loans under any Loan Documents), nor shall the Company, any Purchaser, any Purchaser Agent or the Administrative Agent have any obligation or liability to any Account Debtor, Obligor or other customer or client of any Originator (including any commitment to fund loans under any Loan Documents or any other obligation to perform any of the obligations of an Originator under any Pool Assets or Related Assets).

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ARTICLE III

ADMINISTRATION AND COLLECTION

SECTION 3.1Deemed Collections. If, on any day, the Unpaid Balance of a Pool Receivable is reduced (but not cancelled) as a result of any Dilution, the related Originator shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction. If, on any day, a Pool Receivable is canceled (or reduced to zero) as a result of any Dilution, the related Originator shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Pool Receivable. Any amount deemed to have been received under this Section 3.1 shall constitute a “Deemed Collection”. In the event of any such Deemed Collection, the related Originator shall, if (a) the Liquidation Period has commenced, or (b) the aggregate Total Investment at such time exceeds the sum of the Loan Investment Base and Receivables Investment Base at such time after giving effect to such Deemed Collection, deposit an amount equal to such Deemed Collection into the Concentration Account by no later than the fourth (4th) Business Day after such Originator obtains knowledge or notice thereof (or during the Liquidation Period, within two (2) Business Days from the event giving rise to such Deemed Collection).

SECTION 3.2Actions Evidencing Purchases.

(a)Each Originator hereby authorizes the Company, the Administrative Agent or their respective designees to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Assets and the Related Assets now existing or hereafter arising in the name of such Originator.

(b)Each Originator shall authorize and deliver and file or cause to be filed appropriate continuation statements, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statements filed in connection with this Agreement or any other financing statement filed pursuant to this Agreement.

SECTION 3.3Repurchase Events. If any of the following events (each, a “Sale Agreement Event of Repurchase”) occurs and is continuing with respect to a Pool Asset:

(a)any representation or warranty by an Originator hereunder with respect to such Pool Asset is incorrect either (i) in any material respect or (ii) in any manner that adversely affects the value or collectability of such Pool Asset, in each case, when made or deemed made;

(b)an Originator fails to perform or observe any other term, covenant or agreement with respect to such Pool Assets set forth in any Transaction Document or any related Receivable Documentation or Loan Documents, as applicable, on its part to be performed or observed and such failure shall or could reasonably be expected to have an adverse effect on the collectability of such Pool Asset; or

(c)either (i) an Originator instructs the related Account Debtor or Obligor to pay any amount with respect to such Pool Asset to an account other than a Lockbox, an Originator Specified Account, an Originator Collection Account, a Seller Collection Account or the Concentration Account or (ii) the related Account Debtor or Obligor refuses to make any payment to a Lockbox, an Originator Specified Account, an Originator Collection Account, a Seller Collection Account or the Concentration Account (unless to the extent such refusal to pay is due to the financial or credit

6

condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to such Account Debtor or Obligor)),

then, the related Originator shall immediately deliver notice thereof to the Company and the Administrative Agent and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Pool Asset; provided, however, that if an Event of Repurchase shall have occurred under the Receivables Purchase Agreement with respect to such Pool Asset, then such event shall also constitute a Sale Agreement Event of Repurchase for purposes of this Agreement. The repurchase price for a Pool Asset shall be the amount equal to the Unpaid Balance of such Pool Asset at such time and shall be paid to the Concentration Account in immediately available funds by no later than the second (2nd) Business Day following demand therefor by the Company or the Administrative Agent. Upon the payment in full of the repurchase price with respect to a Pool Asset, such Pool Asset shall hereby be, and be deemed to be, repurchased by the related Originator from the Company without recourse to or warranty by the Company, the Administrative Agent or any Purchaser but free and clear of any lien, encumbrance or other Adverse Claim created by or through the Company, the Administrative Agent and each Purchaser.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1Representations and Warranties. Each Originator represents and warrants to the Company, as to itself, as of the date hereof and as of each Sale Date, as follows:

(a)Such Originator is a corporation or limited liability company, as applicable, duly formed and existing in good standing under the laws of its jurisdiction of organization; has all necessary corporate or limited liability company power, as applicable, to carry on its present business; and has made all necessary filings in order to be licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Change with respect to such Originator.

(b)The execution, delivery and performance by such Originator of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its corporate or limited liability company powers, as the case may be, (ii) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, (iii) do not contravene, violate or breach (1) its organizational documents, (2) any Applicable Law, (3) any Contractual Obligation of or affecting such Originator or any of its properties, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation, other than this Agreement and the other Transaction Documents.

(c)Each Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

(d)No authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Originator of each Transaction Document to which it is a party or any other document to be delivered by it thereunder.

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(e)Each Transaction Document to which such Originator is a party constitutes the legal, valid and binding obligation of such Originator, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

(f)There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting such Originator, its Subsidiaries or their respective properties before any Governmental Authority which could reasonably be expected to result in a Material Adverse Change with respect to such Originator.

(g)Such Originator is Solvent and no Insolvency Event has occurred with respect to such Originator.

(h)Since August 31, 2015, no Material Adverse Change or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change has occurred with respect to such Originator.

(i)No Change of Control has occurred.

(j)All assets of such Originator are free and clear of any Adverse Claim in favor of the Internal Revenue Service, any employee benefit plan, the PBGC or similar entity.

(k)All information furnished by or on behalf of such Originator to the Company, the Administrative Agent or any other Originator Indemnified Party for purposes of or in connection with the Transaction Documents or any transaction contemplated thereby (including in any Purchase Notice) is, at the time the same is furnished, taken as a whole, true and accurate in all material respects and such information does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)Such Originator has not changed its name or the location of its jurisdiction of formation during the prior five years.

(m)Such Originator is not required to register as an investment company under the Investment Company Act.

(n)No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(o)Each Asset included in the Net Pool Balance as an Eligible Receivable or Eligible Loan, as applicable, on the date of the first Information Package delivered after the Sale Date for such Asset, was an Eligible Receivable or Eligible Loan, as applicable, on such Sale Date.

(p)Each sale by such Originator of a Pool Asset and Related Assets to the Company under this Agreement constitutes the absolute and irrevocable sale and transfer of all right, title and interest of such Originator in such Pool Asset and Related Assets to the Company and no further action, including any filing or recording of any document or any notice to, license from or approval from any Governmental Authority is necessary in order to establish the ownership interest of the Company

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effected by such sale or to permit the Company to service, enforce or otherwise collect such Pool Asset from the related Account Debtor or Obligor.

(q)The Company has an ownership interest in the Pool Assets and the Related Assets, free and clear of any Adverse Claim.

(r)No event has occurred and is continuing and no condition exists, or would result from any sale or contribution by such Originator of any Pool Asset, that constitutes, individually or in the aggregate, an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event.

(s)Such Originator is in compliance in all material respects with the Receivable Documentation and Loan Documents relating to the Pool Assets as of the Sale Date for such Pool Assets, and, as of the Sale Date of each Pool Asset sold by such Originator pursuant to the terms of this Agreement, neither such Pool Asset nor the Receivable Documentation or Loan Documents related thereto is subject to any defense, dispute, Dilution or any offset, counterclaim or other defense, whether arising out of the transactions contemplated by this Agreement or independently thereof.

(t)No effective financing statement or other instrument similar in effect covering any Pool Asset or any Related Assets is on file in any recording office (except any financing statements or other instruments filed pursuant to this Agreement or any other Transaction Document), and, to the knowledge of such Originator, no competing notice or notice inconsistent with the transactions contemplated in this Agreement is in effect with respect to any Account Debtor or Obligor.

(u)Such Originator has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes, assessments and governmental charges, to its knowledge, owing by it, other than any such taxes, assessments or charges that are not yet delinquent or are being contested in good faith by appropriate proceedings.

(v)The facts regarding the Company, such Originator, Servicer, the Performance Guarantor, the Pool Assets, the Related Assets and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(w)No sale or contribution by such Originator of Pool Assets hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(x)All Pool Assets sold by such Originator hereunder (i) were originated by such Originator in the ordinary course of its business, (ii) are being sold by such Originator to the Company for fair consideration and reasonably equivalent value and (iii) solely with respect to Pool Receivables, represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.

(y)Policies and procedures have been implemented and maintained by or on behalf of such Originator that are designed to achieve compliance by such Originator and each of its respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, giving due regard to the nature of such Person’s business and

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activities, and such Originator, its respective Subsidiaries, Affiliates, officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from this Agreement, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions. (i) None of such Originator or any of its Subsidiaries, Affiliates, directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from this Agreement, is a Sanctioned Person, (ii) neither such Originator nor any of its Subsidiaries is organized or resident in a Sanctioned Country and (iii) such Originator has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws, or of any Sanctions. No purchases hereunder or use of proceeds thereof by such Originator or any of its Subsidiaries or Affiliates will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

(z)None of such Originator, any Affiliate of such Originator or any third party with which such Originator or any Affiliate thereof has contracted has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.

(aa)Each Lockbox is in the name of an Originator, and each Originator owns and has good and marketable title to the applicable Lockboxes free and clear of any Adverse Claim. The Company has a first priority perfected security interest in each Lockbox.

(bb)Each of the Originator Collection Accounts and Originator Specified Accounts constitutes a “deposit account” within the meaning of the applicable UCC. Each of the Originator Collection Accounts and Originator Specified Accounts is in the name of an Originator, and such Originator owns and has good and marketable title to the such accounts free and clear of any Adverse Claim. The Originator has delivered to the Administrative Agent a fully executed Originator Account Agreement relating to the Originator Collection Accounts, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Originator Collection Accounts without further consent by the Company, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Originator Collection Accounts.

(cc)Each Originator has complied in all material respects with the Credit and Collection Policy and has not, since the Closing Date, made any changes in the Credit and Collection Policy that would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to such Originator without the consent of the Required Purchasers.

(dd)[Reserved].

(ee)Each Originator as an originator for CRR purposes, represents that, on the Closing Date, its pro rata share of the Retained Interest takes the form of a material net economic interest in accordance with the text of paragraph (d) of Article 405(1) of the CRR represented by the aggregate outstanding principal balance of the Subordinated Loans owed the Originators hereunder.

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ARTICLE V

GENERAL COVENANTS

SECTION 5.1Originator Covenants. Until the Final Payout Date:

(a)Existence. Each Originator will preserve, renew and maintain in full force and effect its corporate or limited liability company existence (as applicable) and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, privileges, permits and licenses necessary in the normal conduct of its business. Each Originator will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Assets (unless then held by the Custodian) at the address set forth in Annex 1 hereof or, upon 30 days’ prior written notice to the Company and the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Company and the Administrative Agent or any Purchaser Agent or otherwise necessary to protect, perfect and maintain the Company’s ownership interest in the Pool Assets and Related Assets and security interest in the Lockboxes and the Originator Collection Accounts have been taken and completed.

(b)Compliance with Laws. Each Originator will comply in all material respects with all Applicable Laws with respect to it, the Pool Assets and the Receivable Documentation and Loan Documents.

(c)Books and Records. Each Originator will keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Pool Assets have been sold to the Company and its assigns. Each Originator will maintain such books and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it. Other than Custodian File held by Custodian in accordance with the Custodian Agreement, each Originator will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Assets and related Receivable Documentation and Loan Documents in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary for collecting all Pool Assets (including records adequate to permit the daily identification of each Pool Asset and all collections of and adjustments to each existing Pool Asset).

(d)Sales, Liens and Debt. Neither Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Pool Assets or Related Assets or upon or with respect to any account or lockbox to which Collections are required to be sent, or assign any right to receive income in respect thereof, in each case, except the dispositions to the Company and the Administrative Agent and their respective assigns contemplated hereunder and under the other Transaction Documents and the Adverse Claims in favor of the Company and the Administrative Agent and their respective assigns created hereunder and under the other Transaction Documents.

(e)Audits and Visits. Each Originator will, upon reasonable advance notice of not less than five (5) Business Days (or at any time following the occurrence of an Event of Default that has not been waived in accordance with the Receivables Purchase Agreement), during regular business hours, permit the Company, the Administrative Agent and each Purchaser Agent and representatives thereof, at such Originator’s expense, (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Pool

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Assets and Related Assets, including the Receivable Documentation and Loan Documents, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and, subject to the foregoing, to discuss matters relating to Pool Assets or its performance hereunder or under the related Receivable Documentation and Loan Documents with any of its officers having knowledge of such matters, in each case, at such reasonable times and as often as may reasonably be desired by the Company, the Administrative Agent or any such Purchaser Agent; provided, however, that unless an Event of Default has occurred that has not been waived in accordance with the Receivables Purchase Agreement, such Originator shall be required to reimburse the Company, the Administrative Agent and the Purchaser Agents for the costs and expenses related to (x) only one such audit or visitation with respect to such Originator during any calendar year (y) any audit following a material change in the systems of such Originator that occurs after any audit specified in clause (x) or (z) any follow-up audit that is required as a result of any audit specified in clauses (x) or (y).

(f)Further Assurances. Each Originator will, at its expense, promptly execute, deliver and file all further instruments and documents (including UCC-3 financing statement amendments and continuation statements) necessary or desirable, and take all further action that the Company, the Administrative Agent or any Purchaser Agent may reasonably request, from time to time, in order to perfect, protect or more fully evidence the Company’s full and complete ownership in the Pool Assets and Related Assets and security interest in the Lockboxes and the Originator Collection Accounts, or to enable the Company or the Administrative Agent to exercise or enforce the rights of the Company or the Administrative Agent hereunder or under or in connection with the Pool Assets and Related Assets and the Lockboxes and the Originator Collection Accounts. In connection with any change in its name or jurisdiction of organization, the related Originator will, at its expense, cause to be delivered to the Company and the Administrative Agent (i) one or more opinions of counsel to such Originator, in form and substance reasonably acceptable to the Company and the Administrative Agent, as to such corporate or limited liability company, as applicable, and UCC perfection matters as the Company or the Administrative Agent may request at such time and (ii) one or more certificates of a Responsible Officer of such Originator, in form and substance reasonably acceptable to the Company and the Administrative Agent, with respect to the review of UCC search results.

(g)Taxes. Each Originator will pay any and all taxes relating to the transactions contemplated under this Agreement, including the sale, transfer and assignment of each Pool Asset and Related Assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Originator.

(h)Not Adversely Affect Company’s Rights. Each Originator will refrain from any act or omission which, individually or in the aggregate, could reasonably be expected to prejudice, diminish or limit, in each case in any material respect, the Company’s or the Administrative Agent’s rights under or with respect to any of the Pool Assets or Related Assets or this Agreement, except to the extent such act or omission is expressly permitted under this Agreement or any other Transaction Document.

(i)Anti-Corruption Laws and Sanctions. Such Originator shall ensure that policies and procedures are maintained and enforced by or on behalf of such Originator to promote and achieve compliance by such Originator and each of its Subsidiaries, Affiliates, and their respective directors, officers, employees and agents, with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Such Originator shall not use or permit its Subsidiaries, Affiliates, or its or their respective directors,

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officers, employees or agents to use, the proceeds of any purchases hereunder (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. Neither such Originator nor any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of such Originator or any of its Subsidiaries in any capacity in connection with or directly benefitting from this Agreement will engage in, or will conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

(j)No Change in Business, Credit and Collection Policy. Neither Originator shall make any change in (A) the character of its business without the prior written consent of the Required Purchasers or (B) the Credit and Collection Policy, which change would, in either case, impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to such Originator without the prior written consent of the Required Purchasers.

(k)Mergers, Acquisitions, Sales, etc. Neither Originator shall consolidate or merge with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Person, unless in the case of any such action by such Originator (i) no Unmatured Event of Default or Event of Default exists and is continuing or would be reasonably likely to occur as a result of such transaction and (ii) such Originator is the surviving entity.

(l)Lockboxes; Originator Collection Accounts; Originator Specified Accounts. No Originator shall terminate or permit the termination of any Originator Specified Account, Originator Collection Account or Lockbox without the prior written consent of the Required Purchasers.

(m)Misdirected Payments. If an Originator receives a misdirected payment of a Pool Asset from any Account Debtor or Obligor, such Obligor shall remit such funds to an Originator Specified Account no later than two (2) Business Days following receipt thereof. Until remitted to an Originator Specified Account, each Originator shall hold such funds in trust as the Affected Parties’ exclusive property and safeguard such funds for the benefit of the Affected Parties.

(n)Tax Status. No Originator shall take or cause any action to be taken that could result in the Company being treated as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

(o)Transaction Documents. Without limiting any of each Originator’s covenants or agreements set forth herein or in any other Transaction Document, comply with each and every of its covenants and agreements under each Transaction Document to which it is a party in any capacity.

(p)Separateness. Each Originator shall comply with Section 7.4 of the Receivables Purchase Agreement at all times and neither Originator will take any action inconsistent with Section 7.4 of the Receivables Purchase Agreement or the Company’s limited liability company agreement.

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(q)Originator Collection Accounts and Originator Specified Accounts. Each Originator shall take all actions required pursuant to Section 6.2(w) of the Receivables Purchase Agreement to (i) ensure that each of the Originator Collection Accounts and Originator Specified Accounts continue to constitute “deposit accounts” within the meaning of the applicable UCC and (ii) permit the Administrative Agent to have “control” (as defined in Section 9-104 of the UCC) over the Originator Collection Accounts. Each Originator shall take all actions necessary to permit the Servicer to apply Collections in accordance with Sections 3.1(d) and 8.6 of the Receivables Purchase Agreement.

(r)CRR. Each Originator undertakes, for the benefit of each Purchaser Group that is required to comply with the requirements of Articles 404-410 of the CRR, together with any applicable guidelines, technical standards or related documents published by the European Banking Authority (or any predecessor or successor agency or authority) or the European Commission (collectively, the “CRR Requirements”), that it shall so long as any Purchaser in any Purchaser Group is required to comply with the applicable CRR Requirements (as determined by such Purchaser in good faith):

(i)hold and maintain its pro rata share of the Retained Interest based upon the aggregate outstanding principal balance of the Subordinated Loans owed the Originators hereunder on an ongoing basis for so long as the Pool Assets are outstanding;

(ii)not sell or subject its pro rata share of the Retained Interest to any credit risk mitigation or any short positions or any other hedge in a manner which would be contrary to the CRR;

(iii)for the purpose of each Information Package, confirm to the Servicer that such Originator continues to comply with clauses (i) and (ii) above;

(iv)provide notice promptly to each Purchaser Agent in the event such Originator has breached clauses (i) or (ii) above;

(v)notify each Purchaser Agent of any change to the form of retention of its pro rata share of the Retained Interest;

(vi)provide confirmation to the Servicer of such Originator’s continued compliance with this clause (r) promptly following a request by any Purchaser Agent delivered as a result of a material change in (i) the performance of any of the Pool Assets or the Receivables Assets, (ii) the risk characteristics of any of the Pool Assets or the Receivables Assets or (iii) the Pool Assets; and

(vii)provide all information which any Purchaser Group would reasonably require in order for such Purchaser Group to comply with its obligations under the CRR.

(s)Delivery of Custodian File and Obligor Notes.

(i)Not later than six (6) months following the Effective Date, the applicable Originator shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to each Effective Date Loan, and shall cause all Obligor Notes (other than any Obligor Note that has been signed electronically) related to

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such Effective Date Loan to be (x) duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement and (y) delivered to the Custodian;

(ii)Not later than thirty (30) days following the date the Company acquires an interest any Loan (other than any Effective Date Loan) pursuant to this Agreement, the applicable Originator shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to such Pool Assets, and shall cause all Obligor Notes (other than any Obligor Note that has been signed electronically) related to such Pool Assets to be (x) duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement and (y) delivered to the Custodian; and

(iii)Not later than thirty (30) days following any amendment or modification to any Loan Document, the applicable Originator shall deliver or cause to be delivered such Loan Document to the Custodian.

(t)Subordinated Note. No Originator shall transfer or pledge its Subordinated Note to any Person other than in connection with the Subordinated Note Financing in effect as of September 4, 2018 so long as each Subordinated Note Financier under such Subordinated Note Financing is then party to the No Petition Agreement.

(u)Amendments to Subordinated Note Financing Documents. At least five (5) Business Days prior to the effectiveness of any amendment, restatement, supplement, waiver or other modification to any Subordinated Note Financing Document, the applicable Originator or Originators shall provide to the Company, the Administrative Agent and the Purchaser Agents (A) a copy of such amendment, restatement, supplemented, waiver or other modification and (B) a written notice indicating such agreement could not reasonably be expected to have a material adverse effect on (I) the ability of any Originator or the Company to perform its obligations under this Agreement or any other Transaction Document, (II) the validity or enforceability against any Originator of any Transaction Document, (III) the value, validity, enforceability or collectability of the Assets and the Related Security with respect thereto or, in each case, any material portion thereof, (IV) the status, existence, perfection, priority, enforceability or other rights and remedies of the Company or the Administrative Agent under the Transaction Documents or associated with its respective interest in the Assets and Related Security with respect thereto or (V) the business, assets, liabilities, property, operations or financial condition of any Originator; provided that, if the Company, the Administrative Agent or any Purchaser Agent is a party to the Subordinated Note Financing Document being amended, restated, supplemented, waived or otherwise modified, the Originator’s notice obligation under this clause (u) shall be deemed satisfied solely with respect to such Person.

SECTION 5.2Reporting Requirements. From the date hereof until the Final Payout Date, each Originator will furnish to the Company and to the Administrative Agent (without duplication of any reports provided under the Receivables Purchase Agreement):

(a)at least 30 days prior to any change in such Originator’s name or jurisdiction of organization, a notice setting forth the new name or jurisdiction, as applicable, and the proposed effective date thereof;

(b)such data, reports and information relating to the Pool Assets reasonably requested by the Company, the Administrative Agent or any Purchaser Agent from time to time;

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(c)promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of any Adverse Claim or dispute asserted or claim made against a Pool Asset or any Related Assets;

(d)promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the failure of any representation or warranty made or deemed to be made by such Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made;

(e)promptly (and in no event later than three (3) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the occurrence of any Event of Default, Unmatured Event of Default, Servicer Termination Event or Unmatured Servicer Termination Event and the action that such Originator proposes to take with respect thereto;

(f)at least fifteen (15) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy after giving effect to such change or amendment and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to adversely affect the value, validity, enforceability or collectability of, or increase the days to pay or Dilution with respect to, any Pool Asset or decrease the credit quality of any newly created Assets, requesting the consent of the Company and the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) such Originator making any material change or changes in the character of its business, written notice indicating such change and requesting the consent of the Company and the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed;

(g)promptly (and in no event later than five (5) Business Days) following receipt thereof, a copy of all periodic statements regarding the Originator Collection Accounts from the applicable Account Banks; and

(h)as soon as possible and in any event within three (3) Business Days after knowledge or notice of the occurrence thereof, written notice of any matter that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to such Originator.
ARTICLE VI

TERMINATION OF PURCHASES

SECTION 6.1Automatic Termination. The sale or contribution by the applicable Originator of Pool Assets and Related Assets pursuant to this Agreement shall automatically terminate if an Insolvency Event with respect to such Originator shall have occurred and remain continuing.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1Originators’ Indemnity. Each Originator hereby agrees, on a several (and not joint or joint and several) basis, to indemnify and hold harmless the Company and its officers, directors, agents, representatives, shareholders, counsel and employees and each of their respective Affiliates,

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successors and assigns and all other Affected Parties (each, an “Originator Indemnified Party”) from and against any and all damages, claims, losses, costs, expenses and liabilities (including reasonable and documented attorneys’ fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any such Originator Indemnified Party arising out of or resulting from or related to this Agreement or any other Transaction Document or any of the transactions contemplated by any of the foregoing (to the extent any such Indemnified Amounts are attributed to such Originator or otherwise arise out of or result from or relate to the Pool Assets originated by such Originator) or the ownership, maintenance or funding, directly or indirectly, of the Pool Assets (or any of them) sold by such Originator or otherwise arising out of or resulting from the actions or inactions of such Originator, including any of the following: (i) any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document which shall have been incorrect when made; (ii) the failure by such Originator to perform any of its covenants or obligations under any Transaction Document; (iii) the failure by such Originator or any Pool Asset originated by such Originator or the related Receivable Documentation or Loan Documents, as applicable, to comply with any Applicable Law; (iv) the failure to vest in the Company ownership of each Pool Asset sold by such Originator and all Collections in respect thereof, and a first priority perfected security interest (within the meaning of the UCC) in, each Pool Receivable sold by such Originator and all Collections in respect thereof, in each case, free and clear of any Adverse Claim; (v) any dispute, Dilution or any other claim by any Account Debtor or Obligor, as applicable, or any Affiliate or assignee thereof resulting from the services performed or merchandise furnished in connection with any Pool Asset originated by such Originator or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to any Pool Asset originated by such Originator; (vi) any suit or claim related to any Pool Asset originated by such Originator, any related Receivable Documentation or Loan Documents, as applicable, or, to the extent attributed to or otherwise relating to such Originator, any Transaction Document (other than any such suit or claim that arises as a result of the failure of any Account Debtor or Obligor, as applicable, to pay any sum due under its Pool Asset by reason of the financial or credit condition of such Account Debtor or Obligor, as applicable (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor)); (vii) the failure of such Originator to notify any Account Debtor or Obligor, as applicable, of the sale of the Pool Assets (x) by such Originator to the Company pursuant to this Agreement or (y) by the Company to the Administrative Agent (on behalf of Purchasers) pursuant to the Receivables Purchase Agreement; (viii) the commingling by such Originator or any of its Affiliates of Collections at any time with other funds of such Originator or any other Person; (ix) the failure to file, or any delay in filing of, financing statements or other similar instruments or documents under the UCC of any applicable jurisdictions or under any other Applicable Laws with respect to any Pool Asset at the time of purchase or acquisition; (x) any loss arising, directly or indirectly, as a result of the imposition of sales or similar transfer type taxes or the failure by any Originator to timely collect and remit to the appropriate authority any such taxes; (xi) the failure by an Originator to comply with the “bulk sales” or analogous laws of any jurisdiction; (xii) any Taxes (other than Excluded Taxes) imposed upon any Originator Indemnified Party or upon or with respect to the Pool Assets, all interest and penalties thereon or with respect thereto, and all costs and expenses related thereto or arising therefrom, including the fees and expenses of counsel in defending the same; (xiii) the ownership, delivery, non-delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Related Assets (including claims for patent, trademark, or copyright infringement and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied); (xiv) the violation or breach by any Originator or any of their respective Affiliates of any confidentiality provision, or of any similar covenant of non-disclosure, or any other Indemnified Amount with respect to or resulting from any such violation or breach; or (xv) any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including

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reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Originator Indemnified Party in connection with the Transaction Documents as a result of any action of such Originator or any of its respective Affiliates; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting from (x) the gross negligence or willful misconduct of the Administrative Agent, its officers, directors, agents, representatives, shareholders, counsel or employees or any of their respective Affiliates, successors and permitted assigns, as determined in a final non-appealable judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor or Obligor, as applicable, to pay any sum due under its Assets by reason of the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor). Any amount due and payable pursuant to this Section 7.1 shall be paid to the applicable Originator Indemnified Party in immediately available funds by no later than the tenth (10th) Business Day following demand therefor by such Originator Indemnified Party.

SECTION 7.2Tax Indemnification. All payments on the Pool Assets received by the related Originator, the Company or any Affiliate thereof from the Account Debtors or Obligors, as applicable, will be paid to the Company free and clear of any present or future taxes, withholdings or other deductions whatsoever which arise by reason of the sale of the Pool Assets from such Originator to the Company (“Sale Transaction Taxes”) or relating to the underlying transactions between such Originator and the Account Debtors and Obligors, as applicable, which gave rise to such Pool Assets (“Prior Transaction Taxes”).  Such Originator will indemnify each Originator Indemnified Party and hold each Originator Indemnified Party harmless for any Sale Transaction Taxes and Prior Transaction Taxes.  Further, such Originator shall pay, and indemnify and hold each Originator Indemnified Party harmless from and against, any Sale Transaction Taxes or Prior Transaction Taxes that may at any time be asserted (including any sales, occupational, excise, gross receipts, personal property, privilege or license taxes, or withholdings, but not including taxes imposed upon any Originator Indemnified Party with respect to its overall net income) and reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) in defending against the same, whether arising by reason of the acts to be performed by such Originator hereunder or otherwise.  Any amount due and payable pursuant to this Section 7.2 shall be paid to the applicable Originator Indemnified Party in immediately available funds by no later than the tenth (10th) Business Day following demand therefor by such Originator Indemnified Party.

SECTION 7.3Contribution. If for any reason the indemnification provided above in this Article VII is unavailable to an Originator Indemnified Party or is insufficient to hold an Originator Indemnified Party harmless, then each Originator shall contribute to the amount paid or payable by such Originator Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Originator Indemnified Party on the one hand and such Originator on the other hand but also the relative fault of such Originator Indemnified Party as well as any other relevant equitable consideration.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Originator therefrom shall in any event be effective unless the same shall be in writing and signed by the Company, the Administrative Agent, the Required Purchasers, and (if an amendment) each Originator, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither Originator may amend or otherwise

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modify any other Transaction Document executed by it without the written consent of the Company, the Administrative Agent and the Required Purchasers.

SECTION 8.2No Waiver; Remedies. No failure on the part of the Company or any Originator Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law. Each Originator hereby irrevocably instructs and authorizes the Company and the Administrative Agent at any time following the occurrence of any Event of Default that has not been waived in accordance with the Receivables Purchase Agreement to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company, the Administrative Agent or any branch, agency or Affiliate thereof to, or for the account of, any Originator or any of their respective Affiliates against amounts owing by any Originator to the Company or the Administrative Agent hereunder or under any other Transaction Document (even if contingent or unmatured).

SECTION 8.3Notices, Etc.. Unless otherwise provided herein, all communications by any Originator or the Company under this Agreement or any other agreement entered into in connection herewith shall be in a writing personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, by e-mail or by telecopier (with confirmed receipt) to such Originator or Company, as the case may be, at its address set forth in Annex 2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. Any documentation in connection herewith, such as copies of invoices, may be sent by any Originator or Company by facsimile or by electronic mail attachment in portable document format (.pdf), and each Originator and Company may otherwise communicate by electronic mail or facsimile. Each Originator agrees that Company may presume the authenticity, genuineness, accuracy, completeness and due execution of any email or fax communication bearing a facsimile or scanned signature resembling a signature of an authorized Person of such Originator without further verification or inquiry by Company. Notwithstanding the foregoing, Company in its sole discretion may elect not to act or rely upon such a communication that it reasonably believes may not be authentic or genuine and shall be entitled (but not obligated) to make inquiries or require further action from such Originator to authenticate any such communication.

SECTION 8.4Binding Effect; Assignment. Each Originator acknowledges that institutions providing financing pursuant to the Receivables Purchase Agreement may rely upon the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Receivables Purchase Agreement. Each Originator acknowledges that the Company’s rights under this Agreement may be assigned to the Administrative Agent and the Purchasers under the Receivables Purchase Agreement, consents to such assignments and to the exercise of those rights directly by Administrative Agent to the extent permitted by the Receivables Purchase Agreement and acknowledges and agrees that Administrative Agent, each Purchaser and each of their successors and assigns are express third party beneficiaries of this Agreement.

SECTION 8.5Survival. All covenants, representations and warranties made herein shall continue in full force and effect until the Final Payout Date. Each Originator’s obligations to indemnify Originator Indemnified Parties pursuant to the terms of this Agreement or any other Transaction Document with respect to expenses, damages, losses, costs and liabilities shall survive until the later of (x) the Final

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Payout Date and (y) all applicable statute of limitations periods with respect to actions that may be brought by the Company or the Administrative Agent under the Transaction Documents have run.

SECTION 8.6Expenses. Without limiting any other provisions herein, the Originators hereby agree to reimburse each Originator Indemnified Party promptly (but in any event no later than ten (10) Business Days) after demand for:

(a)all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) that any Originator Indemnified Party incurs in connection with (i) the preparation, negotiation, documentation and delivery of this Agreement and the other Transaction Documents and any amendment of or consent or waiver under any of the Transaction Documents (whether or not consummated) and (ii) the enforcement of, or any actual or reasonably claimed breach of, this Agreement or any of the other Transaction Documents or in advising any Originator Indemnified Party as to its rights and remedies under this Agreement or any of the other Transaction Documents, including, in the case of clause (i) above with respect to any amendment, consent or waiver or clause (ii) above, in each case, reasonable and documented external accountants’, external auditors’, Rating Agencies’ and external consultants’ fees, expenses and charges;

(b)all reasonable and documented out-of-pocket costs and expenses the Administrative Agent incurs in connection with the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents and the transactions contemplated thereby, including all reasonable and documented attorneys’ and accountants’ fees, expenses and charges incurred in connection with the administration and maintenance of this Agreement and the other Transaction Documents and the transactions contemplated thereby; and

(c)all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.

SECTION 8.7Execution; Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.8Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR NONPERFECTION OR THE PRIORITY OF THE INTERESTS OF THE COMPANY IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 8.9Waiver of Jury Trial. EACH ORIGINATOR AND COMPANY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS

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CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

SECTION 8.10CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

SECTION 8.11WAIVER OF IMMUNITIES. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 8.12 Captions and Cross References. The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 8.13No Party Deemed Drafter. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.

SECTION 8.14Calculation of Interest. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of 360 days and actual days elapsed.

SECTION 8.15No Non-Direct Damages. To the fullest extent permitted by Applicable Law, each of the parties hereto agrees not to assert, and hereby waives, any claim against any other party hereto, any of its Affiliates or any of its respective directors, officers, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document, any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby (other than in respect of any such damages incurred or paid by an Originator Indemnified Party to a third party and to which such Originator Indemnified Party is otherwise entitled to indemnification as provided herein). No Originator Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided that the waiver provided for in this sentence shall not apply to damages to the extent resulting from such Originator Indemnified Party’s own gross negligence

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or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

SECTION 8.16No Proceedings. Each Originator hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, for one year (or if longer, any applicable preference period then in effect) and one day after the Final Payout Date. The provisions of this paragraph shall survive any termination of this Agreement.

SECTION 8.17Grant of Security Interest. It is the intention of the parties to this Agreement that the conveyance of each Originator’s right, title and interest in and to the Pool Assets, the Related Assets and all the proceeds of all of the foregoing to the Company pursuant to this Agreement shall constitute an absolute and irrevocable purchase and sale or capital contribution, as applicable, and not a loan or pledge. If, notwithstanding the foregoing, the conveyance of the Pool Assets and the Related Assets to the Company is characterized by any third party as a loan or pledge, the parties intend that such Originator shall be deemed hereunder to have granted, and such Originator does hereby grant, to the Company a security interest to secure such Originator’s obligations hereunder in all of such Originator’s now or hereafter existing right, title and interest in, to and under the Pool Assets and the Related Assets and that this Agreement shall constitute a security agreement under Applicable Law. In addition, each Originator does hereby grant, to the Company a security interest to secure such Originator’s obligations hereunder in all of such Originator’s now or hereafter existing right, title and interest in, to and under each Lockbox and each Originator Collection Account. With respect to each such grant of a security interest, the Company may at its option exercise from time to time any and all rights and remedies available to it hereunder, under the UCC or otherwise.

SECTION 8.18Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.19Confidentiality. Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 13.8 of the Receivables Purchase Agreement as if they were set forth herein mutatis mutandis.

SECTION 8.20Waiver of Setoff. Notwithstanding anything in this Agreement to the contrary, (a) all payments to be made by the Company to the Originators under the Subordinated Notes shall be made without setoff, counterclaim or other defense, (b) the Company hereby waives any and all of its rights to assert any right of setoff, counterclaim or other defense to the making of a payment due to the Originators under the Subordinated Notes (which waiver shall be binding on the Administrative Agent as assignee of the Company’s rights hereunder) and (c) each Originator hereby waives any and all rights it may have to set off any amounts owing by such Originator to the Company (whether under the Transaction Documents or otherwise) against any amounts owing to such Originator under the applicable Subordinated Note; provided, however, that, notwithstanding the foregoing, no payment shall be made by the Company to any Originator under any Subordinated Note (i) in violation of the provisions of such Subordinated Note or (ii) prior to the Final Payout Date, with any Collections on Assets except to the extent such amounts have been distributed to the Company in accordance with the Receivables Purchase Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CHS INC.,
as an Originator

By:_________________________________
Name:
Title:

CHS CAPITAL, LLC,
as an Originator

By:_________________________________
Name:
Title:

COFINA FUNDING, LLC, as the Company

By:_________________________________
Name:
Title:

Schedule 13.2-1

ANNEX 1
UCC DETAILS SCHEDULE

(1)	CHS INC.:
(a)    Chief Executive Office

5500 Cenex Drive
St. Paul Minnesota 55077

(b)    Locations Where Records Are Kept

5500 Cenex Drive
St. Paul, Minnesota 55077

(c)    Changes in Location or Name

Not Applicable

(d)    Federal Taxpayer ID Number

41-0251095

(e)    Jurisdiction of Organization

Minnesota

(f)    True Legal Name

CHS Inc.

(g)    Organizational Identification Number

COOP-1328

Annex 1, Page 1

(2)	CHS CAPITAL, LLC:
(a)    Chief Executive Office

5500 Cenex Drive
St. Paul, Minnesota 55077

(b)    Locations Where Records Are Kept

5500 Cenex Drive
St. Paul, Minnesota 55077

(c)    Changes in Location or Name

Formerly known as Cofina Financial, LLC

(d)    Federal Taxpayer ID Number

20-2409352

(e)    Jurisdiction of Organization

Minnesota

(f)    True Legal Name

CHS Capital, LLC

(g)    Organizational Identification Number

1224194-2

Annex 1, Page 2

ANNEX 2
NOTICE INFORMATION
If to an Originator, to the following, as applicable:
CHS Inc.
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Brent Dickson
Tel: 651-355-5433
Fax: 800-232-3639
Email: brent.dickson@chsinc.com

CHS Capital, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Eric Born
Tel: 651-355-5479
Fax:  651-355-4917
Email: eric.born@chsinc.com

If to the Company:

Cofina Funding, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Eric Born
Tel: 651-355-5479
Fax:  651-355-4917
Email: eric.born@chsinc.com

With a copy to Administrative Agent at its address set forth in the Receivables Purchase Agreement.
With a copy to each Purchaser Agent at its address set forth in the Receivables Purchase Agreement.

Annex 2, Page 1

ANNEX 3
DESIGNATED LOAN AGREEMENTS

Annex 3, Page 1

SCHEDULE 1
Form of Purchase Notice
[date]
Cofina Funding, LLC
5500 Cenex Drive
St. Paul, Minnesota 55077
Attention: Eric Born
Tel: 651-355-5479
Fax:  651-355-4917
Email: eric.born@chsinc.com

MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, New York 10020
Attention: Securitization Group
Tel: 212-782-6957
Fax: 212-782-6448
Email: securitization_reporting@us.mufg.jp

Reference is hereby made to that certain Sale and Contribution Agreement, dated as of July 22, 2016, among COFINA FUNDING, LLC, a Delaware limited liability company (“Company”), CHS INC. (“CHS”), a Minnesota corporation, as an originator, and CHS CAPITAL, LLC (“CHS Capital”), a Minnesota limited liability company, as an originator (as it may be amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in, or by reference in, the Agreement).
Pursuant to the terms of the Agreement, [CHS] [CHS Capital] hereby provides notice to Company of the sale from such Originator to Company on [_____], 201[_] (the “Sale Date”) of each of the Loans listed on the exhibit attached hereto (the “Pool Assets”). Each of the parties hereto hereby agrees that the aggregate Purchase Price for the Pool Assets shall be $[___________].
Such Originator represents and warrants that as of the date hereof:
Each of the representations and warranties made by such Originator in the Agreement and each of the other Transaction Documents that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, as of the date hereof or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period.
Such Originator is in compliance in all material respects with each of its covenants and other obligations under the Agreement and each of the other Transaction Documents.

Schedule 1

[Signature Pages Follow]

Schedule 1

Upon acceptance by Company of this Purchase Notice and payment of the Purchase Price, Company hereby purchases or accepts, as applicable, and such Originator hereby sells or contributes, as applicable, all of such Originator’s right, title and interest (but none of such Originator’s underlying obligations to the applicable Account Debtor or Obligor) with respect to the Assets set forth on the attached exhibit as of the date hereof.

[CHS INC.,
as an Originator

By:______________________________________
Title:_____________________________________]

[CHS CAPITAL, LLC,
as an Originator

By:______________________________________
Title:_____________________________________]

COFINA FUNDING, LLC,
as the Company

By:______________________________________
Title:_____________________________________

Schedule 1

List of [Receivable Documentation][Loan Documents] 1 for [Account Debtor][Obligor][____________]2

Proposed for Sale as of ____________, 201_

Customer	Invoice Number	Invoice Amount	Due Date	Additional Days

    1    Update depending on whether related to Receivable or Loan.
2    Insert applicable Account Debtor’s or Obligor’s name - use a different Exhibit for each different Account Debtor or Obligor.

Schedule 1

SCHEDULE 2
Form of Subordinated Note
SUBORDINATED NOTE
______________, 20__

Note. FOR VALUE RECEIVED, the undersigned, Cofina Funding, LLC, a Delaware limited liability company (the “Company”), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a(n) __________ ***[corporation] [limited liability company] *** (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Unpaid Balance of all Assets sold by Originator under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Company all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to the Company pursuant to and in accordance with the terms of that certain Sale and Contribution Agreement dated as of July 22, 2016 among Originator and certain of its affiliates, as originators, and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.
(I)Definitions, Interpretation. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement. In addition, as used herein, the following terms have the following meanings:
“Junior Liabilities” means all obligations of Company to Originator under this Subordinated Note or to any other SCA Originator, if applicable, under any other subordinated note described in Section 2.3 of the Sale Agreement.
“SCA Originator” means any Person designated as an “Originator” under the Sale Agreement.
“Senior Interests” means (a) the security interest granted to the Administrative Agent in the Assets and the Related Security for the benefit of the Purchasers pursuant to the Receivables Purchase Agreement, (b) the Asset Interest, (c) all Obligations and (d) all other obligations of Company to the Senior Interest Holders under any Transaction Document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Payout Date.
“Senior Interest Holders” means, collectively, each Purchaser, each Purchaser Agent, the Administrative Agent and each Indemnified Party and their permitted assigns.
“Subordination Provisions” is defined in Section IV hereof.
(II)Interest. The Company further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month

Schedule 2-1

hereafter (“LIBOR”); provided, however, that if the Company shall default in the payment of any principal hereof, the Company promises to pay, on demand, interest at the rate equal to LIBOR plus 1.50 % per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that the Company may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

(III)Principal Payments. Originator is authorized and directed by the Company to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the Company, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the Company hereunder.

(IV)Subordination Provisions. Company covenants and agrees, and Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees, in each case, for the benefit of the other and for the benefit of the Senior Interest Holders, that payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests, and any payment hereunder is pari passu in right of payment and performance to all other Junior Liabilities, to the extent and in the manner set forth in the following clauses of this Section IV (the “Subordination Provisions”):

(i)No payment or other distribution of Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note, except to the extent such payment or other distribution is (a) permitted under the Receivables Purchase Agreement and (b) made pursuant to Sections II or III of this Subordinated Note.

(ii)(a) In the event that an Insolvency Event shall have occurred with respect to the Company, or (b) on and after the occurrence of an Event of Default (under and as defined in the Receivables Purchase Agreement), the Senior Interests (other than unasserted contingent indemnification obligations) shall first be paid in full in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of this Subordinated Note to which Originator would be entitled except for this clause (ii) shall be made directly to Administrative Agent (for the benefit of the Senior Interest Holders), and (y) Originator hereby irrevocably agrees that Administrative Agent, acting at the direction of the Required Purchasers, in the name of Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any proceeding related to such Insolvency Event with respect to any and all claims of the Originator relating to this Subordinated Note, in each case until the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.

(iii)In the event that Originator receives any payment or other distribution of any kind or character from Company or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall immediately be turned over in cash by the Originator to Administrative Agent (for the benefit of the Senior Interest Holders)

Schedule 2-2

until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash. All payments and distributions received by Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by Administrative Agent (for the benefit of the Senior Interest Holders) first, to the payment of any and all expenses (including, without limitation, attorneys’ fees and other legal expenses) paid or incurred by Administrative Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and second, any balance thereof shall, solely as between any SCA Originator (including Originator hereunder) and the Senior Interest Holders, be applied by Administrative Agent toward the payment of the Senior Interests in a manner determined by Administrative Agent to be in accordance with the Receivables Purchase Agreement; but as between Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.

(iv)Upon the payment in full and in cash of all Senior Interests (other than unasserted contingent indemnification obligations), the Originator shall be subrogated to the rights of the Senior Interests Holders to receive payments or distributions from Company that are applicable to the Senior Interests.

(v)These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between Company, its creditors (other than the Senior Interest Holders) and the Originator, Company’s obligation, which is unconditional and absolute, to pay this Subordinated Note as and when the same shall become due in accordance with the terms hereof and of the Sale Agreement or to affect the relative rights of the Originator and creditors of Company (other than the Senior Interest Holders).

(vi)Originator shall not, (a) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash, cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note, or any rights in respect thereof, in each case, without the prior written consent of the Administrative Agent and the Required Purchasers or (b) at any time convert this Subordinated Note into an equity interest in Company.

(vii)Originator shall not commence, or join with any other Person in commencing, any proceedings related to an Insolvency Event with respect to Company until at least one year and one day shall have passed since the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.

(viii)If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Insolvency Event or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

(ix)Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice or demand to Originator, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (a) retain or obtain an interest in

Schedule 2-3

any property securing any of the Senior Interests pursuant to, and to the extent set forth in, the Transaction Documents; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests in accordance with the Transaction Documents; (d) amend, supplement or otherwise modify any Transaction Document in accordance with the terms thereof; and (e) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

(x)Originator agrees that this Subordinated Note shall be pari passu with all other Junior Liabilities.

(xi)Originator hereby waives (a) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders, (b) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests, and (c) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.

(xii)These Subordination Provisions constitute a continuing offer from Company to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

(V)Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and the Required Purchasers.

(VI)Governing Law. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

(VII)Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Interest Holder of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Interest Holder upon the subordination and other provisions herein provided.

(VIII)Assignment. Other than in connection with a Subordinated Note Financing (so long as each Subordinated Note Financier is then party to the No Petition Agreement), this Subordinated Note

Schedule 2-4

may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent and the Required Purchasers, and any such attempted transfer shall be void.
COFINA FUNDING, LLC

By:
Title:

Schedule 2-5

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)

Schedule 2-6

Exhibit A
[Form of] Purchase Report
Originator:     [Name of Originator]

Company:     Cofina Funding, LLC

For the Settlement Period beginning [date] and ending [date] (the “Settlement Period”)
-------
To: Company and the ADMINISTRATIVE Agent (AS Company’s ASSIGNEE)

1.	Initial Unpaid Balance of Assets sold or contributed during the Settlement Period: $

2.	Aggregate Purchase Price of Receivables sold or contributed during the Settlement Period:
$

3.	Aggregate Purchase Price of Assets sold or contributed during the Settlement Period that was paid in cash: $

4.	Aggregate Purchase Price of Assets sold or contributed during the Settlement Period that was paid by increasing the related Subordinated Note: $

5.	Company’s Net Worth on the last day of the Settlement Period: $

6.	Reductions in the related Subordinated Note during the Settlement Period: $

7.	Principal balance of the related Subordinated Note on the last day of the Settlement Period:
$

Exhibit A

Exhibit 10.36C
EXECUTION COPY

Dated as of September 4, 2018
MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.),
as Administrative Agent under the Receivables Purchase Agreement
1221 Avenue of the Americas
New York, NY 10020

Re:    Letter Agreement re: Pledge of Subordinated Notes
Ladies and Gentlemen:
Please refer to (a) the Subordinated Note Financing Documents (as defined in the Receivables Purchase Agreement (defined below)), for which MUFG Bank, Ltd. (“MUFG”), as buyer and buyer agent (MUFG, as buyer agent and as buyer, together with its successors and assigns in such capacity, a “Subordinated Note Financier” and together the “Subordinated Note Financiers”) and (b) that certain Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Receivables Purchase Agreement”) among CHS Inc., a Minnesota corporation (“CHS”), individually and as initial Servicer, Cofina Funding, LLC, a Delaware limited liability company (the “Seller”), the various Conduit Purchasers, Committed Purchasers and Purchaser Agents from time to time party thereto, and MUFG, as administrative agent (in such capacity, the “RPA Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement. As used herein, the following terms have the following meanings: (i) “Debt Interests” means each Subordinated Note issued by the Seller to an Originator, (ii) “Securitization Assets” means the Assets, all Related Security and Collections with respect to the Receivables and all proceeds of any of the foregoing and (iii) “Securitization Party” means each Purchaser, the RPA Agent and each Indemnified Party.
In consideration for the RPA Agent’s (on behalf of the Purchasers) consent to the pledge of the Debt Interests by the Originators to the Subordinated Note Financiers, each Subordinated Note Financier hereby represents, warrants and agrees that it shall not:
(a) (i) contest or challenge, or join any other Person in contesting or challenging, the transfers of Securitization Assets from any Originator to the Seller, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution”, (ii) without limiting the foregoing, contest or challenge, or join any other Person in contesting or challenging, the validity, enforceability, priority or perfection of the interest, or ownership, of the Seller in any of the Securitization Assets or its rights with respect thereto, or the validity, enforceability, priority or perfection of the interest of any assignee of the Seller (including any Purchaser under the Receivables Purchase Agreement or otherwise) in any of the Securitization Assets or any of their respective rights with respect thereto or (iii) (A) assert that any Person and the Seller should be substantively consolidated, treated as alter-egos or assert any similar theory or that the Seller is not or was not a limited liability company separate and distinct from any Originator, CHS or any other Person or (B) challenge the valuation of any Securitization Assets which any Purchaser, any assignee of such Purchaser or the RPA Agent may elect to liquidate as permitted under the Transaction Documents, or otherwise assert that any such liquidation was illegal, not done in a commercially reasonable manner, or otherwise invalid or improper;

(b) (i) directly or indirectly, institute against (or solicit or encourage any Person to institute against), or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law, until one year and one day following the Final Payout Date (such date, the “Subject Date”) or (ii) directly or indirectly, institute against (or solicit or encourage any Person to institute against), or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law until one year (or, if longer, any applicable preference period then in effect) plus one day following the last day on which all Commercial Paper Notes and other publicly or privately placed indebtedness for borrowed money of such Conduit Purchaser shall have been indefeasibly paid in full;
(c) assign its rights or obligations under any Subordinated Note Financing Document to any other Person unless such Person shall have agreed in writing to be bound by the terms of this letter agreement as if it were a party hereto;
(d) notwithstanding any provision of the Subordinated Note Financing Documents or any related transaction documents, prior to the Subject Date, sell, assign, pledge, create any other security interest in or otherwise transfer any of the Debt Interests or any interest therein to any other Person unless such Person shall have agreed in writing to be bound by the terms of this letter agreement as if it were a party hereto;
(e) (i) attempt to prohibit or restrict any sale, assignment, pledge, security interest or other transfer of the Securitization Assets or (ii) interfere in any manner with, or object to or contest, the transactions contemplated under the Transaction Documents, any action or exercise of rights or remedies by the RPA Agent or any Purchaser thereunder or any rights of any party to any Transaction Documents or (iii) assert any lien, security interest or ownership with respect to the Securitization Assets, in each case, prior to the Final Payout Date; and/or
(f) prior to the Subject Date, alter or cause the alteration of the independent manager provisions of the Seller’s limited liability company agreement or attempt to remove or replace any serving independent manager without the consent of the RPA Agent.
Each Subordinated Note Financier hereby acknowledges and agrees that (i) neither the RPA Agent nor any other Securitization Party has a fiduciary duty or any other duty to such Subordinated Note Financier based on the pledge of the Debt Interests and (ii) distributions under the Debt Interests are subject to the subordination provisions set forth in the Debt Interests and such Subordinated Note Financier agrees to be bound by and not otherwise challenge the enforceability of such provisions.
This letter agreement shall become effective on the date hereof provided that each of the Subordinated Note Financiers and the RPA Agent shall have received duly executed counterparts of this letter agreement, and thereafter this letter agreement shall be binding upon and inure to the benefit of the Subordinated Note Financiers and the RPA Agent and each of their respective successors and assigns.
This letter agreement shall remain in effect until the Subject Date.
No waiver, amendment or other modification, or consent with respect to, any provision of this letter agreement shall be effective unless the same shall be in writing and signed by each Subordinated Note Financier and the RPA Agent.

2

This letter agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
Any provisions of this letter agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
THIS LETTER AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:
(a)    IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND

(b)    TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT.
(continued on the following page)

3

Please indicate your agreement with the foregoing by signing (where indicated below).
Very truly yours,

MUFG BANK, LTD.,
as a Subordinated Note Financier

By:
Name:
Title:

S-1                Letter Agreement

ACCEPTED AND AGREED TO:

MUFG BANK, LTD. (f/k/a THE BANK
OF TOKYO-MITSUBISHI UFJ, LTD.),
as RPA Agent

By:
Name:
Title:

S-2                Letter Agreement

EXECUTION COPY

AMENDED AND RESTATED SUBORDINATED NOTE
September 4, 2018

Note. FOR VALUE RECEIVED, the undersigned, Cofina Funding, LLC, a Delaware limited liability company (the “Company”), hereby unconditionally promises to pay to the order of CHS CAPITAL, LLC, a Minnesota limited liability company (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Unpaid Balance of all Assets sold by Originator under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Company all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to the Company pursuant to and in accordance with the terms of that certain Sale and Contribution Agreement dated as of July 22, 2016 among Originator and certain of its affiliates, as originators, and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.
(I)Definitions, Interpretation. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement. In addition, as used herein, the following terms have the following meanings:
“Junior Liabilities” means all obligations of Company to Originator under this Subordinated Note or to any other SCA Originator, if applicable, under any other subordinated note described in Section 2.3 of the Sale Agreement.
“SCA Originator” means any Person designated as an “Originator” under the Sale Agreement.
“Senior Interests” means (a) the security interest granted to the Administrative Agent in the Assets and the Related Security for the benefit of the Purchasers pursuant to the Receivables Purchase Agreement, (b) the Asset Interest, (c) all Obligations and (d) all other obligations of Company to the Senior Interest Holders under any Transaction Document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Payout Date.
“Senior Interest Holders” means, collectively, each Purchaser, each Purchaser Agent, the Administrative Agent and each Indemnified Party and their permitted assigns.
“Subordination Provisions” is defined in Section IV hereof.
(II)Interest. The Company further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if the Company shall default in the payment of any principal hereof, the Company promises to pay, on demand, interest at the rate equal to LIBOR plus 1.50 % per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that the Company may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
(III)Principal Payments. Originator is authorized and directed by the Company to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the Company, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the Company hereunder.
(IV)Subordination Provisions. Company covenants and agrees, and Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees, in each case, for the benefit of the other and for the benefit of the Senior Interest Holders, that payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests, and any payment hereunder is pari passu in right of payment and performance to all other Junior Liabilities, to the extent and in the manner set forth in the following clauses of this Section IV (the “Subordination Provisions”):
(i)No payment or other distribution of Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note, except to the extent such payment or other distribution is (a) permitted under the Receivables Purchase Agreement and (b) made pursuant to Sections II or III of this Subordinated Note.
(ii)(a) In the event that an Insolvency Event shall have occurred with respect to the Company, or (b) on and after the occurrence of an Event of Default (under and as defined in the Receivables Purchase Agreement), the Senior Interests (other than unasserted contingent indemnification obligations) shall first be paid in full in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of this Subordinated Note to which Originator would be entitled except for this clause (ii) shall be made directly to Administrative Agent (for the benefit of the Senior Interest Holders), and (y) Originator hereby irrevocably agrees that Administrative Agent, acting at the direction of the Required Purchasers, in the name of Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any proceeding related to such Insolvency Event with respect to any and all claims of the Originator relating to this Subordinated Note, in each case until the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.
(iii)In the event that Originator receives any payment or other distribution of any kind or character from Company or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall immediately be turned over in cash by the Originator to Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash. All payments and distributions received by Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by Administrative Agent (for the benefit of the Senior Interest Holders) first, to the payment of any and all expenses (including, without limitation, attorneys’ fees and other legal expenses) paid or incurred by Administrative Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and second, any balance thereof shall, solely as between any SCA Originator (including Originator hereunder) and the Senior Interest

Holders, be applied by Administrative Agent toward the payment of the Senior Interests in a manner determined by Administrative Agent to be in accordance with the Receivables Purchase Agreement; but as between Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.
(iv)Upon the payment in full and in cash of all Senior Interests (other than unasserted contingent indemnification obligations), the Originator shall be subrogated to the rights of the Senior Interests Holders to receive payments or distributions from Company that are applicable to the Senior Interests.
(v)These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between Company, its creditors (other than the Senior Interest Holders) and the Originator, Company’s obligation, which is unconditional and absolute, to pay this Subordinated Note as and when the same shall become due in accordance with the terms hereof and of the Sale Agreement or to affect the relative rights of the Originator and creditors of Company (other than the Senior Interest Holders).
(vi)Originator shall not, (a) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash, cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note, or any rights in respect thereof, in each case, without the prior written consent of the Administrative Agent and the Required Purchasers or (b) at any time convert this Subordinated Note into an equity interest in Company.
(vii)Originator shall not commence, or join with any other Person in commencing, any proceedings related to an Insolvency Event with respect to Company until at least one year and one day shall have passed since the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.
(viii)If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Insolvency Event or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.
(ix)Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice or demand to Originator, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (a) retain or obtain an interest in any property securing any of the Senior Interests pursuant to, and to the extent set forth in, the Transaction Documents; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests in accordance with the Transaction Documents; (d) amend, supplement or otherwise modify any Transaction Document in accordance with the terms thereof; and (e) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.
(x)Originator agrees that this Subordinated Note shall be pari passu with all other Junior Liabilities.

(xi)Originator hereby waives (a) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders, (b) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests, and (c) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.
(xii)These Subordination Provisions constitute a continuing offer from Company to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.
(V)Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and the Required Purchasers.
(VI)Governing Law. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
(VII)Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Interest Holder of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Interest Holder upon the subordination and other provisions herein provided.
(VIII)Assignment. Other than in connection with a Subordinated Note Financing (so long as each Subordinated Note Financier is then party to the No Petition Agreement), this Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent and the Required Purchasers, and any such attempted transfer shall be void.
(IX)Effect of this Note. This promissory note amends, restates and replaces in its entirety (but does not cancel or extinguish the indebtedness evidenced by) that certain note, dated as of July 22, 2016, issued by Cofina to CHS Capital, LLC.
[SIGNATURE PAGE FOLLOWS]

COFINA FUNDING, LLC

By:
Title:

[Signature Page to A&R Subordinated Note (CHS Capital)]

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)

EXECUTION COPY

AMENDED AND RESTATED SUBORDINATED NOTE
September 4, 2018

Note. FOR VALUE RECEIVED, the undersigned, Cofina Funding, LLC, a Delaware limited liability company (the “Company”), hereby unconditionally promises to pay to the order of CHS INC., a Minnesota corporation (“Originator”), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Unpaid Balance of all Assets sold by Originator under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Company all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchase thereunder (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to the Company pursuant to and in accordance with the terms of that certain Sale and Contribution Agreement dated as of July 22, 2016 among Originator and certain of its affiliates, as originators, and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.
(I)Definitions, Interpretation. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement. In addition, as used herein, the following terms have the following meanings:
“Junior Liabilities” means all obligations of Company to Originator under this Subordinated Note or to any other SCA Originator, if applicable, under any other subordinated note described in Section 2.3 of the Sale Agreement.
“SCA Originator” means any Person designated as an “Originator” under the Sale Agreement.
“Senior Interests” means (a) the security interest granted to the Administrative Agent in the Assets and the Related Security for the benefit of the Purchasers pursuant to the Receivables Purchase Agreement, (b) the Asset Interest, (c) all Obligations and (d) all other obligations of Company to the Senior Interest Holders under any Transaction Document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Payout Date.
“Senior Interest Holders” means, collectively, each Purchaser, each Purchaser Agent, the Administrative Agent and each Indemnified Party and their permitted assigns.
“Subordination Provisions” is defined in Section IV hereof.
(II)Interest. The Company further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the 1-month LIBOR rate published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter (“LIBOR”); provided, however, that if the Company shall default in the payment of any principal hereof, the Company promises to pay, on demand, interest at the rate equal to LIBOR plus 1.50 % per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that the Company may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
(III)Principal Payments. Originator is authorized and directed by the Company to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by the Company, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of the Company hereunder.
(IV)Subordination Provisions. Company covenants and agrees, and Originator, by its acceptance of this Subordinated Note, likewise covenants and agrees, in each case, for the benefit of the other and for the benefit of the Senior Interest Holders, that payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests, and any payment hereunder is pari passu in right of payment and performance to all other Junior Liabilities, to the extent and in the manner set forth in the following clauses of this Section IV (the “Subordination Provisions”):
(i)No payment or other distribution of Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note, except to the extent such payment or other distribution is (a) permitted under the Receivables Purchase Agreement and (b) made pursuant to Sections II or III of this Subordinated Note.
(ii)(a) In the event that an Insolvency Event shall have occurred with respect to the Company, or (b) on and after the occurrence of an Event of Default (under and as defined in the Receivables Purchase Agreement), the Senior Interests (other than unasserted contingent indemnification obligations) shall first be paid in full in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of this Subordinated Note to which Originator would be entitled except for this clause (ii) shall be made directly to Administrative Agent (for the benefit of the Senior Interest Holders), and (y) Originator hereby irrevocably agrees that Administrative Agent, acting at the direction of the Required Purchasers, in the name of Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any proceeding related to such Insolvency Event with respect to any and all claims of the Originator relating to this Subordinated Note, in each case until the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.
(iii)In the event that Originator receives any payment or other distribution of any kind or character from Company or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall immediately be turned over in cash by the Originator to Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash. All payments and distributions received by Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by Administrative Agent (for the benefit of the Senior Interest Holders) first, to the payment of any and all expenses (including, without limitation, attorneys’ fees and other legal expenses) paid or incurred by Administrative Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and second, any balance thereof shall, solely as between any SCA Originator (including Originator hereunder) and the Senior Interest Holders, be applied by Administrative Agent toward the payment of the Senior Interests in a manner determined by Administrative Agent to be in accordance with the Receivables Purchase Agreement; but as between Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.
(iv)Upon the payment in full and in cash of all Senior Interests (other than unasserted contingent indemnification obligations), the Originator shall be subrogated to the rights of the Senior Interests Holders to receive payments or distributions from Company that are applicable to the Senior Interests.
(v)These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between Company, its creditors (other than the Senior Interest Holders) and the Originator, Company’s obligation, which is unconditional and absolute, to pay this Subordinated Note as and when the same shall become due in accordance with the terms hereof and of the Sale Agreement or to affect the relative rights of the Originator and creditors of Company (other than the Senior Interest Holders).
(vi)Originator shall not, (a) until the Senior Interests (other than unasserted contingent indemnification obligations) have been paid in full and in cash, cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note, or any rights in respect thereof, in each case, without the prior written consent of the Administrative Agent and the Required Purchasers or (b) at any time convert this Subordinated Note into an equity interest in Company.
(vii)Originator shall not commence, or join with any other Person in commencing, any proceedings related to an Insolvency Event with respect to Company until at least one year and one day shall have passed since the Senior Interests (other than unasserted contingent indemnification obligations) shall have been paid in full and in cash.
(viii)If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Insolvency Event or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.
(ix)Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice or demand to Originator, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (a) retain or obtain an interest in any property securing any of the Senior Interests pursuant to, and to the extent set forth in, the Transaction Documents; (b) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests in accordance with the Transaction Documents; (d) amend, supplement or otherwise modify any Transaction Document in accordance with the terms thereof; and (e) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.
(x)Originator agrees that this Subordinated Note shall be pari passu with all other Junior Liabilities.
(xi)Originator hereby waives (a) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders, (b) notice of the existence, creation, non-payment or non-

performance of all or any of the Senior Interests, and (c) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.
(xii)These Subordination Provisions constitute a continuing offer from Company to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.
(V)Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and the Required Purchasers.
(VI)Governing Law. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
(VII)Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Interest Holder of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Interest Holder upon the subordination and other provisions herein provided.
(VIII)Assignment. Other than in connection with a Subordinated Note Financing (so long as each Subordinated Note Financier is then party to the No Petition Agreement), this Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent and the Required Purchasers, and any such attempted transfer shall be void.
(IX)Effect of this Note. This promissory note amends, restates and replaces in its entirety (but does not cancel or extinguish the indebtedness evidenced by) that certain note, dated as of July 22, 2016, issued by Cofina to CHS Inc.

[SIGNATURE PAGE FOLLOWS]

COFINA FUNDING, LLC

By:
Title:

[Signature Page to A&R Subordinated Note (CHS Inc.)]

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SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)